Execution Copy

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
INTRALINKS, INC.
DOCTRACKR, INC.,
THE KEY HOLDERS
AND
THE HOLDER REPRESENTATIVE
DATED AS OF APRIL 19, 2014

TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER    1
ARTICLE I THE MERGER    1
1.1.    THE MERGER.     1
1.2.    EFFECTIVE TIME.     1
1.3.    EFFECT OF THE MERGER. AT THE EFFECTIVE TIME, THE EFFECT OF THE MERGER SHALL BE AS PROVIDED IN THIS AGREEMENT AND THE APPLICABLE PROVISIONS OF THE DGCL.    2
1.4.    CERTIFICATE OF INCORPORATION; BY-LAWS.    2
1.5.    DIRECTORS AND OFFICERS.     2
1.6.    MERGER CONSIDERATION; NOTE PAYOUT AMOUNT; EFFECT ON COMPANY COMMON STOCK; HOLDBACK; ALLOCATION CERTIFICATE.    2
1.7.    DISSENTING SHARES.    5
1.8.    DELIVERY OF CERTIFICATES, NOTES, MERGER CONSIDERATION AND NOTE PAYOUT AMOUNT.    6
1.9.    PAYOFF OF INDEBTEDNESS.     7
1.10.    PAYOFF OF ACQUISITION EXPENSES. .    7
1.11.    OTHER CLOSING DELIVERABLES..    7
1.12.    TAKING OF NECESSARY ACTION; FURTHER ACTION.     7
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY    7
2.1.    ORGANIZATION OF THE COMPANY.     7
2.2.    AUTHORITY.    8
2.3.    NO CONFLICT.     8
2.4.    CONSENTS.    9
2.5.    FRENCH AFFILIATE; SUBSIDIARIES.    9
2.6.    COMPANY CAPITAL STRUCTURE.    9
2.7.    COMPANY FINANCIAL STATEMENTS AND INTERNAL CONTROLS.    11
2.8.    LIABILITIES.    11
2.9.    ABSENCE OF CERTAIN CHANGES.     12
2.10.    ACCOUNTS RECEIVABLE; BANK ACCOUNTS.     15
2.11.    RESTRICTIONS ON BUSINESS ACTIVITIES. .    15
2.12.    REAL PROPERTY; LEASES.    15
2.13.    ASSETS; ABSENCE OF LIENS AND ENCUMBRANCES.    16
2.14.    INTELLECTUAL PROPERTY. .    16
2.15.    PRODUCT WARRANTIES; SERVICES; SUPPORT.    22
2.16.    COMPANY AND FRENCH AFFILIATE CONTRACTS.    23
2.17.    CHANGE IN CONTROL AGREEMENTS.     25
2.18.    INTERESTED PARTY TRANSACTIONS.    26
2.19.    COMPLIANCE WITH LAWS.    26
2.20.    LITIGATION. .    27
2.21.    INSURANCE. .    27
2.22.    BOOKS AND RECORDS.     27
2.23.    ENVIRONMENTAL MATTERS.    28
2.24.    BROKERS’ AND FINDERS’ FEES.     28
2.25.    EMPLOYEE BENEFIT PLANS.    28
2.26.    EMPLOYMENT MATTERS.    31
2.27.    TAX MATTERS.    34

-i-

TABLE OF CONTENTS CONT’D

2.28.    CUSTOMERS; DISTRIBUTORS.     37
2.29.    COMPANY CUSTOMER INFORMATION; CONFIDENTIALITY. .    37
2.30.    GOVERNMENTAL AUTHORIZATION.     37
2.31.    CORRUPT PRACTICES. .    37
2.32.    NO OUTSTANDING FEES OR COMMISSIONS.     38
2.33.    DATA COLLECTION AND PRIVACY MATTERS.    38
ARTICLE III REPRESENTATIONS AND WARRANTIES OF INTRALINKS AND MERGER SUB    39
3.1.    ORGANIZATION OF INTRALINKS AND MERGER SUB. .    39
3.2.    AUTHORITY. .    39
3.3.    CONSENTS.     39
3.4.    NO CONFLICT. .    40
ARTICLE IV CERTAIN COVENANTS    40
4.1.    [INTENTIONALLY OMITTED]    40
4.2.    ACCESS TO INFORMATION. .    40
4.3.    CONFIDENTIALITY.    40
4.4.    PUBLIC DISCLOSURE. .    41
4.5.    FURTHER ASSURANCES. .    41
4.6.    NOTIFICATION OF CERTAIN MATTERS.     41
4.7.    NO SOLICITATION.    42
4.8.    [INTENTIONALLY OMITTED].    43
4.9.    TAX MATTERS.    43
4.10.    COMPANY OPTIONS.    45
4.11.    INSURANCE; INDEMNIFICATION OF COMPANY BOARD AND OFFICERS..    46
4.12.    RESIGNATION OF OFFICERS AND DIRECTORS. .    46
4.13.    CERTAIN DELIVERIES.     46
ARTICLE V ADDITIONAL HOLDER AND COMPANY OBLIGATIONS    46
5.1.    NON-SOLICITATION BY HOLDERS.     46
5.2.    NON-DISPARAGEMENT BY HOLDERS. .    46
5.3.    NON-COMPETITION BY KEY EMPLOYEES..    47
5.4.    ACKNOWLEDGMENT.    47
5.5.    [INTENTIONALLY OMITTED].    47
5.6.    CONVERSION OF SHARES..    48
5.7.    RELEASE BY HOLDERS.    48
5.8.    REPRESENTATIONS AND WARRANTIES BY HOLDERS.    49
5.9.    ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.    50
5.10.    PAYMENT OF BONUS AMOUNTS.     51
5.11.    FRENCH AFFILIATE MATTERS.    51
5.12.    JOINDER OF NOTEHOLDERS.    53
ARTICLE VI CONDITIONS TO THE MERGER    53
6.1.    CONDITIONS TO THE OBLIGATION OF THE COMPANY.    53
6.2.    CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB.     53
ARTICLE VII INDEMNIFICATION    56
7.1.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; LIMITATIONS.    56
7.2.    INDEMNIFICATION.     56
7.3.    LIMITATIONS.    59

TABLE OF CONTENTS CONT’D

7.4.    PROCEDURES.    60
7.5.    MERGER CONSIDERATION ADJUSTMENT. .    61
7.6.    RECOUPMENT AGAINST HOLDBACK AMOUNT; NO BAR.    61
7.7.    HOLDER REPRESENTATIVE; POWER OF ATTORNEY.    61
7.8.    NO SUBROGATION. .    63
7.9.    NO PREJUDICE.     63
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER    63
8.1.    TERMINATION.     63
8.2.    EFFECT OF TERMINATION.     64
8.3.    AMENDMENT.     65
8.4.    EXTENSION; WAIVER. .    65
ARTICLE IX DEFINITIONS, CONSTRUCTION, ETC.    65
9.1.    DEFINITIONS.     65
9.2.    CONSTRUCTION.    76
ARTICLE X GENERAL PROVISIONS    77
10.1.    NOTICES.     77
10.2.    ENTIRE AGREEMENT.     78
10.3.    SEVERABILITY.     78
10.4.    SPECIFIC PERFORMANCE. .    78
10.5.    EXPENSES.     78
10.6.    SUCCESSORS AND ASSIGNS; PARTIES IN INTEREST.    78
10.7.    WAIVER. .    79
10.8.    GOVERNING LAW; VENUE.    79
10.9.    CERTAIN WAIVERS.    79
10.10.    OTHER REMEDIES.     80
10.11.    COUNTERPARTS; FACSIMILE DELIVERY.     80
10.12.    ATTORNEYS’ FEES.     80
10.13.    CONTINUING COUNSEL.     80
10.14.    TIME OF THE ESSENCE. .    81

INDEX OF EXHIBITS AND SCHEDULES

Exhibits and Schedules	Description

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

Exhibit B	Allocation Certificate

Exhibit C	Intentionally omitted

Exhibit D-1	Intentionally omitted

Exhibit D-2	Intentionally omitted

Exhibit E	Form of FIRPTA Certificate

TABLE OF CONTENTS CONT’D

Exhibit F	Intentionally omitted

Exhibit G	Form of Domain Name Assignment

Exhibit H	Form of Joinder Agreement

Exhibit I	Form of French Affiliate License Agreement Amendment and IP Assignment

Exhibit J	Form of French Affiliate Limited License Agreement

Exhibit K	Form of Incentive Payment Release

Exhibit L	Intentionally omitted

Exhibit M	Intentionally omitted

Exhibit N	Intentionally omitted

Exhibit O	Intentionally omitted

Schedule I	Key Holders

Schedule II	Source Code Remediation

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (as amended, restated or supplemented from time to time, this “Agreement”) is made and entered into as of April 19, 2014 (the “Agreement Date”) by and among (i) IntraLinks, Inc., a Delaware corporation (“IntraLinks”), (ii) docTrackr, Inc., a Delaware corporation (the “Company”), (iii) the holders of Company Common Stock listed on Schedule I (the “Key Holders”), and (iv) Clement Cazalot, solely in his capacity as Holder Representative. In addition, on the Closing Date, IntraLinks shall form a new Delaware corporation named Dojo Acquisition Corporation or other similar name (the “Merger Sub”), which shall be a wholly owned subsidiary of IntraLinks and shall automatically become a party to this Agreement upon execution and delivery of a counterpart signature page hereto. Capitalized terms used but not elsewhere defined in this Agreement have the meanings given to them in Section 9.1.
RECITALS
A.    IntraLinks and the Company intend to effectuate a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company to be the surviving corporation of the Merger.
B.    The Company Board has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders, (ii) adopted and approved this Agreement, the Merger and the Transactions and (iii) recommended that the Stockholders adopt and approve this Agreement, the Merger and the Transactions (collectively, the “Company Board Approval”).
Now, therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I

THE MERGER
1.1.    The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of IntraLinks. The surviving corporation after the Merger is sometimes referred to herein as the “Surviving Corporation.”
1.2.    Effective Time. Unless this Agreement is earlier terminated pursuant to Article VIII, the consummation (the “Closing”) of the Merger and the other transactions contemplated by this Agreement and the Related Agreements (collectively, the “Transactions”) will take place not later than April 25, 2014 immediately after the formation of Merger Sub and satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) by electronic exchange of documents and signatures, or at such other time and in such other manner as IntraLinks and the Company may agree. The date upon which the Closing occurs is herein referred to as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a properly completed and executed Certificate of Merger satisfying the requirements of the DGCL (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the “Effective Time”).

1.3.    Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights and property of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts and liabilities of the Company and Merger Sub shall become debts and liabilities of the Surviving Corporation.
1.4.    Certificate of Incorporation; By-laws.
(a)    At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety in the form set forth on Exhibit A until thereafter amended as provided by applicable Law and such Certificate of Incorporation.
(b)    At the Effective Time, the By-laws of Merger Sub shall become the By-laws of the Surviving Corporation until thereafter amended.
1.5.    Directors and Officers. At the Effective Time and by virtue of the Merger, the director(s) of Merger Sub immediately prior to the Effective Time shall become the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation. At the Effective Time and by virtue of the Merger, the officers of Merger Sub immediately prior to the Effective Time shall become the initial officers of the Surviving Corporation, each to hold office in accordance with the By-laws of the Surviving Corporation.
1.6.    Merger Consideration; Note Payout Amount; Effect on Company Common Stock; Holdback; Allocation Certificate.
(a)    Merger Consideration. The “Merger Consideration” shall be an amount in cash (without interest) equal to $10,000,000, (x) plus (i) the Closing Cash, (ii) the Aggregate Option Exercise Price, and (iii) the Funded Bonus Amount, and (y) minus (without duplication): (i) the Note Payout Amount, (ii) the aggregate Unpaid Acquisition Expenses, other than the fees and expenses of Foley Hoag LLP incurred in connection with the Transactions, (iii) the aggregate Indebtedness of the Company as of the Closing Date, (iv) the aggregate amount of all Change in Control Payments, (v) the Aggregate Bonus Amount, (vi) the aggregate amount creditable against the Merger Consideration as of the Agreement Date under the Agreement for Services (Contractor Firm) dated as of February 1, 2014 by and between IntraLinks and the Company (the “PSA Amount”), and (vii) the aggregate amount of any liabilities (current or long-term) of the Company set forth on the Closing Balance Sheet, other than the Aggregate Bonus Amount.
(b)    Effect on Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of IntraLinks, Merger Sub, the Company or the Stockholders:
(i)    each share of Company Common Stock held in the treasury of the Company at the Effective Time shall be cancelled and extinguished without any conversion thereof, and no payment or distribution shall be made with respect thereto; and
(ii)    each share of Company Common Stock issued and outstanding at the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 1.6(b)(i) and any Dissenting Shares) shall be cancelled, extinguished and converted into the right to receive an amount in cash, without interest, equal to the Per Share Common Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement, including the holdback provisions set forth in Section 1.6(d) and the indemnification provisions set forth in Article VII.

(c)    Effect on Notes. On the Closing Date, IntraLinks shall become obligated to pay or cause to be paid to the holders of the Notes in cash, without interest, an aggregate amount (for all Notes) equal to the amount payable on the Notes upon a Change of Control as defined in the Note Purchase Agreement (the “Note Payout Amount”), upon surrender thereof together with a duly executed Noteholder Letter of Transmittal and upon the other terms and subject to the conditions set forth in this Agreement. The portion of the Note Payout Amount payable in respect of each such Note shall be as indicated on the Allocation Certificate.
(d)    Holdback.
(i)    IntraLinks or the applicable IntraLinks Affiliate shall hold back a portion of the Merger Consideration equal to $1,500,000 in cash (together with any interest and other income earned thereon, the “Holdback Amount”) to serve as a source of recovery for indemnification claims by the Indemnified Parties. Each Stockholder shall be deemed to have contributed its Pro Rata Share of the Holdback Amount.
(ii)    Subject to the Stockholders’ indemnification obligations and IntraLinks’ right of set-off set forth in Article VII, the Holdback Amount shall be released to the Stockholders in accordance with their Pro Rata Shares as follows: (A) on the next Business Day after the date that is twelve (12) months after the Closing Date, the sum of $500,000 less (1) amounts that have then been offset by IntraLinks to compensate any Indemnified Person for Losses in accordance with Article VII, and (2) amounts subject to unresolved claims specified in any Claim Certificate (the amounts described in subsections (1) and (2) above are collectively, the “Set-Off Amount”), shall be so released, and (B) on the next Business Day after the date that is eighteen (18) months after the Closing Date, the remainder of the Holdback Amount, less the then applicable Set-Off Amount, shall be so released. As soon as practicable following the resolution of any such unresolved claims that were included in the Set-Off Amount with respect to the second such release, IntraLinks shall pay to the Stockholders in accordance with their Pro Rata Shares an amount in cash equal to the remaining Holdback Amount, if any, that has not been offset by IntraLinks to compensate any Indemnified Person for Losses pursuant to Article VII.
(e)    Allocation Certificate. On or before the Effective Time, the Company shall deliver to IntraLinks a spreadsheet setting forth:
(i)    an estimated unaudited consolidated balance sheet (the “Closing Balance Sheet”) of the Company as of the Effective Time substantially in the form of the Company Balance Sheet and prepared in accordance with GAAP (except for the absence of footnotes) on a basis consistent with and utilizing the same principles, practices and policies as those used in preparing the Company Balance Sheet;
(ii)    the aggregate Acquisition Expenses as of the Closing, specifically identifying (A) the Acquisition Expenses that have already been paid prior to the Closing together with a description and the amount of each element thereof and (B) the Acquisition Expenses that have not been paid prior to the Closing together with a description and the amount of each element thereof (the Acquisition Expenses described in (B), the “Unpaid Acquisition Expenses”);
(iii)    the aggregate Indebtedness of the Company and the Subsidiaries as of the Closing, together with a description and the amount of each element thereof;
(iv)    (A) the aggregate Change in Control Payments, together with a description and the amount of each element thereof, and (B) any Change in Control Payments that are due and payable in connection with the Closing (the “Closing Change in Control Payments”), together with a description and the amount of each element thereof and the wire instructions for each Person to whom such a Change in Control Payment shall be due and payable in connection with the Closing;
(v)    the aggregate Cash as of the Closing (the “Closing Cash”);
(vi)    the PSA Amount;
(vii)    the calculation of the Merger Consideration, the number of Fully Diluted Common Shares, the Per Share Common Merger Consideration, the Aggregate Option Exercise Price, the Aggregate Option Cancellation Amount and the Aggregate Bonus Amount;
(viii)    (A) the identity and mailing address of each Stockholder and the number and type of shares of Company Common Stock and share certificate numbers held by each such Stockholder, (B) the identity and mailing address of record of each holder of Company Stock Rights, the number of shares of Company Common Stock subject to the Company Stock Rights held by such holder, the exercise prices and vesting schedules thereof, the number and type of shares of Company Common Stock subject to each Company Stock Right that will be exercisable as of the Closing, and whether such Company Stock Right is qualified as an “incentive stock option” under Section 422 of the Code, the number of Company Options and the number of Lapsed Options, and (C) the vesting schedule with respect to each Restricted Share;
(ix)    the amount of: (A) the Merger Consideration payable to each Stockholder without reduction for such Stockholder’s Pro Rata Share of the Holdback Amount; (B) the Merger Consideration to be paid to each Stockholder net of such Stockholder’s Pro Rata Share of the Holdback Amount; (C) each Stockholder’s Pro Rata Share of the Holdback Amount, expressed as a dollar amount and as a percentage; (D) any required withholding with respect to each Stockholder; (E) with respect to each holder of vested Company Options, the Option Cancellation Amount payable to such holder together with any required Tax withholding with respect to such Stockholder and the payroll Taxes attributable thereto; and (F) with respect to each recipient of a portion of the Aggregate Bonus Amount, the name of such recipient and amount of such bonus payable to such recipient, together with any required Tax withholding with respect to such recipient and the payroll Taxes attributable thereto; and
(x)    (A) the identity and mailing address of each Noteholder, and the principal amount and issuance date of each Note held by such Noteholder, (B) the aggregate Note Payout Amount, (C) the portion of the Note Payout Amount payable to each Noteholder in respect of each Note held by such Noteholder, and (D) any required withholding with respect to each Noteholder, and the Company shall, on the Closing Date, deliver a certificate (such certificate and the items set forth in this Section 1.6(e) being collectively referred to as the “Allocation Certificate”), signed by the Company’s Chief Executive Officer and Chief Operating Officer certifying as to the accuracy and completeness, in each case as of the Closing, of each of the items set forth on the Allocation Certificate in conformity with the requirements of this Section 1.6(e). The Company shall give IntraLinks timely access to all supporting workpapers used in the preparation of the Closing Balance Sheet and the Allocation Certificate, which Allocation Certificate, when in form and substance satisfactory to and approved by IntraLinks, shall be deemed the definitive calculation of the Note Payout Amount payable to the Noteholders and Merger Consideration payable to the Stockholders and holders of Company Stock Rights in connection with the Merger and the disbursement thereof.

(f)    Withholding Rights; Deductions from Merger Consideration and Note Payout Amount. Each of the Surviving Corporation, IntraLinks and any applicable IntraLinks Affiliate shall be entitled to deduct and withhold from any payment to any Person under this Agreement or any Related Agreements such amounts as it is required to deduct and withhold with respect to the making of such payment or any other Tax withholding obligation with respect to the Transactions or the exercise, cancellation or cash out of any Company Stock Right or the vesting of restricted stock or membership interests under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld or deducted pursuant to this Section 1.6(f) by the Surviving Corporation, IntraLinks or the applicable IntraLinks Affiliate, as the case may be, and properly paid over to the appropriate Tax Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made by the Surviving Corporation, IntraLinks or IntraLinks Affiliate as the case may be.
(g)    No Further Ownership Rights in Company Common Stock. The cash amounts, if any, paid or payable upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged or extinguished as provided in this Article I.
(h)    Capital Stock of Merger Sub. At the Effective Time, by virtue of the Merger and without any action on the part of IntraLinks, Merger Sub, the Company or the Stockholders, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue after the Effective Time to evidence ownership of such shares of common stock of the Surviving Corporation.
1.7.    Dissenting Shares.
(a)    Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock held by a Stockholder who demands and perfects appraisal rights for such shares in accordance with the DGCL and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (collectively, “Dissenting Shares”), shall not be converted into or represent the right to receive any portion of the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the DGCL.
(b)    If any Stockholder who holds Dissenting Shares as of the Effective Time effectively withdraws or loses (through passage of time, failure to demand or perfect, or otherwise) the right to demand and perfect appraisal rights under the DGCL, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares that were Dissenting Shares shall automatically be converted into and represent only the right to receive a portion of the Merger Consideration pursuant to and subject to Section 1.6 (subject to the Holdback provisions of Section 1.6(d) and the indemnification provisions set forth in Article VII) without interest thereon upon surrender of the certificate representing such shares.
(c)    The Company shall give IntraLinks (i) prompt written notice of any demands for appraisal of any shares of Company Common Stock pursuant to the exercise of appraisal rights, withdrawals of such demands, and any other instruments or notices served pursuant to the DGCL on the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of IntraLinks, voluntarily make or agree to make any payment with respect to any demands for appraisal of Company Common Stock, or settle or offer to settle any such demands.
1.8.    Delivery of Certificates, Notes, Merger Consideration and Note Payout Amount.
(a)    Exchange of Certificates. As soon as reasonably practicable after the Effective Time, IntraLinks will mail or otherwise cause to be delivered to each Stockholder a letter of transmittal (the “Stockholder Letter of Transmittal”). After the Effective Time and upon delivery to IntraLinks by any Stockholder of a duly completed and validly executed Stockholder Letter of Transmittal, together with surrender for cancellation of the original certificate or certificates representing shares of Company Common Stock that were outstanding and held by such Stockholder immediately before the Effective Time (each, a “Certificate”), or an affidavit with respect to lost, stolen or destroyed Certificates pursuant to Section 1.8(d), such Stockholder shall be entitled to receive in exchange therefor the portion of the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.6 (subject to the Holdback provisions of Section 1.6(d)) and the Certificate(s) so surrendered shall be cancelled. After the Effective Time, until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive a portion of the Merger Consideration as provided in this Article I. The Merger Consideration paid upon the surrender of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares. Following the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time.
(b)    Exchange of Notes. As soon as reasonably practicable after the Effective Time, IntraLinks will mail or otherwise cause to be delivered to each Noteholder a letter of transmittal (the “Noteholder Letter of Transmittal”). After the Effective Time and upon delivery to IntraLinks by any Noteholder of a duly completed and validly executed Noteholder Letter of Transmittal, together with surrender for cancellation of all Notes that were outstanding and held by such Noteholder immediately before the Effective Time, or an affidavit of lost, stolen or destroyed Investor Notes pursuant to Section 1.8(d), IntraLinks or an IntraLinks Affiliate shall pay to such Noteholder the portion of the Note Payout Amount to which such Noteholder is entitled pursuant to Section 1.6 and the Note(s) so surrendered shall be cancelled. After the Effective Time, until so surrendered, each Note will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive a portion of the Note Payout Amount as provided in this ARTICLE I.
(c)    No Liability. Notwithstanding anything to the contrary in this Section 1.8, none of IntraLinks, any IntraLinks Affiliate, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official in compliance with any applicable abandoned property, escheat or similar Law.
(d)    Lost, Stolen or Destroyed Certificates or Notes. In the event any Certificates or Notes shall have been lost, stolen or destroyed, IntraLinks shall issue in exchange for such lost, stolen or destroyed Certificates or Notes, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration or portion of the Note Payout Amount, as applicable, required pursuant to Section 1.6 (subject to the holdback provisions of Section 1.6(d)) at the times set forth in Article I; provided, however, that IntraLinks may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates or Notes to provide an indemnity reasonably acceptable to IntraLinks against any claim that may be made against IntraLinks, any IntraLinks Affiliate or the Surviving

Corporation with respect to the Certificates or Notes alleged to have been lost, stolen or destroyed; provided, that no such owner shall be required to deliver any bond in respect thereof.
1.9.    Payoff of Indebtedness. On the Closing Date, the Company shall deliver to IntraLinks payoff letters in form and substance reasonably satisfactory to IntraLinks, including provision for per diem accrual of interest if applicable, with respect to each item of Indebtedness set forth on the Allocation Certificate. On the Closing Date but after the Effective Time, IntraLinks or an IntraLinks Affiliate shall repay or cause the Surviving Corporation to repay the Indebtedness as set forth on the Allocation Certificate and the payoff letters.
1.10.    Payoff of Acquisition Expenses. On the Closing Date, the Company shall deliver to IntraLinks payoff letters or other confirmatory evidence, in each case in form and substance reasonably satisfactory to IntraLinks with respect to each Acquisition Expense set forth on the Allocation Certificate. On the Closing Date but after the Effective Time, IntraLinks or an IntraLinks Affiliate shall pay or cause the Surviving Corporation to pay the Unpaid Acquisition Expenses that are due and payable in connection with the Closing as set forth on the Allocation Certificate and the payoff letters or other confirmatory evidence, as applicable.
1.11.    Other Closing Deliverables. At the Closing, each party shall deliver the other items identified in Article VI as deliverable by such party at the Closing.
1.12.    Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of IntraLinks, the Company, Merger Sub and the Surviving Corporation are fully authorized in the name of their respective corporations to take, and will take, all such lawful and necessary action.
ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to such exceptions as are disclosed in the disclosure schedule dated as of the Agreement Date and delivered herewith by the Company to IntraLinks (the “Company Disclosure Schedule”) corresponding to the applicable section and subsection or clause of this Article II (the “Applicable Article II Provision”) (or disclosed in any other section, subsection or clause of the Company Disclosure Schedule; provided, that it is clear on its face, upon a reading of the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to the Applicable Article II Provision), the Company hereby represents and warrants to each of IntraLinks and Merger Sub as of the Agreement Date and as of the Closing as follows:
2.1.    Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 2.1(a), which constitute all of the jurisdictions in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such other jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has delivered to IntraLinks an accurate and complete copy of the Company’s

Organizational Documents, each as amended as of the Agreement Date and in full force and effect on the Agreement Date. The Company has not violated its Organizational Documents in any material respect. Schedule 2.1(b) lists every state or foreign jurisdiction in which the Company has facilities, maintains an office, branch or permanent establishment or has a current Employee, agent, consultant or contractor. Neither the Company nor its predecessors has conducted any business under or otherwise used for any purpose in any jurisdiction any fictitious name, assumed name, “d/b/a”, trade name or other name.
2.2.    Authority.
(a)    The Company has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and each of the other agreements, certificates or documents contemplated thereby or hereby (collectively, the “Related Agreements”) to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The Company Board Approval has been properly obtained, and it constitutes all of the necessary action or authorization on the part of the Company Board for the authorization, execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the Merger and the other Transactions. The approval of this Agreement and the Related Agreements and the Transactions, including the Merger, by Stockholders holding a majority of the total number of issued and outstanding shares of Company Common Stock constitutes all of the votes, consents and approvals required of the Stockholders for the authorization, execution, delivery and performance of this Agreement and the Related Agreements by the Company and the consummation by the Company of the Merger and the other Transactions (the “Transaction Approvals”). As of the Closing Date, the Company will have delivered to IntraLinks certified copies of the Company Board Approval and the Transaction Approvals and as of such date neither the Company Board Approval nor the Transaction Approvals will have been revoked, rescinded or amended.
(b)    This Agreement has been, and each of the Related Agreements to which the Company is a party will be at the Closing, duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto (other than the Company), this Agreement constitutes, and in the case of the Related Agreements to which the Company is a party they will at Closing constitute, valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; provided, however, that the Certificate of Merger will not be effective until filed with the Secretary of State of the State of Delaware.
2.3.    No Conflict. Assuming the consents, waivers and approvals set forth on Schedule 2.4(b) are obtained, the execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party, and the consummation of the Transactions, do not and will not conflict with or result in any material violation of or material default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any material obligation or loss of any material benefit under, or result in the imposition or creation of any material Lien upon any of the Company’s properties or assets (tangible or intangible), or cause the Company to become subject to, or liable for, the payment of any Tax under (a) any provision of the Organizational Documents of the Company, (b) any material Contract to which the Company is a party or by which they or any of their respective properties or assets is bound, including any Disclosable Contract, (c) any Company Authorization or (d) any Law applicable to the Company or any of their respective properties or assets (whether tangible or intangible).

2.4.    Consents.
(a)    No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to any Governmental Entity is required by, or with respect to, the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements to which the Company is a party or the consummation by the Company of the Transactions, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations, notices and filings as may be required under any applicable antitrust or competition Laws (collectively, “Antitrust Laws”), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (iii) notices to Stockholders required by the DGCL and the Company Certificate of Incorporation.
(b)    Schedule 2.4(b) sets forth all notices to, and all consents, waivers and approvals of, parties to any material Contract (including any Disclosable Contract) to which the Company is a party or by which they or their properties are bound that are required thereunder in connection with (i) the Transactions and/or (ii) with respect to any Company Intellectual Property, any Transaction Event, or for any such material Contract to remain in full force and effect without limitation, modification or alteration (including payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such material Contract had the Transactions not occurred) after the Effective Time so as to preserve all rights of, and benefits to, the Company and the Subsidiaries, as the case may be, under such material Contract from and after the Effective Time.
2.5.    French Affiliate; Subsidiaries.
(i)    docTrackr SAS (the “French Affiliate”) is a société par actions simplifiée duly organized, validly existing and in good standing under the Laws of France. The Company has delivered to IntraLinks an accurate and complete copy of the French Affiliate’s Organizational Documents, each as amended as of the Agreement Date and in full force and effect on the Agreement Date. The authorized capitalization of the French Affiliate, including the identity of each holder of any outstanding shares of capital stock or other voting securities or equity or ownership interests in the French Affiliate (“French Affiliate Securities”), is set forth on Schedule 2.5(a). There are no outstanding Security Rights for any French Affiliate Securities.
(j)    The Company does not own, and has never owned, and the French Affiliate does not own, and has never owned, directly or indirectly, any capital stock of, or any other equity or other ownership interest in, or controlled, directly or indirectly, any other Person. Neither the Company nor the French Affiliate is nor has it been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business arrangement.
2.6.    Company Capital Structure.
(d)    The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which 891,836 shares are issued and outstanding as of the Agreement Date. The Company does not have any other shares of capital stock or any other equity or ownership interests of any kind authorized, designated, issued or outstanding. The Company Common Stock, including all shares subject to the Company’s right of repurchase, is held of record and beneficially by the Persons in the amounts and represented by the certificates set forth on Schedule 2.6(a). All outstanding shares of Company Common Stock (i) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the Company’s Organizational Documents or any Contract to which the Company is a party, and (ii) have been offered, sold, issued and delivered by the

Company in all material respects in compliance with the terms of any applicable Contract to which the Company is a party, the Organizational Documents of the Company and all applicable Laws. Schedule 2.6(a)(ii) sets forth all shares of Company Common Stock subject to vesting or a right of repurchase or to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (each a “Restricted Share”). Duly and properly completed elections under Section 83(b) of the Code were timely and properly filed with the IRS with respect to all Restricted Shares to the extent necessary to avoid the recognition of taxable ordinary income under the Code in respect of such Restricted Shares upon the vesting of such Restricted Shares. No dividends or other Distributions with respect to any shares of Company Common Stock have ever been made or declared, and none have accrued.
(e)    (II)    Except for the Company’s 2012 Equity Incentive Plan adopted on January 18, 2012 (the “2012 Plan”), and the Company’s 2013 Stock Incentive Plan adopted on June 6, 2013 and as in effect on the Agreement Date (the “Company Option Plan”), neither the French Affiliate nor the Company has ever adopted, sponsored or maintained any stock option plan or any other plan or Contract providing for equity compensation to any Person. No options or other awards were ever granted under, nor does the Company have any other obligation arising out of, the 2012 Plan, and the 2012 Plan has been duly terminated. The Company Option Plan has been duly authorized, approved and adopted by the Company Board and the Company’s stockholders and is in full force and effect. The Company has reserved for issuance to Employees of and consultants to the Company 40,280 shares of Company Common Stock under the Company Option Plan, of which options to purchase 26,566 shares of Company Common Stock have been granted and are outstanding as of the Agreement Date (each a “Company Option”) and 13,714 shares of Company Common Stock remain available for future grant. Schedule 2.6(b)(i) sets forth for each outstanding Company Option, the name of the holder of such option, the domicile address of such holder, an indication of whether such holder is an Employee of the Company, the date of grant or issuance of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option, the vesting schedule for such option, including the extent vested as of the Agreement Date and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the Transactions, and whether such Company Option is or is not an incentive stock option as defined in Section 422 of the Code. Each Company Option has an exercise price that equals or exceeds the fair market value of a share of Company Common Stock as of the date of grant of such Company Option (and as of any later modification thereof within the meaning of Section 409A of the Code) within the meaning of Section 422 of the Code regardless of whether such Company Option is otherwise intended to be an incentive stock option within the meaning of Section 422 of the Code.
(ii)    Schedule 2.6(b)(ii) sets forth the issuance date and principal amount of each outstanding Note, the name of the Noteholder that holds such Note, and the domicile address of such Noteholder. Complete and accurate copies of all Notes, together with complete and accurate copies of the purchase agreements under which such Notes were issued, have been delivered to IntraLinks. All Notes have been offered, issued and delivered by the Company in all material respects in compliance with all applicable Laws.
(iii)    Except for the Company Options and Notes, there are no outstanding Security Rights for or related to any Company Security, whether or not currently exercisable, and the Company neither has nor is bound by any (A) promise or commitment to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Security or (B) obligation to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any Security Right for or related to any Company Security. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

(f)    There are no (i) voting trusts, proxies or other Contracts or understandings with respect to any Company Securities to which the Company is a party, by which the Company is bound, or which, to the Company’s Knowledge, exist, or (ii) Contracts or understandings to which the Company is a party, by which the Company is bound, or which, to the Company’s Knowledge, exist relating to the voting, registration, sale or transfer (including Contracts relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any Company Securities. The holders of shares of Company Common Stock and any other Company Security and any Security Right with respect to any of the foregoing have been or will be properly given or shall have properly waived any required notice prior to the Merger.
2.7.    Company Financial Statements and Internal Controls.
(e)    Schedule 2.7(a) sets forth (i) the unaudited balance sheets and the related unaudited income and cash flow statements of the Company for the fiscal years ended December 31, 2013 and December 31, 2012 and (ii) the unaudited balance sheet (the “Company Balance Sheet”) of the Company as of February 28, 2014 (the “Balance Sheet Date”) and the related unaudited income and cash flows statements of the Company for the twelve (12) month period then ended (the financial statements referred to in items (i) and (ii), collectively, the “Company Financial Statements”). The Company Financial Statements are accurate and complete in all material respects and have been prepared from the books and records of the Company and in accordance with generally accepted accounting principles effective in the United States (“GAAP”) applied on a consistent basis throughout the periods indicated and consistent with each other, except for the absence of footnotes. The Company Financial Statements fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as of the dates and for the periods indicated therein, subject, in the case of the unaudited interim Company Financial Statements, to normal year-end adjustments, which were not material in amount or significance. The Company’s revenue recognition policy is consistent with GAAP.
(f)    To the Company’s Knowledge, no Employee has provided, is providing or has threatened to provide information to any Governmental Entity regarding the commission or possible commission of any crime or the violation or possible violation of any Law applicable to the Company or any part of its operations.
2.8.    Liabilities.
(a)    (i) Except for liabilities set forth in Schedule 2.8(a): (A) recorded or reserved against on the Company Balance Sheet or (B) incurred since the Balance Sheet Date in the ordinary course of business, consistent with prior practice, and that will be shown on the Closing Balance Sheet, the Company does not have, and (ii) except for liabilities listed on Schedule 2.8(a), the French Affiliate does not have, any material debts, liabilities, demands or obligations of any nature. Solely for purposes of the foregoing clause (ii), debts, liabilities, demands and obligations shall not include claims of patent infringement made by third Persons following the Closing Date that do not constitute a breach of any representation or warranty under this Agreement. Neither the Company nor the French Affiliate has any “off-balance sheet arrangements” (as such term is defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).
(b)    Schedule 2.8(b) lists: (i) all accounts payable of the Company as of the Balance Sheet Date and the aging thereof, (ii) all accounts payable of the French Affiliate as of the Agreement Date and the aging thereof, and (iii) any customer deposits or other deposits held by the Company or the French Affiliate as of the Agreement Date. All accounts payable of the Company that arose after the Balance Sheet Date have been recorded on the accounting books and records of the Company. All outstanding accounts payable of the Company and the French Affiliate represent valid obligations arising from bona fide purchases of assets or services, which assets or services have been delivered to the Company or the French Affiliate.
(c)    Schedule 2.8(c) lists: (i) each item of Indebtedness of the Company and the French Affiliate and sets forth each Contract in effect with respect thereto and the holder thereof and (ii) each Lien to which the Company, the French Affiliate or any of their respective properties, assets or undertakings is subject or bound and each Contract with respect thereto.
(d)    Neither the Company nor the French Affiliate has, at any time: (i) made a general assignment for the benefit of creditors; (ii) filed, or had filed against it, any bankruptcy petition or similar filing; (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets; (iv) admitted in writing its inability to pay its debts as they become due; or (v) been convicted of, or pleaded guilty or no contest to, any felony. Neither the Founders nor, to the Company’s knowledge, any of the Company’s current Employees (other than the Founders) has been convicted of, or pleaded guilty or no contest to, any felony.
2.9.    Absence of Certain Changes. Except as set forth on Schedule 2.9 or as specifically contemplated by this Agreement, since the Balance Sheet Date through and including the Agreement Date there has not been, occurred or arisen any:
(a)    transaction by the Company involving the payment by the Company, or the undertaking of a payment obligation by the Company, in an amount in excess of $10,000 individually or $25,000 in the aggregate for any series of related transactions;
(b)    amendments or changes to the Organizational Documents of the Company or of any of the Subsidiaries;
(c)    capital expenditure or capital commitment by the Company in any amount in excess of $10,000 in any individual case or $25,000 in the aggregate;
(d)    payment, discharge or satisfaction, in any amount in excess of $10,000 in any individual case or $25,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions in the ordinary course of business and consistent with prior practices of liabilities reflected or reserved against in the Company Balance Sheet;
(e)    (i) failure to pay accounts payable when due consistent with prior practice or any delay in payment thereof or any renegotiation thereof, (ii) request by the Company to accelerate the payment of any accounts receivable or (iii) change to or deviation from the Company’s cash management practices, in each case except in the ordinary course of business consistent with prior practice;
(f)    destruction of, damage to or loss of any material assets of the Company (whether or not covered by insurance), or loss of any material business or customer of the Company;
(g)    work stoppage, labor strike or other labor trouble, or any Proceeding, demand, labor dispute or grievance relating to any labor, employment and/or safety matter involving the Company, including charges of wrongful dismissal or discharge, discrimination, wage and hour violations, or other unlawful labor and/or employment practices or actions;

(h)    change in any material accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;
(i)    revaluation by the Company or any of the Subsidiaries of any of their assets, including the writing down of the value of inventory or writing off of notes or accounts receivable, except in the ordinary course of business consistent with prior practice;
(j)    (i) Distribution, (ii) split, combination or reclassification of any Company Security, or (iii) issuance or authorization of the issuance of any Company Security (other than the issuance of Company Common Stock upon the exercise of Company Options outstanding on the Agreement Date pursuant to their terms) or any Security Rights in respect of, in lieu of or in substitution for, any of the foregoing;
(k)    (i) increase in the salary or other compensation (of any type or form) payable or to become payable by the Company to any of their Employees, consultants, contractors, or advisors, (ii) modification of any existing salary, bonus, commission, severance, equity compensation or other equity arrangements or any other compensatory arrangement with any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan), or modification or waiver of any of the terms or conditions thereof or the performance or other criteria or condition to payment or earning thereof, (iii) repricing of any right to acquire Company Securities or any amendment or acceleration or waiver of any vesting terms related to any award of, or award with respect to, any Company Securities held by any such Person, or (iv) declaration, payment, commitment, approval of, or undertaking of an obligation of any other kind for the payment by the Company of a bonus, commission or other additional salary, compensation or employee benefits to any such Person (including under any profit sharing, management by objectives, incentive, gainsharing, competency or performance plan);
(l)    Employee terminations, redundancies and/or layoffs, excluding termination of Employees with poor performance ratings or for cause;
(m)    (i) granting of severance or termination or other similar pay or benefits to any Employee, consultant or contractor or entering into any Contract with respect thereto; (ii) adoption or amendment of any employee benefit plan, Change in Control Agreement or severance plan; or (iii) entering into any employment agreement, extension of any employment offer, payment or Contract to pay any bonus or special remuneration to any Employee;
(n)    entering into of any Contract by the Company, any termination, extension, amendment or modification of the material terms of any Contract by the Company, or any waiver, release or assignment of any material rights or claims thereunder, in each case except in the ordinary course of business and consistent with prior practice;
(o)    sale, lease, license or other disposition of any of the material assets or properties of the Company, or creation of any Lien in such assets or properties, other than any Permitted Lien, except sales or non-exclusive licenses of Company Products in the ordinary course of business consistent with prior practice;
(p)    loan by the Company to any Person, incurrence by the Company of any Indebtedness, draw-down of, increase in, repayment of, or amendment of the terms of any Indebtedness, guarantee by the Company of any Indebtedness, issuance or sale of any debt securities of the Company or purchase of or guaranteeing of any debt securities of others, except for advances to Employees for travel and business expenses in the ordinary course of business and consistent with prior practice;

(q)    waiver or release of any right or claim of the Company or any of the Subsidiaries, including any write-off or other compromise of any account receivable of the Company or any of the Subsidiaries, except in the ordinary course of business and consistent with prior practice;
(r)    commencement, or notice or threat of commencement of any Proceeding against or of the Company or their affairs, or commencement of any Proceeding by the Company, or settlement of any Proceeding (regardless of the party initiating the same);
(s)    (i)    transfer, sale or abandonment by the Company of any rights to the Company Intellectual Property or the entering into of any license agreement (other than non-exclusive end-user license agreements entered into by the Company in the ordinary course of business consistent with prior practices that do not include any rights with respect to source code), distribution agreement (including any VAR, OEM or similar agreement), reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the Company Intellectual Property with any Person, (ii) purchase or other acquisition of any Intellectual Property or the entering into of any license agreement, distribution agreement (including any VAR, OEM or similar agreement), reseller agreement, security agreement, assignment or other conveyance, or option for any of the foregoing, with respect to the Intellectual Property of any Person (other than off-the-shelf shrink wrap, click through or similar licenses for commercially available software, in each case with no recurring license fee), (iii) material change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Intellectual Property to the Company (other than off-the-shelf shrink wrap, click through or similar licenses for commercially available software, in each case with no recurring license fee) or (iv) entering into, or amendment of, any Contract with respect to the development of any Intellectual Property with a third Person;
(t)    entering into of any Contract, or modification to any Contract, pursuant to which any Person was granted marketing, distribution, reseller, development, manufacturing or similar rights of any type or scope with respect to any products, services or technology of the Company;
(u)    event, occurrence, change, effect or condition of any character that, individually or in the aggregate, has had or reasonably would be expected to have a Company Material Adverse Effect;
(v)    transfer by the Company of any Employee from working for the Company or inducement of any Employee to resign their employment with the Company;
(w)    voluntary prepayment or other non-mandatory payment of, or in respect of, any Indebtedness or any Lien; or
(x)    Contract by the Company, or any Employees thereof, to do any of the things described in the preceding clauses (a) through (w) (other than negotiations with IntraLinks and its representatives regarding the Transactions).
2.10.    Accounts Receivable; Bank Accounts. Schedule 2.10(a) lists all accounts receivable of the Company as of the Balance Sheet Date, and of the French Affiliate as of the Agreement Date, together with an aging schedule indicating a range of days elapsed since being invoiced. All of the accounts receivable of the Company and the French Affiliate (a) represent bona fide transactions that arose in the ordinary course of business, (b) are subject to no setoffs or counterclaims and (c) are current and collectible. No Person has any Lien, other than a Permitted Lien, on any account receivable, and no request or agreement for material deduction or material discount has been made with respect to any account receivable. Neither the Company nor the French Affiliate has received notice from any customer that such customer does not intend to pay any account receivable. Set forth on Schedule 2.10(b) is a description of each account maintained by or for the benefit of the Company or at any bank or other financial institution, including the authorized signatories of each account. There are no outstanding powers of attorney executed on behalf of the Company.
2.11.    Restrictions on Business Activities. There is no Contract or judgment, injunction, order or decree, to which the Company or the French Affiliate is a party, subject or otherwise bound, that would reasonably be expected to prohibit, impair or otherwise limit: (a) the Company’s, the French Affiliate’s or any of their respective present or future Affiliates’ ability or freedom to research, develop, market, sell, license, sublicense, manufacture, distribute, maintain, acquire or otherwise commercialize any product, service, property or other tangible or intangible asset or licensed right; (b) any acquisition of property (tangible or intangible) by the Company, the French Affiliate or any of their respective present or future Affiliates; (c) the conduct of business by the Company, the French Affiliate or any of their respective present or future Affiliates; or (d) the freedom of the Company, the French Affiliate or any of their respective present or future Affiliates to engage in any line of business or to compete or do business with any Person, in each case whether arising as a result of a change in control of the Company, the French Affiliate or any of their respective present or future Affiliates or otherwise. Without limiting the generality of the foregoing, neither the Company nor the French Affiliate has (x) entered into any Contract under which the Company, the French Affiliate or any of their respective present or future Affiliates is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, (y) granted any Person exclusive rights to sell, license, manufacture or otherwise distribute any of the Company’s, the French Affiliate’s or any of their respective present or future Affiliates’ technology or products in any geographic area or with respect to any customers or potential customers or any class of customers during any period of time or in any segment of the market or (z) entered into any Contract that will bind IntraLinks or any of its Affiliates with respect to IntraLinks’ or IntraLinks’ Affiliates’ own customers, products or services.
2.12.    Real Property; Leases.
(a)    None of the real property used or occupied by the Company, together with all build-out, fixtures and improvements created thereon (“Company Real Property”), is owned by the Company, nor has the Company ever owned any real property. All of the Company Real Property is leased or subleased by the Company pursuant to a Lease. The Company does not have, nor has it previously had, any right of ownership, right of use, option, right of first refusal or contractual obligation to purchase, or any other legal or equitable right, estate or interest in, or affecting, any land or buildings other than the Leases.
(b)    Schedule 2.12(b) sets forth all leases, subleases and other Contracts pursuant to which the Company derives its rights in the Company Real Property (the “Leases”), including, with respect to each such Lease, the identity of the landlord or sublandlord, the addresses, the date of such Lease and each amendment thereto.
(c)    The Leases are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such Lease any material default by the Company or, to the Company’s Knowledge, by any other Person, or any event that, with or without notice or lapse of time or both, would constitute a material default by the Company or, to the Company’s Knowledge, by any other Person. No notice or Contract to terminate any Lease has been served on the Company, or entered into by any Person with respect thereto. The Company has delivered to IntraLinks complete copies of all Leases, including all amendments and Contracts related thereto, and the Leases constitute the entire Contract between the Company and each landlord or sublandlord with respect to the Company Real Property. All rent and other charges currently due and payable under the Leases have been paid, except for liabilities reflected or reserved against in the Company Balance Sheet. There are no matters or restrictions affecting the Company Real Property or the Leases that would reasonably be expected to interfere to any material extent with the continued use and occupancy by the Company of the Company Real Property for the Company’s business.
(d)    The Company is the holder of the tenant’s interest under the Leases and has not assigned the Leases or subleased all or any portion of the premises leased thereunder. The Company has made no material alterations, additions or improvements to the premises leased under the Leases that are required to be removed at the termination of the applicable Lease term.
2.13.    Assets; Absence of Liens and Encumbrances.
(a)    Schedule 2.13 sets forth as of the Agreement Date all equipment, materials, tangible prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets of the Company and the French Affiliate with an individual book value of greater than $10,000, and sets forth the original cost and book value of each such asset. The assets and properties of the Company are adequate and sufficient, in all material respects, for the conduct of the business of the Company as currently conducted and as currently proposed to be conducted.
(b)    The Company has good and valid title to, or, in the case of Company Real Property and leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Company Balance Sheet and except for Permitted Liens.
(c)    All facilities, machinery, equipment, fixtures, vehicles, and other personal properties owned, leased or used by the Company (i) are adequate for the conduct of the business of the Company as currently conducted in all material respects and (ii) are in good operating condition, subject to normal wear and tear, and reasonably fit and usable for the purposes for which they are being used and not in need of replacement.
2.14.    Intellectual Property. As used in this Section 2.14, “Company” shall mean and include both the Company and the French Affiliate, and all Section 2.14 disclosures in the Company Disclosure Schedule shall delineate whether such disclosure is being made in respect of the French Affiliate, the Company, or both, as applicable.
(a)    (II)    Schedule 2.14(a) lists and separately identifies: (x) all Company Registered Intellectual Property (setting forth, for each item, the full legal name of the owner of record, applicable jurisdiction, status, application or registration number, and date of application, registration or issuance, as applicable, and including the following information: (A) for each Company Patent, all upcoming due dates and filing deadlines up to and including the date that is nine months after the Agreement Date; (B) for each registered trademark, trade name or service mark, the class of goods and services covered; (C) for each URL or domain name, any renewal date and the name of the relevant registry; and (D) for each registered mask work, the date of first commercial exploitation); and (y) all hardware products and tools, software and firmware products and tools, and services that are currently sold, published, offered for sale, or under development by the Company.
(ii)    The Company has complied with all the requirements of all United States and foreign patent offices and all other applicable Governmental Entities to maintain the Company Patents in full force and effect, including payment of all required fees when due to such offices or entities. Other than prior art references cited in the applicable patent office file history of any Company Patent (a complete copy of which the Company has delivered to IntraLinks), to the Company’s Knowledge there are no prior art references or prior public uses, sales, offers for sale or disclosures that could invalidate the Company Patents or any claim thereof, or of any conduct the result of which could render the Company Patents or any claim thereof invalid or unenforceable.
(iii)    The original, first and joint inventors of the subject matter claimed in the patents and patent applications included in the Company Registered Intellectual Property (the “Company Patents”) are properly named in the Company Patents, and the applicable statutes governing marking of products covered by the inventions in the Company Patents have been fully complied with.
(b)    Each item of Company Intellectual Property is either: (i) owned solely by the Company free and clear of any Liens other than Permitted Liens, or (ii) with respect to all Intellectual Property, other than third party patent rights, rightfully used and authorized for use by the Company and their permitted successors pursuant to a valid and enforceable written license, and with respect to third party patent rights, to the Company’s Knowledge, rightfully used and authorized for use by the Company and their permitted successors pursuant to a valid and enforceable written license. Solely for purposes of the foregoing sentence, “Knowledge” shall mean the actual knowledge of the Key Employees, and the Key Employees shall be deemed to have actual knowledge of all matters described in any notice or other writing provided to the Company or the French Affiliate by any third Person. The Company has and has had all rights in the Company Intellectual Property necessary to carry out the Company’s former activities, current activities and planned activities with respect to the Company Products, including any of the Company Products currently under development, including in each case rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, sublicense, rent, lease, assign and sell the Company Products in all geographic locations and fields of use. Except as set forth on Schedule 2.14(b), the Company does not host, offer as a service, use in a service bureau or otherwise make available in any similar manner any Company Intellectual Property, nor permits any customer, partner or other third party to host, offer as a service, use in a service bureau or otherwise make available in any similar manner any Company Intellectual Property. The Company has registered or applied to register all licenses for any Company Intellectual Property in any jurisdiction where registration is required for enforceability of such licenses. Title to all Company Intellectual Property owned or purported to be owned by the Company, whether beneficially or otherwise, is held by and in the name of the Company.
(c)    The Company is in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms or conditions of any license, sublicense or other Contract to which the Company is a party or is otherwise bound relating to any of the Company Intellectual Property, nor to the Company’s Knowledge has there been or is there any event or occurrence that would reasonably be expected to constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both). Each such Contract is in full force and effect, and to the Company’s Knowledge, no third party obligated to the Company pursuant to any such Contract is in default thereunder. Immediately following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s rights under such Contracts to the same extent the Company would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise have been required to pay had the Transactions not occurred. No such Contract grants or could compel any of the Company, IntraLinks, or any IntraLinks Affiliate to grant or offer to any third party any license or right in or to any Intellectual Property other than Company Intellectual Property, including any right to use or access any product or service of IntraLinks or any IntraLinks Affiliate, whether as a result of this Agreement, the Transactions, any Transaction Event or otherwise. The Company is not obligated to provide any consideration

(whether financial or otherwise) to any third Person, nor is any third Person otherwise entitled to any consideration, with respect to any exercise of rights, other than patent rights, by the Company or the Surviving Corporation, as successor to the Company, in the Company Intellectual Property. To the Company’s Knowledge, the Company is not obligated to provide any consideration (whether financial or otherwise) to any third Person, nor is any third Person otherwise entitled to any consideration, with respect to any exercise of patent rights by the Company or the Surviving Corporation, as successor to the Company, in the Company Intellectual Property. Solely for purposes of the foregoing sentence, “Knowledge” shall mean the actual knowledge of the Key Employees, and the Key Employees shall be deemed to have actual knowledge of all matters described in any notice or other writing provided to the Company or the French Affiliate by any third Person.
(d)    Neither the Company Products nor the conduct of the business of the Company as previously conducted and as currently planned to be conducted, including the development, marketing, sale, support and use of the Company Products, have infringed, or do or will infringe any other Person’s copyrights, trade secret rights, right of privacy, right in personal data, moral right, trademark, service mark, trade name, firm name, logo, trade dress, mask work or other non-patent intellectual property right, or give rise to any claim of unfair competition under any applicable Law. To the Company’s Knowledge, neither the Company Products nor the conduct of the business of the Company as previously conducted and as currently planned to be conducted, including the development, marketing, sale, support and use of the Company Products, have infringed, or do or will infringe, any other Person’s patent rights. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property owned or purported to be owned by the Company or (ii) to the effect that any Company Product or the conduct of the business of the Company, including the development, marketing, sale and support of the Company Products, has infringed or does or will infringe or constitute a misappropriation of any intellectual property or other proprietary or personal right of any Person have been asserted or, to the Company’s Knowledge, threatened by any Person against the Company or, to the Company’s Knowledge, its licensees, nor does there exist any valid basis for such a claim. There are no Proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Registered Intellectual Property, other than review of pending patent and trademark applications, and to the Company’s Knowledge no such Proceedings are threatened or contemplated by any Governmental Entity or any other Person. All Company Registered Intellectual Property is valid and subsisting. To the Company’s Knowledge, there is no unauthorized use, infringement, or misappropriation by any third party or Employee of any Company Intellectual Property owned by the Company. Solely for purposes of the second sentence of this subsection (d), “Knowledge” shall mean the actual knowledge of the Key Employees, and the Key Employees shall be deemed to have actual knowledge of all matters described in any notice or other writing provided to the Company or the French Affiliate by any third Person.
(e)    The Company has obtained from all parties (including Employees and current or former consultants and subcontractors) who have created any portion of, or otherwise who would have any rights in or to, the Company Intellectual Property owned by the Company valid and enforceable written assignments of any such work, invention, improvement or other rights to the Company and have delivered true and complete copies of such assignments to IntraLinks. No Employee, consultant or former consultant of the Company has ever excluded any Intellectual Property from any written assignment executed by any such Person in connection with work performed for or on behalf of the Company. All amounts payable by the Company to consultants and former consultants involved in the development of any Company Intellectual Property owned or purported to be owned by the Company have been paid in full, other than amounts currently due in the ordinary course of business and consistent with prior practice, that are not delinquent.

(f)    The Transactions will not alter, impair or otherwise affect any right or interest of the Company in any Company Intellectual Property.
(g)    The Company has not disclosed or delivered to any escrow agent or any other Person any of the source code relating to any Company Intellectual Property, and no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license, or disclosure of any such source code to any Person who is not, as of the Agreement Date, a current Employee.
(h)    The Company has taken commercially reasonable measures to protect their ownership of, and rights in, all Company Intellectual Property owned by the Company in accordance with industry best practices. Without limiting the foregoing, the Company has not made any of its trade secrets or other confidential or proprietary information that it intended to maintain as confidential (including source code with respect to Company Intellectual Property) available to any other Person except pursuant to written Contracts requiring such Person to maintain the confidentiality of such information. Schedule 2.14(h) lists all such Contracts. No such Contract (i) obligates the Company to make available any confidential or proprietary information, (ii) grants any right (whether contingent or otherwise, including pursuant to any “residual information,” “residual knowledge” or similar clause) to use or practice any rights under any Company Intellectual Property, other than a non-exclusive limited right to evaluate any confidential and proprietary information made available thereunder and which right is freely terminable by the Company at any time without penalty or other liability, or (iii) confers upon any Person other than the Company any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered in connection with such Contract.
(i)    The Company Intellectual Property does not contain (i) any instructions, algorithms, computer code or other device or feature designed to disrupt, disable, prevent or harm in any manner the operation of any software, data or hardware, including any lockout or similar license control functionality or (ii) any unauthorized instructions, algorithms, computer code or other device or feature (including any worm, bomb, backdoor, clock, timer, drop dead device, or other disabling device, code, design or routine) that maliciously causes or is intended to cause harm to any software, data or hardware, including any such device or feature intended to (A) cause any software, data or hardware to be erased, modified, damaged, or rendered inoperable or otherwise incapable of being used, as applicable, (B) replicate or propagate itself throughout other software, data or hardware, (C) alter or usurp the normal operation of any software or hardware, (D) search for and consume memory within a computer or system or (E) transmit data, in each case, either automatically, with the passage of time or upon command by any Person other than the proper user.
(j)    Schedule 2.14(j) sets forth all Contracts pursuant to which the Company grants any right (whether contingent or otherwise) to use or practice any rights under any Company Intellectual Property.
(k)    Schedule 2.14(k) sets forth all Contracts pursuant to which the Company holds any rights to any third-party Intellectual Property other than (i) Third Party Software and (ii) generally commercially available software licensed by the Company for a total contract price of $25,000 or less.
(l)    Schedule 2.14(l) sets forth all Third Party Software setting forth for each such item (i) the name and version of such item, (ii) the name of the owner and/or licensor of such item, (iii) all licenses and other agreements pursuant to which the Company holds rights to such item, (iv) the Company Product(s), including version numbers, to which such item relates, if any (v) whether such item is used internally by or on behalf of the Company, (vi) whether such item is distributed by or on behalf of the Company (whether on a standalone basis or as an embedded or bundled component) and, if so, whether such item is distributed in source, binary or other form, (vii) whether such item is hosted, offered as a service or made available in a service bureau or in any similar manner by or on behalf of the Company (whether on a standalone basis or as an embedded or bundled component), (viii) whether the Company permits any third party to host, offer as a service or make available in a service bureau or in any similar manner such item (whether on a standalone basis or as an embedded or bundled component), (ix) whether such item has been modified by or on behalf of the Company, (x) whether such item is used by or on behalf of the Company to generate code or other material, and if so, a description (consistent with the disclosure requirements under clauses (v) through (ix) above) of the use, modification, hosting and/or distribution of such generated code or other material; (xi) a summary of the Company’s payment history in respect of such item, as well as a summary of anticipated future payments in respect of such item, including license fees, renewal fees, maintenance fees, support fees and royalties; (xii) whether such item is used, held for use or required (or generates code or other material that is used, held for use or required) to satisfy any obligation under any Support Agreement; and (xiii) any rights by a third Person to audit or review any financial, license or royalty information, if any, with respect thereto. For purposes of this Agreement, “Company Product” includes any Company Product under development. The Company has not been subjected to an audit of any kind in connection with any license or other Contract pursuant to which the Company holds rights to any Third Party Software, nor received any notice of intent to conduct any such audit. The Company has not incorporated into any Company Product or otherwise accessed, used, modified or distributed any Third Party Software, in whole or in part, in a manner that may (A) require any Company Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (B) grant, or require the Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Intellectual Property, or (C) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Intellectual Property, and the Company has no plans to do any of the foregoing. All information set forth on Schedule 2.14(l) (including the foregoing items (i)-(xiii)) is true and complete.
(m)    None of the Company’s Contracts (including any Contract for the performance of professional services by or on behalf of the Company) confers upon any Person other than the Company any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered in connection with such Contract.
(n)    Schedule 2.14(n) lists all Contracts pursuant to which the Company has any current development or other professional services obligations, the rates and payment terms applicable thereto, and a summary of the Company’s remaining commitments and milestones or other delivery or time for performance requirements thereunder. The Company has not entered into any Contract to provide custom coding, new features or functionality or other custom development with respect to any Company Product.
(o)    The Company has not (i) transferred ownership of, or granted any exclusive license with respect to, any Company Intellectual Property owned or purported to be owned by the Company to any other Person or (ii) granted any customer the right to use any Company Product or portion thereof on anything other than a non-exclusive basis or for anything other than such customer’s internal business purposes.
(p)    No funding, facilities or personnel of any educational institution or Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property owned or purported to be owned by the Company, including any portion of a Company Product. The Company is not, nor has it ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company to grant or offer to any third Person any license or right to such Company Intellectual Property. Schedule 2.14(p) sets forth a complete and accurate list of (i) any and all grants and similar funding received by the Company , including the name of the granting authority and the status and material terms thereof and (ii) any standards bodies or similar organizations of which the Company has ever been a member, promoter or contributor. To the Company’s Knowledge, no current or former Employee, consultant or independent contractor of the Company who was involved in, or contributed to, the creation or development of any Company Intellectual Property owned or purported to be owned by the Company has performed services for any Governmental Entity, for a university, college or other educational institution or research center immediately prior to or during a period of time during which such Employee, consultant or independent contractor was also performing services for the Company. The Company has not provided Company Intellectual Property to any Governmental Entity, under Contract or otherwise, in any manner that gives such Governmental Entity any additional or different rights than those contained in the Company’s standard form license terms attached hereto as Schedule 2.28(c).
(q)    There is no governmental prohibition or restriction on the use of any Company Intellectual Property owned or purported to be owned by the Company in any jurisdiction in which the Company currently conducts or has conducted business or on the export or import of any of the Company Intellectual Property from or to any such jurisdiction.
(r)    Except as set forth on Schedule 2.14(r), the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to any of the Company Intellectual Property or any Intellectual Property that was formerly Company Intellectual Property.
(s)    Schedule 2.14(s)(i) lists all Contracts pursuant to which the Company is obligated to provide maintenance, support or similar services (such Contracts, as supplemented below, are referred to collectively as the “Support Agreements”). All of the Support Agreements are in all material respects in the form of the agreement identified as the Standard Support Agreement set forth on Schedule 2.14(s)(ii). No Support Agreement obligates IntraLinks or the Surviving Corporation (or any of their respective Subsidiaries) after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration to the performance of any Company Product or Service, other than error corrections and upgrades if and when made available to the Company’s customers generally. The versions of the Company Products currently supported by the Company are set forth on Schedule 2.14(s)(iii). No Support Agreement obligates the Company to provide maintenance, support or similar services with respect to any third-party product (including hardware, software or code). The Company has not granted any other Person the right to furnish support or maintenance services with respect to any Company Products to any other Person. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under any of the terms or conditions of any Support Agreement. The level of staffing and resources provided currently by the Company for the provision of maintenance, support and similar services is sufficient to comply with all obligations arising under each Support Agreement. Schedule 2.14(s)(iv) sets forth each Person (including any customer or partner) that is party to an active Support Agreement and sets forth: (i) the name of such Person, (ii) the Support Agreement(s) for such Person and (iii) the annualized support contract value under such Support Agreement(s) expressed in the local currency under the Support Agreement.
(t)    The Company is and has at all times been in compliance with and has not breached, violated or defaulted under, or received written notice that it has breached, violated or defaulted under, any of the terms of use or service of any other Person’s website, software as a service, platform as a service, infrastructure as a service, cloud service or similar service. The Company’s access to any website or service described in the immediately preceding sentence and use of data, content or other assets from any such website or service have at all times been in compliance with all applicable Laws.
2.15.    Product Warranties; Services; Support.
(a)    Each product (including any software product) or service developed, manufactured, sold, licensed, leased or delivered by the Company (collectively, the “Company Products”) conforms and has been in conformity in all material respects with the specifications for such Company Product, all applicable contractual commitments and all applicable express and implied warranties. The Company has no liability or obligation (and to the Company’s Knowledge, there is no basis for any present or future Proceeding against the Company giving rise to any liability or obligation) for replacement or repair thereof or other damages in connection therewith except liabilities or obligations for replacement or repair incurred in the ordinary course of business consistent with prior practice. Schedule 2.15(a) includes a copy of the standard terms and conditions of sale, license, or lease for each of the Company Products. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable Law.
(b)    All services provided by the Company to any third Person (“Services”) were performed in conformity with the terms and requirements of all applicable express and implied warranties, all applicable services Contracts and in all material respects with all applicable Laws. There is no claim pending or, to the Company’s Knowledge, threatened against the Company relating to any Services or services Contract and, to the Company’s Knowledge, there is no reasonable basis for the assertion of any such claim. Schedule 2.15(b) sets forth all Contracts that obligate the Company to provide Services after the Agreement Date (the “Services Agreements”), whether any Services Agreement contains any fixed price, maximum fee, cap or other provision that provides for payment other than on an unrestricted “time and materials” basis, the applicable fee and rate structure and payment terms for Services provided thereunder, a summary of the Company’s remaining commitments and milestones or other delivery or time for performance requirements thereunder, and to the extent such Services Agreement contains a fixed price provision, the Company’s budgeted expense to fully perform and complete its obligations thereunder. The Company is not party to or bound by any “loss contract” or other Contract (a “Loss Contract”) where the expected cost to complete the Contract exceeds either (i) the fees and payments to be received pursuant to such Contract or (ii) the Company’s budgeted expense with respect thereto, and there is no reasonable basis to conclude that any Contract will become a Loss Contract.
2.16.    Company and French Affiliate Contracts.
(a)    Schedule 2.16 sets forth each of the following Contracts, identifying specifically each amendment, extension, exhibit, attachment, addendum, appendix, statement of work, change order and any other similar instrument or document relating thereto, to which the Company or the French Affiliate is a party or by which they or their properties or assets are bound:
(i)    any collective bargaining agreement;
(ii)    any Employment Agreement;
(iii)    any bonus or any other incentive compensation, deferred compensation, severance, salary continuation, pension, profit sharing or retirement plan, or any other employee benefit plan, scheme or arrangement that is not listed on Schedule 2.25(a);

(iv)    any commission and/or sales Contract with any current Employee, individual consultant, contractor or salesperson, or under which a firm or other organization provides commission or sales-based services to the Company or the French Affiliate, that is not listed on Schedules 2.26(b) or 2.26(c);
(v)    any equity incentive plan or scheme (including any stock option plan or scheme, stock appreciation rights plan or scheme or stock purchase plan or scheme) under which any Company Security or French Affiliate Security or any Security Right with respect thereto has been or may be granted or issued, and any Contract, plan or scheme any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, or the payment or timing of payment will be triggered in whole or in part, by the consummation of the Merger or any of the other Transactions or the value of any of the benefits of which will be calculated on the basis of the Merger or any of the other Transactions;
(vi)    any fidelity or surety bond or completion bond;
(vii)    any lease of personal property having a value individually in excess of $10,000;
(viii)    any Contract whereby the Company or the French Affiliate has guaranteed or otherwise agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of, any obligation or other liability of any Person;
(ix)    any Contract containing any covenant limiting the freedom of the Company or the French Affiliate or any of their present or future Affiliates to (A) engage in any line of business or in any geographic territory or to compete with any Person, or which grants to any Person any exclusivity with respect to any geographic territory, any customer, or any product or service or (B) solicit for employment, hire or employ any Person;
(x)    any Contract relating to capital expenditures and involving future payments in excess of $10,000 in any individual case or $25,000 in the aggregate;
(xi)    any Contract relating to the acquisition or disposition of assets or any interest in any business enterprise outside the ordinary course of the Company’s or the French Affiliate’s business;
(xii)    any Contract relating to the borrowing of money or the extension of credit or any Indebtedness or Lien;
(xiii)    any unpaid or unperformed purchase order or Contract (including for services) involving in excess of $10,000 in any individual case or $25,000 in the aggregate with any single counter-party;
(xiv)    any joint development agreement, joint venture agreement, collaboration agreement, strategic alliance agreement or similar Contract involving the sharing of profits, losses, costs or liabilities with any other Person;
(xv)    any Contract granting any other Person the right to market, distribute or resell (including as an OEM or value-added reseller) any of the Company’s or the French Affiliate’s technology, products or services;

(xvi)    any Contract granting the Company or the French Affiliate the right to market, distribute or resell (including as an OEM or value-added reseller) any technology, products or services of any other Person;
(xvii)    any Contract pursuant to which the Company or the French Affiliate has advanced or loaned any amount to any current or former stockholder of the Company, any Employee, any consultant or contractor of the Company or of the French Affiliate, other than business expense advances in the ordinary course of business consistent with prior practice;
(xviii)    any Contract with any customer or third Person to deliver products or services, including all end-user licenses and all Services Agreements;
(xix)    any Contract with any customer or third Person to provide support or maintenance, to develop or customize any product or service, or to provide, support, customize or develop any third-party product, service or platform, other than those set forth on Schedule 2.14(s) or 2.15(b);
(xx)    (A) any Government Contract and (B) any bid, offer, proposal, term sheet or other instrument that, if accepted or awarded, could reasonably be expected to lead to a Government Contract, in each case that is currently in effect or is outstanding or within the past five (5) years has been in effect or outstanding;
(xxi)    any currently outstanding bid, offer, proposal, term sheet or similar document that has been submitted by the Company or the French Affiliate that, if accepted by the receiving party, would obligate the Company or the French Affiliate thereunder;
(xxii)    any Contract pursuant to which the Company or the French Affiliate has agreed to provide “most favored nation” pricing or other similar terms and conditions to any Person with respect to the Company’s or the French Affiliate’s sale, distribution, license or support of any Company Products or Services or products or services of the French Affiliate;
(xxiii)    any Contract pursuant to which the Company or the French Affiliate has agreed to create or maintain interoperability or compatibility of any of the Company’s or the French Affiliate’s technology, products or services with any technology, products or services of any other Person;
(xxiv)    any Contract pursuant to which the Company or the French Affiliate has agreed to provide services for a fixed price or maximum fee, or pursuant to any cap or other provision that provides for payment other than on an unrestricted “time and materials” basis;
(xxv)    any Contract with any Person with respect to any services provided to the Company or the French Affiliate which services are necessary for the Company’s or the French Affiliate’s continuity of product development with respect to Company Products;
(xxvi)    any Contract pursuant to which the Company or the French Affiliate has the right to (A) access any other Person’s website, software as a service, platform as a service, infrastructure as a service, cloud service or similar service, or (B) access, link to or otherwise use data, content or other assets from any such website or service;

(xxvii)     any Contract that the Company or the French Affiliate would be required to disclose pursuant to Item 303(a)(5) of Regulation S-K promulgated under the Exchange Act if the Company or the French Affiliate were an issuer with a class of securities registered pursuant to the Exchange Act;
(xxviii)    any Contract entered into in relation to the settlement or other disposition of any claim by or against the Company or the French Affiliate with respect to alleged infringement or misappropriation of Intellectual Property rights, including any license agreement, whether or not listed on any other schedule hereto; or
(xxix)    any other Contract that involves outstanding or future payment obligations of the Company or the French Affiliate of $10,000 or more and is not cancelable by the Company or the French Affiliate without penalty within sixty (60) days.
(b)    Each Contract set forth or required to be set forth on Schedule 2.12, Schedule 2.14, Schedule 2.15, Schedule 2.16 or on a Schedule cross-referenced within any of such Schedules (each a “Disclosable Contract”) is in full force and effect and is valid, binding and enforceable in accordance with its terms. The Company and the French Affiliate are in compliance in all material respects with and have not breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, in any material respect, any of the terms or conditions of any Disclosable Contract, nor to the Company’s Knowledge has there occurred any event or occurrence that would constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both) or any default by any third Person. The Company and the French Affiliate is in compliance with all delivery requirements, time lines, schedules, time of performance requirements and other milestones under all Disclosable Contracts and the Company has no reasonable basis to believe that it and the French Affiliate will not continue to remain in compliance with all such requirements. Neither the Company nor the French Affiliate has incurred any cost over-runs on any Disclosable Contract and the Company has no reasonable basis to believe that it or the French Affiliate will incur any such cost over-runs. Neither the Company nor the French Affiliate has received any “project registration form” or “opportunity form” or any other notification under any partner agreement, teaming agreement, referral agreement or similar Contract that would render such partner, teaming or referral agreement applicable to any customer of the Company or the French Affiliate or to any customer of any third Person party to any such Contract. The Company has delivered to IntraLinks accurate and complete copies of all Disclosable Contracts.
2.17.    Change in Control Agreements. Schedule 2.17 sets forth (a) each plan, Contract, scheme or Company Employee Plan of the Company or the French Affiliate (each a “Change in Control Agreement”) (i) pursuant to which any amounts may become payable (whether currently or in the future) to any Person (including any Employee) as a result of or in connection with the Transactions or (ii) which provides for the acceleration or early vesting of any right or benefit or lapse of any restriction as a result of or in connection with the Transactions, in each case including any such plan, scheme, Contract or Company Employee Plan with respect to which the Transactions constitute a “trigger” without regard to whether such plan, scheme, Contract or Company Employee Plan is a “single trigger” or “double trigger” plan and (b) a summary of the nature and amounts that may become payable pursuant to each such Change in Control Agreement.
2.18.    Interested Party Transactions.
(a)    To the Company’s Knowledge, no officer, director or Affiliate of the Company or the French Affiliate (nor any ancestor, sibling, descendant or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an economic interest) has or has had, directly or indirectly, (i) an economic interest in any Person that purchases from or sells or furnishes to, the

Company or the French Affiliate, any goods or services or (ii) a beneficial interest in any Contract to which the Company or the French Affiliate is a party or by which they or their properties or assets are bound; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any Person” for purposes of this Section 2.18(a).
(b)    There are no receivables of the Company owing by any Employee, consultant or contractor to the Company (or any ancestor, sibling, descendant, or spouse of any such Persons, or any trust, partnership, or corporation in which any of such Persons has an economic interest), other than advances to Employees in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company’s established employee reimbursement policies and consistent with prior practice). None of the Holders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of the Company. There are no outstanding loans payable by any Holder to the Company or the French Affiliate.
2.19.    Compliance with Laws.
(a)    The Company has complied and is in compliance in all material respects with, has not materially violated and is not in material violation of, and has not received any notices of material non-compliance or violation or alleged material non-compliance or violation with respect to, any Law (other than Section 271 of the United States Patent Act). To the Company’s Knowledge, the Company has complied with and is compliance in all respects with, has not violated and is not in violation of, and has not received any notices of non-compliance or violation or alleged non-compliance or violation with respect to, Section 271 of the United States Patent Act. The Company is in compliance with its stated privacy policies including any privacy policies contained on any websites maintained by or on behalf of the Company and all applicable privacy and anti-SPAM Laws and, with respect to Government Contracts, applicable Laws relating to the safeguarding of, and access to, classified information. Solely for purposes of the second sentence of this subsection (a), “Knowledge” shall mean the actual knowledge of the Key Employees, and the Key Employees shall be deemed to have actual knowledge of all matters described in any notice or other writing provided to the Company or the French Affiliate by any third Person.
(b)    The Company has complied with, is in compliance with, and none of them has taken any action that has violated or would reasonably be expected to result in a violation of any Law related to the import and export of commodities, services, software, hardware, technology or other Intellectual Property or other custom Laws, including the USA Patriot Act, the Export Administration Act, the Export Administration Regulations, the Arms Export Control Act, the International Traffic in Arms Regulations, the Arms Export Control Act, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Foreign Asset Control Regulations, customs Laws and any rules and regulations issued under any of the foregoing. For purposes of this Section 2.19(b), the Company shall be deemed to be fully subject to the Laws of the United States as if its operations were currently fully conducted from within the United States by a United States resident company headquartered in the United States and incorporated in one of the several States of the United States. Each Contract pursuant to which the Company sells, resells, distributes, licenses, sublicenses or otherwise distributes Company Intellectual Property, Company Products or Services includes a provision requiring all third Persons subject thereto to comply with all applicable Laws related to the import and export of commodities, software, technology or other Intellectual Property, and all applicable customs Laws. No Proceeding or notice has been filed or commenced against the Company alleging any failure to comply with any such Laws.

(c)    Neither the Company nor the Founders, nor, to the Company’s Knowledge, any of its stockholders, directors or officers (in each case other than the Founders), has been debarred, suspended, proposed for debarment, or excluded from participation in the bidding for or award of a Government Contract. There is no Proceeding pending or, to the Company’s Knowledge, threatened against the Company, under the United States False Claims Act, the United States Procurement Integrity Act, the United States Truth in Negotiations Act, the United States Contract Disputes Act or any other federal Law. There is no qui tam suit pending against the Company. The Company is not subject to any audit or investigation pertaining to a Government Contract. No cost or charge pertaining to any Government Contract is the subject of any audit or investigation or has been disallowed by any Governmental Entity. The Company is in compliance in all respects with all material representations and certifications made to Governmental Entities in response to requests for proposals pursuant to which the Government Contracts were awarded.
2.20.    Litigation. Except as set forth on Schedule 2.20, there is no Proceeding of any nature pending or, to the Company’s Knowledge, threatened against the Company or the French Affiliate, any of their respective properties or assets or, to the Company’s Knowledge, any of their respective Employees, nor, to the Company’s Knowledge, is there any reasonable basis therefor or any facts, threats, claims or allegations that would reasonably be expected to result in any such threatened or pending Proceeding. None of the Company, the French Affiliate or their respective properties is subject to any order that materially impairs the Company’s or the French Affiliate’s ability to operate. Schedule 2.20 lists each Proceeding that has ever been commenced by or against the Company or the French Affiliate.
2.21.    Insurance. Schedule 2.21 sets forth all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations and Employees of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. There is no pending claim that would reasonably be expected to exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing) and the Company is otherwise in material compliance with the terms of such policies and bonds. There is no threatened termination of, or premium increase with respect to, any of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan or program.
2.22.    Books and Records. The minute books and other similar records of the Company and the French Affiliate contain complete and accurate records of all material actions taken at any meetings of their respective stockholders, boards of directors or any committees thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and the French Affiliate accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company and the French Affiliate. Complete and accurate copies of the foregoing materials have been provided to IntraLinks.
2.23.    Environmental Matters.
(a)    Hazardous Material. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) released any substance that has been designated by any Governmental Entity or by applicable Law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said Laws (a “Hazardous Material”), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present, as a result of the actions of the Company or, to the Company’s Knowledge, as a result of any actions of any third Person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.
(b)    Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its Employees or others to Hazardous Materials in violation of any Law, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as “Hazardous Materials Activities”), in violation of any Law promulgated to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activity. The Company has complied in all material respects with all Laws regulating the manufacture, labeling, packaging and disposal of Company Products and the use, storage and disposal of Hazardous Materials.
(c)    Permits. The Company currently holds all Company Authorizations necessary for the conduct of its Hazardous Material Activities and other business as such activities and business are currently being conducted and as currently proposed to be conducted.
(d)    Environmental Liabilities. No Proceeding, revocation proceeding, amendment procedure, writ or injunction is pending or, to the Company’s Knowledge, threatened, concerning any Company Authorization, Hazardous Material or any Hazardous Materials Activity of the Company. To the Company’s Knowledge, there is no fact or circumstance that would reasonably be expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.
2.24.    Brokers’ and Finders’ Fees. Except as set forth on Schedule 2.24, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the Merger or any other Transactions and no engagement letter or similar Contract with respect to the Merger, any of the other Transactions or any other change in control of the Company or sale, transfer or other disposition of all or substantially all of its assets is in effect.
2.25.    Employee Benefit Plans.
(a)    Schedule. Schedule 2.25(a) sets forth each Company Employee Plan. The Company has no stated plan, intention or commitment to establish or enter into any new Company Employee Plan or to modify or terminate any Company Employee Plan (except to the extent required by Law or to conform any such Company Employee Plan to the requirements of any applicable Law, in each case as previously disclosed to IntraLinks in writing, or as required by this Agreement). The French Affiliate does not have, and has never had, sponsored, initiated or maintained, any French Employee Plan.
(b)    Employee Plan Documents. The Company has delivered to IntraLinks (i) correct and complete copies of each Company Employee Plan or related trust, including all amendments thereto (or, if such Company Employee Plan is not written, an accurate description of the material terms thereof); (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code, or any similar Laws of other jurisdictions applicable to the Company, in connection with each Company Employee Plan or related trust; (iv) if any Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, with respect to each Company Employee Plan; (vi) all determination, opinion, notification and advisory letters and rulings, compliance statements, closing agreements, or similar materials specific to each Company Employee Plan from the IRS or any similar Governmental Entity having jurisdiction over the Company relating to Company Employee Plans and copies of any correspondence regarding actual or potential audits or investigations to or from the IRS, DOL or any other Governmental Entity with respect to any Company Employee Plan, (vii) all material written Contracts relating to each Company Employee Plan, including fidelity or ERISA bonds, administrative service agreements, group annuity Contracts and group insurance Contracts, (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any material liability to the Company and that are not reflected in the current summary plan description and plan document; (ix) all material forms and notices relating to the provision of post-employment continuation of health coverage; (x) all policies pertaining to fiduciary liability insurance covering the fiduciaries of each Company Employee Plan; (xi) all discrimination and qualification tests, if any, for each Company Employee Plan for the most recent plan year; and (xii) all registration statements, annual reports (Form 11-K or any similar form required under the Laws of other jurisdictions applicable to the Company and all attachments thereto) and prospectuses, if any, prepared in connection with each Company Employee Plan.
(c)    Employee Plan Compliance. The Company has performed all material obligations required to be performed by it under each Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms and in all material respects in compliance with all applicable Laws, including ERISA and the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified and has either received a favorable determination letter, or opinion letter on which the Company is entitled to rely, from the IRS with respect to such Company Employee Plan as to its qualified status under the Code or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for and obtain such a determination letter, and nothing has occurred as to any such Company Employee Plan which has resulted or is likely to result in the revocation of such qualification or which requires or could require action under the compliance resolution programs of the IRS to preserve such qualification. No Company Employee Plan and no party in interest with respect thereto has engaged in a “prohibited transaction,” which could subject the Company directly or indirectly to liability under Section 4975 of the Code or Sections 409 or 502(i) of ERISA. There are no Proceedings pending or, to the Company’s Knowledge, threatened (other than routine claims for benefits) against any Company Employee Plan or fiduciary thereto or against the assets of any Company Employee Plan nor, to the Company’s Knowledge, is there any reasonable basis therefor. No communication, report or disclosure has been made which, at the time of disclosure, did not accurately reflect the terms and operation of the relevant Company Employee Plan. The Company has not undertaken to maintain any Company Employee Plan for any period of time and each Company Employee Plan can be amended, terminated or otherwise discontinued on or after the Effective Time in accordance with its terms, without liability to the Company, IntraLinks or any of its ERISA Affiliates (other than ordinary administration expenses typically incurred in a termination event). There are no Proceedings pending or, to the Company’s Knowledge, threatened by the IRS, DOL or any other Governmental Entity having jurisdiction over the Company with respect to any Company Employee Plan. All annual reports and other filings required by the IRS, DOL or any other similar Governmental Entity having jurisdiction over the Company have been timely made. Neither the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(l) of ERISA or Section 4975 through 4980D of the Code or any similar Laws of other jurisdictions applicable to the

Company and no Company Employee Plan is sponsored or maintained by any Person that is or was considered to be a co-employer with the Company.
(d)    Plan Status. Neither the Company nor any ERISA Affiliate has now, or ever, maintained, established, sponsored, participated in or contributed to any plan that is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate has incurred, nor do they reasonably expect to incur, any liability with respect to any transaction described in Section 4069 of ERISA. No Company Employee Plan is a multiple employer plan as defined in Section 210 of ERISA, Section 413 of the Code or any similar concept under any other applicable Law.
(e)    Multiemployer Plans. At no time has the Company or any ERISA Affiliate contributed to or been requested to contribute to any “multiemployer plan” as defined in Section 3(37) of ERISA or any similar concept under any other applicable Law.
(f)    No Self-Insured Plans. Neither the Company nor any ERISA Affiliate has now, or ever, maintained, established, sponsored, participated in or contributed to any self-insured welfare plan that provides benefits to Employees (including any such plan pursuant to which a stop-loss policy or contract applies).
(g)    No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee upon or after his or her retirement or termination of employment for any reason, except as may be required by Law, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon or after their retirement or termination of employment, except to the extent required by Law.
(h)    Funding of Plans. With respect to each Company Employee Plan for which a separate fund of assets is or is required to be maintained, full and timely payment has been made of all amounts required of the Company under the terms of each such Company Employee Plan or applicable Law, as applied through the Closing Date. The current value of the assets of each such Company Employee Plan, as of the end of the most recently ended plan year of that Company Employee Plan, equals or exceeds the current value of all benefits liabilities under that Company Employee Plan.
(i)    Effect of Transactions. The execution, delivery and performance by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the Transactions, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Company Employee Plan, trust or loan that would reasonably be expected to result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.
(j)    No Liability. The Company has no liability, including under any Company Employee Plan, arising out of the treatment of any service provider as a consultant or independent contractor and not as an employee.
(k)    Foreign Jurisdictions. Each Company Employee Plan subject to the Laws of any jurisdiction outside of the United States (i) if intended to qualify for special Tax treatment, meets all requirements for such treatment, (ii) is fully funded and has been fully accrued for on the Company Financial

Statements and (iii) if required to be registered, has been registered with the appropriate Governmental Entities and has been maintained in good standing with the appropriate Governmental Entities.
(l)    Taxation. Each Company Employee Plan has been properly classified with respect to the payment of Taxes, including in particular social security payments and contributions, and any exemptions have been properly applied and all filings have been completed accurately and in a timely manner with the appropriate Tax Authorities.
(m)    Discretion. Each Company Employee Plan that is discretionary pursuant to its terms or applicable Law can be suspended or interrupted at any time at the Company’s discretion, and has not created any rights or obligations, either from prior practices or restrictions under the Employment Agreements or otherwise, that would in any way limit the right of the Company to vary, suspend, reduce, amend, terminate or otherwise change any current or future payments under any such discretionary Company Employee Plan.
(n)    Each plan, program, arrangement or Contract that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is identified as such on Schedule 2.25(n). Each plan, program, arrangement or Contract identified or required to be identified on Schedule 2.25(n) has been operated and maintained in accordance with Section 409A of the Code and applicable guidance thereunder, including the final regulations promulgated with respect thereto. No Company Employee Plan, arrangement or other Contract provides a gross-up or other indemnification for any Taxes that may be imposed for failure to comply with the requirements of Section 409A of the Code.
2.26.    Employment Matters.
(a)    Schedule 2.26(a) sets forth, (i) with respect to each current Employee (including any Employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, including disability, family, maternity, parental or other leave, sick leave or on layoff status subject to recall), (A) the name of such Employee and the date as of which such Employee was originally hired by the Company, and whether the Employee is on an active or inactive status; (B) such Employee’s title and job function; (C) such Employee’s annualized compensation as of the Agreement Date, including base salary, vacation and/or paid time off accrual amounts, bonus and/or commission accrual and potential, severance pay accrual and potential, and any other forms of compensation whether accrued or potential; (D) whether such Employee is not fully available to perform the essential functions of his or her job with reasonable accommodation because of a qualified disability, or because of other leave and, if applicable, the type of leave (e.g., disability, workers compensation, family, maternity, parental or other leave protected by applicable Law) and the anticipated date of return to full service; (E) the Company facility at which such Employee is deemed to be located; (F) each current benefit plan in which such Employee participates or is eligible to participate; and (G) any governmental authorization, permit or license that is held by such Employee and that is used in connection with the Company’s business, (ii) with respect to each Employee, whether such Employee has executed the Company’s standard form nondisclosure, confidentiality and assignment of inventions agreement and (iii) a list of all current and former Employees of the French Affiliate and the information set forth in subsections (A) and (B) above.
(b)    Schedule 2.26(b) contains a list of individuals who are currently performing services for the Company or French Affiliate and are classified as “consultants” or “contract labor” or “independent contractors,” the respective compensation of each such “consultant” or “contract laborer” or “independent contractor” and whether the Company or French Affiliate is party to a consulting or contract labor or independent contractor Contract with the individual or an entity with which such individual is an employee. Any such Contracts have been delivered to IntraLinks and are set forth on Schedule 2.26(b).

(c)    Each Employment Agreement is set forth on Schedule 2.16(a)(ii) and a copy of each Employment Agreement and any amendment thereto has been delivered to IntraLinks. Except as set forth on Schedule 2.26(c)(i), the employment of each of the current Employees is terminable by the Company at will (except for non-United States Employees of the Company or French Affiliate located in a jurisdiction that does not recognize the “at-will” employment concept, provided that each such jurisdiction and the affected Employees are set forth on Schedule 2.26(c)(ii)), and neither the Company nor French Affiliate has any obligation to provide any particular form or period of notice prior to terminating the employment of any of its current Employees. Except for current non-United States Employees located in a jurisdiction where employees have a right to continuous employment (provided that each such jurisdiction and the affected Employees are set forth on Schedule 2.26(c)(ii)), neither the Company nor any other Person has, (i) entered into any Contract that obligates or purports to obligate IntraLinks or any of IntraLinks’ Affiliates to make an offer of employment to any Employee, consultant or contractor of the Company or (ii) promised or otherwise provided any assurances (contingent or other) to any Employee, consultant or contractor of the Company of any terms or conditions of employment with IntraLinks or any of IntraLinks’ Affiliates following the Closing.
(d)    The Company has delivered to IntraLinks accurate and complete copies of all employee manuals and handbooks, employment policy statements, employment customs and practices, internal regulations, collective bargaining or labor agreements and Employment Agreements with respect to Employees, all of which complied at all relevant times with applicable Law in all material respects.
(e)    (i) None of the current Employees has given the Company written notice terminating his or her employment with the Company, or terminating his or her employment upon a sale of, or business combination relating to, the Company or in connection with the Transactions; (ii) the Company has no present intention to terminate the employment of any current Employee; (iii)  no Founder is, and to the Company’s Knowledge, no current Employee (other than the Founders), consultant or contractor is a party to or is bound by any employment agreement, patent disclosure agreement, non-competition agreement, any other restrictive covenant or other Contract with any Person, or subject to any judgment, decree or order of any court or administrative agency, any of which would reasonably be expected to have a material adverse effect in any way on (A) the performance by such Person of any of his or her duties or responsibilities for the Company, or (B) the Company’s business or operations; (iv) no Key Employee is, and to the Company’s Knowledge, no current Employee (other than the Key Employees), contractor or consultant is in violation of any term of any employment agreement, patent disclosure agreement, non-competition agreement, or any other restrictive covenant to a former employer or entity relating to the right of any such Employee, contractor or consultant to be employed or retained by the Company; and (v) the Company is not and has never been engaged in any dispute or litigation with any Employee regarding intellectual property matters.
(f)    Neither the Company nor the French Affiliate is presently, nor has it been in the past, a party to or bound by any union contract or agreement, collective bargaining agreement or similar Contract and to the Company’s Knowledge there are no activities or proceedings of any labor union or works council or other employee representation group to organize any Employees.
(g)    The Company is not engaged nor has it ever been engaged in any unfair labor practice of any nature, that, if adversely determined, would result in any material liability to the Company. There has never been any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any Employees. There is not now pending and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute, union organizing activity or any similar activity or dispute.

(h)    The Employees have been, and currently are, properly classified under the Fair Labor Standards Act of 1938, as amended, and under any similar Law of any state or other jurisdiction applicable to such Employees. Any Persons now or heretofore engaged by the Company as consultants or contract laborers or independent contractors, rather than Employees, have been properly classified as such, are not entitled to any compensation or benefits to which regular, full-time Employees are or were at the relevant time entitled, were and have been engaged in accordance with all applicable Laws, and have been treated accordingly and appropriately for all Tax purposes. The Company is not delinquent to, nor has it failed to pay, any of its Employees, consultants or contractors for any wages (including overtime, meal breaks or waiting time penalties), salaries, commissions, accrued and unused vacation, on-call payments, equal pay, or collective bargaining payments to which they would be entitled under applicable Law, if any, bonuses, benefits, advantage in kind, profit sharing, stock options or other compensation for any services performed by them or amounts required to be reimbursed or damages or interest paid to such individuals. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with prior practice). The Company has no liability, including under any Company Employee Plan, arising out of the treatment of any service provider as a consultant or independent contractor and not as an Employee.
(i)    (i) The Company has no severance pay practice or policy; (ii) the Company is not liable for any severance pay, bonus compensation, acceleration of payment or vesting of any equity interest, or other payments (other than accrued salary, vacation, or other paid time off in accordance with the Company’s policies) to any Employee arising from the termination of employment under any benefit or severance policy, practice, Contract, plan, program of the Company, applicable Law or otherwise; and (iii) as a result of or in connection with the Transactions or as a result of the termination by the Company of any Persons employed by the Company on or prior to the Closing Date, the Company will not have (A) any liability that exists or arises under any of the Company’s benefit or severance policy, practice, Contract, plan, program, Law applicable thereto, including severance pay, bonus compensation or similar payment, or (B) to accelerate the time of payment or vesting, or increase the amount of or otherwise enhance any benefit due any Employee. Accordingly, as of the Closing Date, the Company will have satisfied in full all of their obligations to such Employees, consultants and/or contractors for any severance pay, accelerated vesting, or any other payments whatsoever, except for obligations under applicable Law arising in any jurisdiction outside the United States where continuity of employment is provided for under the applicable Law of such jurisdiction.
(j)    The Company has been and is in compliance, in all material respects, with all applicable Laws and Contracts respecting employment, employment practices, employee benefits, terms and conditions of employment, immigration matters, labor matters, and wages and hours, in each case, with respect to its Employees and, to the Company’s Knowledge, there are no allegations to the contrary.
(k)    There are no demands or claims pending or, to the Company’s Knowledge, threatened, before any Governmental Entity by any Employees for compensation, pending severance benefits, vacation time, unpaid meal or rest breaks, vacation pay or pension benefits, maternity benefits, statutory benefits, or any other claim threatened or pending before any Governmental Entity (or any state “referral agency”) from any Employee or any other Person arising out of the Company’s status as employer or joint employer, whether in the form of claims for employment discrimination, harassment, retaliation, unfair labor practices, grievances, wrongful discharge or variation of contract, wage and hour violations, breach of contract, unfair business practice, tort, unfair competition or otherwise. In addition, there are no pending or threatened claims or actions against the Company under any workers compensation policy or long-term disability policy, nor, to the Company’s Knowledge, is there any reasonable basis therefor. The Company has complied with and is in compliance with all applicable workers compensation Laws in all material respects.
(l)    The Company and each current Employee is in compliance with all applicable visa and work permit requirements, and no visa or work permit held by a current Employee will expire during the six (6) month period beginning on the Agreement Date.
(m)    The Company has not implemented any plant or office closing, transfer of employees or layoff of Employees that (without regard to any actions that might be taken by IntraLinks or Merger Sub after the Closing) is or could reasonably be expected to be in violation of any applicable WARN or similar Laws.
(n)    During the twelve (12) months preceding the Agreement Date, the Company has not entered into any Contract or arrangement or otherwise conducted itself in any manner such that individuals employed or previously employed by any other Person or any contractors have or will become employed or co-employed by IntraLinks or the Company by reason of operation of applicable Laws as a result of the Transactions.
(o)    The Company has obtained all required approvals, consents, and more generally taken all necessary steps with the Employees or their representatives and/or Governmental Entities, such as collective or individual consultation, information, notification or negotiations, as may be required by Law such that this Agreement shall have full force and effect at Closing on the Employees and the parties hereto.
(p)    The Company is compliant in all material respects with data privacy Laws regarding the retention, recording, use and transfer of personal and sensitive data, whether cross border or to third Persons, have completed all adequate Contracts and filings or notifications with all applicable Governmental Entities or otherwise, and have in all material respects informed the Employees or candidates for employment, and kept the data secure and confidential at all times, and the Transactions will not result in IntraLinks or the Company being in breach of such data privacy Laws.
2.27.    Tax Matters.
(a)    Each of the Company and the French Affiliate has properly and timely filed all Tax Returns required to be filed by it (determined with regard to extensions). Each of the Company and the French Affiliate has paid all Taxes owed by it (whether or not shown on any Tax Returns). Each of the Company and the French Affiliate has withheld and paid over to a Tax Authority all Taxes required to have been withheld from any payment by it, including wages, salaries and other compensation payments by it, to a third party, including Employees of or consultants or contractors to the Company or French Affiliate. All Tax Returns filed by the Company or the French Affiliate were and remain complete and correct in all material respects. Neither the Company nor the French Affiliate has engaged in any transaction that would give rise to (i) a reporting obligation under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation under Section 6112 of the Code or the regulations thereunder, (iii) a disclosure obligation of a “reportable transaction” under Section 6011 of the Code and the regulations thereunder, or (iv) any similar obligation under any comparable provision of state, local or foreign Law. Neither the Company nor the French Affiliate has taken a position on any Tax Return that would give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign Tax Law). There are no Liens for Taxes upon any of the Company’s or the French Affiliate’s assets, other than Liens for Taxes not yet due and payable.

(b)    Neither the Company nor the French Affiliate has received written notice that it is the subject of an audit or other Proceeding involving Taxes by any Tax Authority that has not been fully resolved and no such Proceeding is currently pending or, to the Company’s Knowledge, threatened.
(c)    Neither the Company nor the French Affiliate is currently the beneficiary of any extension of time within which to file any Tax Return, and neither the Company nor the French Affiliate has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is still in effect.
(d)    The Company is not a party to any Contract or plan (including the Company Option Plan, any Company Employee Plan, the Company Stock Rights and the payments described in Section 2.17) that has resulted or would result, separately or in the aggregate, in the payment of (i) any “excess parachute payments” within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. There is no Company Employee Plan, arrangement or other Contract by which the Company is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. None of the shares of outstanding capital stock of the Company is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. No portion of the Merger Consideration is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code.
(e)    The Company is not a party to or member of any joint venture, partnership, limited liability company or other arrangement or Contract which is a partnership for federal income Tax purposes. The Company is not and has never been a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor the French Affiliate owns or has ever owned any real property. The Company has never been either a “controlled corporation” or a “distributing corporation” (within the meaning of Section 355(a)(1)(A) of the Code) with respect to a transaction that was described in, or intended to qualify as a Tax-free transaction pursuant to Section 355 of the Code. The Company has not participated in an international boycott as defined in Section 999 of the Code. The Company will not be required to include any amount in income for taxable periods (or portions thereof) after the Closing Date as a result of (i) a change of accounting method under Section 481(a) prior to the Closing, (ii) entering into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or foreign Law) prior to the Closing, (iii) any installment sale or open transaction disposition made prior to Closing and (iv) any prepaid amount received prior to the Closing. The Company has never (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income Tax purposes or (ii) made a similar election under any comparable provision of any state, local or foreign Tax Law. The Company does not own, directly or indirectly, any interests in an entity that is or has been a “passive foreign investment company” within the meaning of Section 1297 of the Code. The Company has not transferred any intangible property the transfer of which would be subject to the rules of Section 367(d) of the Code.
(f)    Neither the Company nor the French Affiliate is a party to any Tax sharing agreement or similar arrangement relating to Taxes (including a Tax indemnification agreement ). Neither the Company nor the French Affiliate has ever been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or foreign Tax purposes (other than a group the common parent of which is the Company), and neither the Company nor the French Affiliate has any liability for the Taxes of any Person (other than the Company or the French Affiliate, respectively) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law), or as a transferee or successor, or by contract, or otherwise.

(g)    The unpaid Taxes of the Company will not, as of the Closing Balance Sheet Date, exceed the reserve for Taxes (without regard to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) which will be separately disclosed on the Closing Balance Sheet.
(h)    Schedule 2.27(h) lists all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. No written claim has ever been made by a Tax Authority in a jurisdiction where the Company or the French Affiliate does not file Tax Returns that the Company or the French Affiliate, respectively, is or may be subject to Tax in that jurisdiction. The Company has never had a permanent establishment or other taxable presence in any country other than the United States of America, and the French Affiliate has never had a permanent establishment or other taxable presence in any country other than France, in each case as determined pursuant to applicable foreign Law and any applicable Tax treaty or convention between the United States or France, as applicable, and such foreign country.
(i)    The Company has made available to IntraLinks correct and complete copies of all Tax Returns filed by either the Company or the French Affiliate with a Tax Authority, examination reports, and statements of deficiencies assessed against or agreed to by the Company or the French Affiliate with respect to Taxes.
(j)    Since the Balance Sheet Date, the Company has not made or changed any material election in respect of Taxes, adopted or changed any material accounting method in respect of Taxes, entered into any closing agreement, or settled any claim or assessment in respect of Taxes (other than the payment of Taxes in the ordinary course of business).
(k)    Any Persons now or heretofore engaged by the Company or the French Affiliate as consultants or contract laborers or independent contractors, rather than employees, have been properly classified as such for Tax purposes by the Company or the French Affiliate, as applicable.
(l)    All intercompany transactions between the Company and the French Affiliate have met the requirements of Section 482 of the Code and the regulations thereunder.
2.28.    Customers; Distributors. Schedule 2.28(a) identifies, and provides a summary of the revenues received from, each customer of the Company and French Affiliate in each of the fiscal years ended December 31, 2012 and December 31, 2013 and for the two (2) month period ended February 28, 2014. Schedule 2.28(b) sets forth as of the Agreement Date (i) each current customer of the Company or French Affiliate and each Contract with respect to such customer. Neither the Company nor the French Affiliate has received written notice from any current customer indicating that any such customer intends not to renew its support agreement with the Company or the French Affiliate. Neither the Company nor the French Affiliate is a party or has entered into any Contract with any distributor of any Company Product. There are no material disputes pending or threatened under or relating to any Contract with any customer of the Company or French Affiliate.
2.29.    Company Customer Information; Confidentiality. Neither the Company nor the French Affiliate has sold, transferred, licensed, disclosed, made available to the public or otherwise released for distribution any of its customer files and other customer information relating to the Company’s or French Affiliate’s current and former customers or agreed to do any of the foregoing. Except for information as provided to sales representatives (which information is subject to a customary non-disclosure agreement), no Person other than the Company or French Affiliate possesses or has any claims or rights with respect to use of such customer files and other customer information. The Company has not disclosed, made available to the public, released for distribution or failed to protect or secure any confidential information or any system containing confidential information in violation of any applicable Law, Contract or duty, including without limitation any privacy Law. The Company’s systems, products and services are adequate and sufficient to protect the privacy and confidentiality of all third Person information in compliance with all applicable Laws, Contracts and duties, including without limitation any privacy or data protection Laws. The Company’s systems, products or services have not been subject to a security breach or other unauthorized access or intrusion by any Person, including any such systems operated or controlled by any third Persons.
2.30.    Governmental Authorization. Schedule 2.30 lists each certification, approval, registration, consent, license, permit, grant, exemption, variance, order or other authorization issued or granted to, or held by, the Company, French Affiliate or any Employee by a Governmental Entity (a) pursuant to which the Company or French Affiliate currently operates or holds any interest in any of its properties or (b) that is required for the operation of its business as currently conducted or as currently proposed to be conducted or the holding of any such interest (collectively, the “Company Authorizations”). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business as currently conducted or as currently proposed to be conducted or to hold any interest in its properties or assets. Neither the Company nor any Employee is in violation of any Company Authorization in any material respect.
2.31.    Corrupt Practices. The Company and each Founder has, and to the Company’s Knowledge, each Employee (other than the Founders), contractor, consultant or agent of the Company has, complied with and is in compliance with, and neither the Company nor the Founders have, and to the Company’s Knowledge, each Employee (other than the Founders), contractor, consultant or agent of the Company has taken any action that has violated or would reasonably be expected to result in a failure to comply with or a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the OECD Convention on Combating Bribery of Foreign Public Officials in International Transactions, dated 21 November 1977, the UK Bribery Act 2010, any other Laws that prohibit commercial bribery, domestic corruption or money laundering, and the standards established by the Financial Action Task Force on Money Laundering. The books and records of the Company have been and are maintained in compliance with the applicable requirements of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
2.32.    No Outstanding Fees or Commissions. The Company does not have any outstanding unpaid obligation with respect to any referral fee, commission, success fee or similar obligation, regardless of whether any such obligation remains subject to one or more contingencies.
2.33.    Data Collection and Privacy Matters.
(a)    The Company is and has at all times been in compliance with:
(i)    the requirements of all applicable Laws concerning Personal Data, On-line Tracking Data, and email and mobile communications, including Laws relating to (A) the collection, storage, processing, use and transfer of Personal Data and On-Line Tracking Data and (B) unsolicited electronic and mobile communications, including anti-SPAM Laws;
(ii)    the privacy policies of the Company, including internal privacy policies and privacy policies contained on any websites maintained by or on behalf of the Company;
(iii)    the data and information security programs, policies and procedures of the Company; and

(iv)    with respect to Government Contracts, applicable Laws relating to the safeguarding of, and access to, classified information.
(b)    The Transactions will not result in the Company, IntraLinks or any IntraLinks Affiliate being in breach of any applicable privacy Laws.
(c)    The systems, products and services of the Company are adequate and sufficient to protect the privacy and confidentiality of all third Person information present, stored or used in connection with such systems, products or services and all applicable Laws, Contracts and duties, including any Laws concerning Personal Data, On-line Tracking Data, and email and mobile communications.
(d)    The Company has at all times taken all steps reasonably necessary to ensure that all Personal Data is protected against loss, destruction or damage and against unauthorized access, use, modification, disclosure or other misuse and there has been no loss, destruction or damage of or unauthorized access to or other misuse of Personal Data.
(e)    The Company is in compliance in all respects with all third party confidentiality, privacy and data protection policies and Contracts to which the Company is bound or that apply to the data provided to, or processed or otherwise used by, the Company, and the Company has not breached any such policy or Contract. The Company does not use, nor has it used (whether or not in anonymous form or for the purpose of improving any Company Product) any data directly or indirectly provided by, or obtained from, any counter-party to any Disclosable Contract, except for the sole purpose of providing Company Products to such Person pursuant to the applicable Disclosable Contract.
(f)    Except with respect to “protected health information” (as such term is defined in HIPAA) provided by Employees and their beneficiaries, and maintained by the Company in connection with the group health plan(s) set forth on Schedule 2.25(a), the Company has not received, processed or stored, nor does it receive, process or store information that is subject to the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191 and the regulations promulgated thereunder (collectively “HIPAA”) and Subtitle D of the Health Information Technology for Economic and Clinical Health Act, which is Title XIII of the American Recovery and Reinvestment Act of 2009 (Public Law 111-5) and regulations promulgated thereunder (collectively the “HITECH Act”), and is not otherwise subject to HIPAA or the HITECH Act. The Company has never been a “Business Associate” (as such term is defined in HIPAA).
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INTRALINKS AND MERGER SUB
IntraLinks represents and warrants to the Company as of the Agreement Date and as of the Closing, and Merger Sub represents and warrants to the Company as of the Closing, as follows:
3.1.    Organization of IntraLinks and Merger Sub. IntraLinks is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. As of the Closing, Merger Sub will be a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware IntraLinks has, and on the Closing Date, Merger Sub will have all requisite corporate power and authority to own, lease and operate its properties and to carry on its business and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a material adverse effect on the ability of IntraLinks or Merger Sub to consummate the Transactions.
3.2.    Authority. IntraLinks has and IntraLinks and Merger Sub will have as of the Closing all requisite corporate power and authority to enter into this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Related Agreements to which IntraLinks or Merger Sub is a party and the consummation of the Transactions by IntraLinks and Merger Sub have been duly authorized by all necessary corporate action on the part of IntraLinks and Merger Sub. This Agreement has been, and each of the Related Agreements to which IntraLinks or Merger Sub is a party will be at the Closing, duly executed and delivered by IntraLinks and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto (other than IntraLinks and Merger Sub), this Agreement constitutes, and in the case of the Related Agreements they will at Closing constitute, valid, legal and binding obligations of IntraLinks and Merger Sub, enforceable against each of IntraLinks and Merger Sub in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity; provided, however, that the Certificate of Merger will not be effective until filed with the Secretary of State of the State of Delaware.
3.3.    Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to IntraLinks or Merger Sub in connection with the execution, delivery and performance of this Agreement and the Related Agreements by IntraLinks and Merger Sub or the consummation by IntraLinks and Merger Sub of the Transactions, except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (b) the filings, permits, authorizations, consents, approvals or other such actions as may be required under, and other applicable requirements of, applicable Antitrust Laws, (c) such consents, approvals, orders, authorizations, registrations, declarations, filings and notices as may be required under applicable securities Laws and (d) such other filings, authorizations, consents and approvals that if not obtained or made would not reasonably be expected to have a material adverse effect on the ability of IntraLinks or Merger Sub to consummate the Transactions in a timely manner.
3.4.    No Conflict. The execution, delivery and performance by IntraLinks and Merger Sub of this Agreement and the Related Agreements to which either is a party, and the consummation of the Transactions, do not and will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (a) any provision of the Organizational Documents of IntraLinks or Merger Sub, (b) any material Contract to which IntraLinks or Merger Sub is a party or to which they or any of their respective properties or assets (whether tangible or intangible) is subject or bound, or (c) any Law applicable to IntraLinks or Merger Sub or any of their respective properties (whether tangible or intangible) or assets, except, in the case of clauses (b) or (c), for such conflicts, violations or defaults as would not individually or in the aggregate reasonably be expected to have a material and adverse effect on the ability of IntraLinks or Merger Sub to consummate the Transactions in a timely manner.
ARTICLE IV

CERTAIN COVENANTS
4.1.    [Intentionally Omitted]

4.2.    Access to Information. The Company shall provide IntraLinks and its accountants, legal counsel, and other representatives reasonable and prompt access during normal business hours during the period before the Effective Time to (a) all of the properties, facilities, books, Contracts, records, customers and Employees of the Company, and (b) all other information concerning the business, finances, properties, products, services, ongoing disputes, litigation, technology and personnel of the Company as IntraLinks may request. The Company shall provide IntraLinks and its accountants, legal counsel, and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 4.2 or otherwise shall affect or be deemed to modify or qualify any representation or warranty of the Company or the conditions to the obligations of the parties to consummate the Merger and the other Transactions.
4.3.    Confidentiality.
(a)    The parties acknowledge that the Company and IntraLinks have previously executed a Mutual Nondisclosure Agreement, dated as of March 25, 2013, as amended on December 23, 2013 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. From and after the Closing, all confidential information of the Company under the Confidentiality Agreement shall be deemed “Confidential Information” of IntraLinks within the meaning of, and subject to, the Confidentiality Agreement.
(b)    In addition, all information that each Holder possesses regarding the Company shall, from and after the Closing, be deemed to be proprietary and confidential information of IntraLinks; provided, however, that confidential information does not include any information that: (i) is or becomes generally available to the public other than as a result of the Holder’s act or omission; (ii) is obtained by a Holder on a non-confidential basis from a third party that was not legally or contractually restricted from disclosing such information; or (iii) was or is independently developed by a Holder without using any proprietary or confidential information of the Company or French Affiliate. As used in this Section 4.3(b), confidential information includes the existence and terms of this Agreement and the agreements and transactions contemplated hereby. If the Holder is required by law or legal order to disclose any of the Company’s confidential information, the Holder shall, prior to such disclosure, notify the Company and IntraLinks of such requirements so that the Company may seek a protective order or other remedy. If a Holder remains legally compelled to make such disclosure, such Holder shall use reasonable efforts to ensure that such confidential information is afforded confidential treatment. Each Holder acknowledges and agrees that any breach of this this Section 4.3(b) will cause injury to Company for which money damages would be an inadequate remedy and that, in addition to remedies at law, the Company is entitled to equitable relief as a remedy for any such breach.
4.4.    Public Disclosure. Except as contemplated by this Agreement or as otherwise required by Law (including applicable securities Laws) or court order or, as to IntraLinks or any IntraLinks Affiliate, by regulatory authority or listing agreement, no disclosure (whether or not in response to an inquiry) of the existence or subject matter of this Agreement shall be made by any party hereto (including any third Person representatives of IntraLinks or the Company or any of their respective Affiliates) (other than disclosures to Stockholders in connection with the approval of this Agreement and other than any filing by IntraLinks or any IntraLinks Affiliate with the Securities and Exchange Commission or other Governmental Entity), whether before or after the Closing, unless approved by IntraLinks and the Company prior to release; provided that such approval shall not be unreasonably withheld, conditioned or delayed; provided further that in no event shall any party or Representative make any such disclosure prior to IntraLinks’ or an IntraLinks Affiliate’s issuing a press release publicly announcing this Agreement; and provided further that this restriction shall not apply to IntraLinks or any IntraLinks Affiliate from and after the Closing.

Notwithstanding the immediately preceding sentence, in the event that either IntraLinks, any IntraLinks Affiliate or the Company (or any Affiliate thereof) is required by Law, court order or any listing or trading agreement to make any such disclosure, such party shall notify the other prior to making such disclosure and shall use its commercially reasonable efforts to give the other an opportunity (as is reasonable under the circumstances) to comment on such disclosure.
4.5.    Further Assurances. Each of the parties to this Agreement shall use its commercially reasonable efforts to: (a) [intentionally omitted], (b) comply promptly with all legal requirements which may be imposed on such party with respect to the Transactions and will promptly cooperate with and furnish information to any other party hereto in connection with any such requirements imposed upon such other party in connection with the Transactions; (c) obtain and make (and will cooperate with the other parties in obtaining or making) any consent, authorization, order or approval of, or any registration, declaration, or filing with, or an exemption by, any Governmental Entity, or other third Person, required to be obtained or made by such party or its Affiliates in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement or any Related Agreement; and (d) at the request of another party hereto, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the other Transactions.
4.6.    Notification of Certain Matters. The Company shall give prompt written notice to IntraLinks of: (a) any inaccuracy in any of its representations or warranties, and the occurrence or non-occurrence of any event that is likely to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect (for representations and warranties that are not qualified by materiality) and in any respect (for representations and warranties that are not qualified by materiality) at or prior to the Effective Time, provided, however, that notice of any inaccuracy (without regard to materiality) at or prior to the Effective time in the representations set forth in Section 2.14, Section 2.16, Section 2.20 and Section 2.27 shall be provided to IntraLinks as aforesaid regardless of whether of the inaccuracy is material; (b) any failure to comply with or satisfy in any material respect any of the covenants, conditions or agreements to be complied with or satisfied by it hereunder; and (c) any event, condition, fact or circumstance that would reasonably be expected to make any of the conditions set forth in Article VI required to be satisfied by it incapable of being satisfied in a timely manner; provided, however, that the delivery of any notice pursuant to this Section 4.6 shall not limit or otherwise affect any remedies available to IntraLinks, Merger Sub or any Indemnified Party, including the right of the Indemnified Parties to be indemnified pursuant to Article VII hereof; provided, further, however, that, if on account of such disclosure pursuant to subsection (c) above, IntraLinks has the right to, but does not elect to, terminate this Agreement within one (1) Business Day following the receipt of such notice, then (i) IntraLinks shall be deemed to have waived its right to terminate this Agreement with respect to such matter (but not any right to indemnification pursuant to Article VII), and (ii) such event, condition, fact or circumstance shall be disregarded for purposes of determining whether the conditions set forth in Article VI have been satisfied.
4.7.    No Solicitation.
(a)    Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VIII, none of the Company, any of the Key Holders, or any of their respective managers, members, officers, directors, employees, stockholders, Affiliates, financial advisors or representatives (collectively, the “Representatives”) shall, directly or indirectly, take any of the following actions with any Person other than IntraLinks and its designees: (i) solicit, initiate, entertain or agree to any proposals or offers from any Person relating to (A) any merger, share exchange, business combination, reorganization, consolidation or similar transaction involving the Company or the French Affiliate, (B) the acquisition of beneficial ownership of any equity or ownership interest in the Company or the French Affiliate, whether by issuance by the Company or the French Affiliate (including any public offering) or by purchase (through a tender offer, exchange offer, negotiated purchase or otherwise) from any stockholder of the Company or the French Affiliate or otherwise, (C) the license or transfer of all or a material portion of the assets of the Company or the French Affiliate or (D) any transaction that may be inconsistent with or that may have an adverse effect upon the Merger or the Transactions (any of the transactions described in clauses (A) through (D), a “Third-Party Acquisition”), or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any Person to do or seek, a Third-Party Acquisition. The Company, the Key Holders and their Representatives shall further shall immediately cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Third-Party Acquisition.
(b)    Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to Article VIII, if the Company, any Key Holder or any Representative receives an inquiry, proposal or offer relating to a Third-Party Acquisition from any Person, each of the Company and such party shall (i) promptly notify IntraLinks of the same and the details thereof (including the identity of the Person making same) and the Company shall be permitted to provide a response without breaching this Section 4.7; provided that the response is limited to informing the initiator of such inquiry, proposal or offer that the Company is unable to respond further at this time, (ii) provide to IntraLinks a copy of any written inquiry, proposal or offer and all correspondence related thereto, and (iii) keep IntraLinks informed of the status thereof.
(c)    The parties hereto agree that irreparable damage would occur if the provisions of this Section 4.7 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that IntraLinks shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.7 and to enforce specifically the terms and provisions hereof in any court of the United States or any state or any other jurisdiction having jurisdiction, this being in addition to any other remedy to which IntraLinks may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by the Company, by any of the Key Holders or by any of their respective Representatives shall be deemed to be a breach of this Agreement by the Company.
4.8.    [Intentionally Omitted].
4.9.    Tax Matters.
(a)    Conduct of Business; Pre-Closing Tax Returns.
(i)    From the Agreement Date until the Closing, the Company shall not make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes (other than the payment of Taxes in the ordinary course of business consistent with prior practice), file any amended Tax Return, surrender any refund claim, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except, in each case, with the prior written consent of IntraLinks. The Company shall not take any action from the Agreement Date through the Closing Date that will result in any liability for Taxes other than actions taken in the ordinary course of business and consistent with prior practice or actions contemplated by this Agreement.

(ii)    The Company will promptly provide or make available to IntraLinks copies of all Tax Returns that are to be filed by the Company after the Agreement Date and before the Closing Date. The Company shall permit IntraLinks to review and comment on each such Tax Return prior to filing it, providing IntraLinks with a reasonable time for such review and comment, and shall reasonably and in good faith consider such revisions to such Tax Returns as are requested by IntraLinks.
(b)    Transfer Taxes. Any and all transfer, sales, use, purchase, value added, excise, real property, personal property, intangible stamp, or similar Taxes applicable to, imposed on, or resulting from, the transfer of Company Common Stock pursuant to the Merger (collectively, “Transfer Taxes”) shall be paid by the Stockholders, and the Holder Representative shall prepare on a timely basis all necessary Tax Returns with respect to any such Transfer Taxes, and, if required by applicable Law, IntraLinks will join in the execution of any such Tax Returns.
(c)    Tax Return Preparation. The Holder Representative shall prepare (or cause to be prepared) in a timely manner any initial Tax Returns of the Company for any Tax period ending on or before the Closing Date that are filed after the Closing; provided, however, that the parties hereby acknowledge that the Holder Representative cannot sign such Tax Returns on behalf of the Company and, provided, further, that the Surviving Corporation shall sign (or IntraLinks shall cause the Surviving Corporation to sign) such Tax Returns when and as requested by the Holder Representative, and that the Surviving Corporation’s failure to sign such Tax Returns, when and as requested by the Holder Representative, shall not constitute a breach of the Holder Representative’s obligations under this Section 4.9(c). For the avoidance of doubt, the Holder Representative shall not be responsible for the preparation or filing of any Tax Returns of the Company for any Straddle Period. Except as required by applicable Tax Law, all Tax Returns prepared by the Holder Representative pursuant to this Section 4.9(c) shall be prepared on a basis and in a manner consistent with the Company’s past practice (as evidenced by the Tax Returns filed by the Company for prior Tax periods), and all costs for the preparation of such Tax Returns shall be borne entirely by IntraLinks and/or the Surviving Corporation. Any such Tax Return, together with appropriate supporting information and schedules, shall be delivered to IntraLinks for its review and comment not less than thirty (30) days before its respective due date (taking into account any extensions that apply). IntraLinks shall provide the Holder Representative with comments no later than fifteen (15) days prior to the due date of the Tax Return (taking into account any extensions that apply). IntraLinks and the Holder Representative shall attempt in good faith to resolve any dispute with respect to any such Tax Return; if they are unable to do so at least ten (10) days prior to the date on which such Tax Return is due (taking into account any extensions that apply), such Tax Return shall be filed as prepared by the Holder Representative, subject to amendment, if necessary, to reflect the final resolution of the dispute.
(d)    Amended Tax Returns; Closing Date Actions. After the Closing, IntraLinks shall not amend (or permit or cause to be amended) any Pre-Closing Tax Period Tax Return of the Company without the prior written consent of the Holder Representative, which consent shall not be unreasonably withheld, delayed or conditioned.
(e)    Tax Refunds. All refunds and the amount of any credits of Taxes received by the Company relating to any Pre-Closing Tax Period, for which Taxes the Stockholders could be liable pursuant to this Agreement, shall be promptly paid to the Stockholders by IntraLinks as additional consideration in connection with the Merger.
(f)    Cooperation. IntraLinks, the Surviving Corporation and the Holder Representative shall cooperate fully with each other and with each party's accounting firms and legal counsel, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this Section 4.9 and any audit or other examination by any Tax Authority, or any judicial or administrative proceedings relating to liability for Taxes. IntraLinks and the Company, and following the Closing, the Surviving Corporation and Holder Representative, (i) shall retain all books and records in their possession or under their control with respect to Tax matters pertinent to the Company relating to Pre-Closing Tax Periods until the expiration of the statute of limitations (and any extensions thereof) of the respective taxable periods, provide copies of such books and records to the other parties, as applicable, promptly upon request, and abide by all record retention agreements entered into with any Tax Authority, and (ii) shall give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party should reasonably request, allow the other party to take possession of such books and records prior to such transfer, destruction or discarding.
(g)    Tax Contests.
(i)    After the Closing Date, each of IntraLinks and the Holder Representative shall promptly notify the other party in writing upon receipt by it of any written notice of any pending or threatened audit or assessment, proposed adjustment, deficiency, proceeding or similar claim relating to Taxes with respect to Taxes for which the Stockholders could be liable pursuant to this Agreement (each, a “Tax Contest”); provided, however, that IntraLinks’ delay or failure to so notify the Holder Representative shall only relieve the Stockholders of their obligations to the extent, if at all, that they are materially prejudiced by reason of such delay or failure.
(ii)    Notwithstanding anything to the contrary contained herein, following the Closing, IntraLinks will have the sole right to conduct any Tax Contest, investigation, audit or other Tax dispute or contest relating to the Company. If a Tax Contest relates to a Pre-Closing Tax Period, the Holder Representative shall have the right to participate at its sole cost and expense in such Tax Contest, and IntraLinks shall not settle such Tax Contest without the Holder Representative’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Holder Representative’s right to participate shall include (w) consulting with the other party (and their counsel) regarding the conduct of such Tax Contest at reasonable intervals; (x) timely receiving from the other party copies of material correspondence and other documents received regarding the Tax Contest from the applicable Tax Authority; (y) being provided drafts of material correspondence and other documents that will be provided to the Tax Authority with respect to such Tax Contest within a reasonable period prior to the planned submission to the Tax Authority; and (z) participating in material conferences or meetings with any Tax Authority that are with respect to such Tax Contest.
4.10.     Company Options.
(a)    In-the-Money Company Options. At the Effective Time, each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested that provides for an exercise price per share that is less than the Per Share Common Merger Consideration will be cancelled and extinguished and be converted into the right to receive from the Surviving Corporation without interest, for each share of Company Common Stock that would be obtainable upon exercise of such Company Option, whether vested or unvested, as of immediately prior to the Effective Time, an amount equal to the sum (if a positive number) of: (i) the Per Share Common Merger Consideration minus (ii) the exercise price required to be paid to acquire the corresponding share of Company Common Stock (such amount calculated pursuant to this Section 4.10(a) with respect to each such Company Option, the “Option Cancellation Amount” and the aggregate amount payable with respect to all Company Options, the “Aggregate Option Cancellation Amount”). Company Options shall not be assumed by IntraLinks.

(b)    Lapsed Company Options. Each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested that provides for an exercise price per share that is equal to or greater than the Per Share Common Merger Consideration (each a “Lapsed Option”) shall be cancelled without any payment therefor.
(c)    Taxes on Option Cancellation Amounts. For the avoidance of doubt, all payroll Taxes and other Taxes payable by the Company with respect to the Option Cancellation Amounts shall constitute Acquisition Expenses (and shall, to the extent unpaid as of the Closing, constitute Unpaid Acquisition Expenses, including for purposes of Section 1.6).
(d)    Termination of Company Option Plan. The Company and the administrator of the Company Option Plan shall cause the Company Option Plan to be duly terminated such that, (i) after the Effective Time, no further option grants may be made under the Company Option Plan; and (ii) the Company Option Plan and each Lapsed Option that is not exercisable prior to or that has not been exercised as of the Effective Time to be terminated effective as of the Effective Time.
(e)    Company Stock Rights. The Company shall take all action necessary to ensure that all Company Stock Rights (other than the Notes) are terminated as of immediately prior to the Effective Time.
(f)    Disclosure. Promptly after the Agreement Date, the Company shall deliver proper notice to each holder of a Company Option pursuant to the Company Option Plan informing such holder of the effect of the Merger on the Company Options, and provide each holder of Lapsed Options a reasonable opportunity to exercise such Lapsed Options prior to the Effective Time. The Company represents and warrants to IntraLinks that the holders of Company Options have been or will be properly given or shall have properly waived, any required notice prior to the Merger.
4.11.    Insurance; Indemnification of Company Board and Officers. Before or promptly after the Effective Time, the Company shall purchase, in each case in form and substance satisfactory to IntraLinks, a directors’ and officers’ liability insurance policy, with extended reporting period endorsement, that shall provide the members of the Company Board and the Company’s officers with coverage for six (6) years following the Effective Time (the “Tail Policy”), and shall provide IntraLinks with an insurance binder evidencing such policy and endorsement. During the period ending six (6) years after the Effective Time, IntraLinks will ensure that the Surviving Corporation fulfills its indemnification obligations to present and former members of the Company Board and present and former officers of the Company (the “Indemnified D&Os”) pursuant to the terms of the Company’s Certificate of Incorporation or By-Laws as in effect on the Agreement Date.
4.12.    Resignation of Officers and Directors. The Company shall obtain the resignations of (a) all members of the Company Board and all officers of the Company effective as of the Effective Time and (b) such other Persons as have been identified by IntraLinks before the Effective Time, effective as of the date such resignation is accepted by the Company.
4.13.    Certain Deliveries. Delivery of any item included in the electronic “data room” for the Transactions shall constitute “delivery” within the meaning of Article II so long as the relevant item was included in the “data room” and IntraLinks’ legal representatives had unrestricted access thereto for a continuous period of at least three (3) Business Days immediately before the Agreement Date. For the avoidance of doubt, any item included in the “data room” for the Transactions on the Closing Date that is not also included in the “data room” as of the Agreement Date shall not constitute “delivery” within the meaning of Article II.
ARTICLE V

ADDITIONAL HOLDER AND COMPANY OBLIGATIONS
5.1.    Non-Solicitation by Holders. No Holder shall, during the period beginning on the Closing Date and ending on the date that is three years after the Closing Date (the “Restricted Period”), whether as an owner, partner, stockholder, employee, officer, director, independent contractor, consultant, advisor or in any other capacity, other than a holder of less than 1% of the outstanding shares of any publicly held company, directly or indirectly:
(a)    Solicit, recruit, employ or retain any person or entity who is employed by or has a contractual or consulting relationship with IntraLinks, the Company or any other IntraLinks Affiliate, or induce or encourage any person or entity who is employed by or has a contractual or consulting relationship with IntraLinks, the Company or any other IntraLinks Affiliate to terminate such employment, contractual, or consulting relationship; or
(b)    Solicit, induce or attempt to induce any customer or client of IntraLinks, the Company or any other IntraLinks Affiliate to cease doing business in whole or in part with IntraLinks, the Company or any other IntraLinks Affiliate or otherwise attempt to limit or interfere with any business agreement or relationship existing between IntraLinks, the Company or any other IntraLinks Affiliate, on the one hand, and any third party on the other hand.
5.2.    Non-Disparagement by Holders. From and after the Closing, no Holder shall directly or indirectly make, publish or communicate to any Person or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of IntraLinks, the Company or any other IntraLinks Affiliate or any of their respective businesses, employees, directors and officers.
5.3.    Non-Competition by Key Employees. No Key Employee shall, during the Restricted Period, whether as an owner, partner, stockholder, employee, officer, director, independent contractor, consultant, advisor or in any other capacity, directly or indirectly, participate or engage in, have any financial or other interests in, manage, operate, be employed by or otherwise provide assistance to any company or business, or any division, group, or other subset of any business, engaging in or developing a business that (A) is competitive with products that are competitive with the Company Products or any reasonably foreseeable extension thereof, or (B) is engaged in the research and development of, marketing, licensing, sale, distribution or lease of any products or services for the purpose of, or relating to, digital rights management (the “Business”) anywhere in the Restricted Territory (as defined below); provided, however, that the foregoing shall not restrict any Key Employee from providing such assistance to any division, group, business unit, segment or other subset of any company provided such subset does not directly or indirectly develop, market, license, sell, distribute, lease or otherwise commercialize products or services competitive with the Company Products or any reasonably foreseeable extension thereof or engage in any such actions, directly or indirectly, for the benefit of any company or business, or any division, group, business unit or other subset of any business engaging in or developing a business that falls within the foregoing clauses (A) or (B), notwithstanding that such Key Employee would be restricted under this Section 5.3 with respect to other such subsets of the same company or business. For purposes hereof, the term “Restricted Territory” means (i) the United States and (ii) anywhere in the world outside of the United States where the Company engaged in the Business, or has proposed to engage in the Business, prior to the Closing or where IntraLinks, the Company or any other Affiliate of IntraLinks carries on, or proposes to carry on, the Business after the Closing. Notwithstanding the foregoing, it shall not be a breach of this Section 5.3 for any Key Employee to own a purely passive interest of not more than one percent (1%) in an entity that is involved in the development, marketing or sale of products described in the foregoing clause (A) or is otherwise engaged in the Business.
5.4.    Acknowledgment.
(a)    Each Holder acknowledges and agrees that (i) as part of the Merger, IntraLinks will be vested with the goodwill of, and will carry on, the Business that had been conducted by the Company before the Merger and (ii) the non-competition agreement and non-solicitation and non-disparagement provisions contained herein are an essential part of the Merger and are necessary to induce IntraLinks and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby.
(b)    Each Holder further expressly acknowledges and agrees that the character, duration and geographical scope of the non-competition, non-solicitation and non-disparagement provisions above, to the extent applicable to such Holder, are reasonable and are necessary for the purpose of ensuring the preservation, protection and continuity of the Business as well as the trade secrets and goodwill of IntraLinks, the Company and the other IntraLinks Affiliates. If any court of competent jurisdiction determines that any of the covenants and agreements contained herein, or any part thereof, is unenforceable because of the character, duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.
5.5.    [Intentionally Omitted].
5.6.    Conversion of Shares. Each Stockholder acknowledges and agrees that, at the Effective Time, all shares of Company Common Stock held by such Stockholder shall be cancelled and extinguished, and that the amounts shown as payable to such Stockholder on the Allocation Certificate and in accordance with the terms hereof shall fully satisfy all rights pertaining to such shares of Company Common Stock, and such Stockholder shall not be entitled to any other consideration of any kind with respect thereto.
5.7.    Release by Holders.
(a)    Each Holder, on behalf of himself, herself or itself, as applicable, and each of his, her or its Affiliates, Related Persons (as defined below), administrators, executors, legal representatives, successors and assigns, hereby waives, releases, acquits, agrees to hold harmless and forever discharges the Company, IntraLinks, Merger Sub and each of their respective individual, joint or mutual, past, present and future directors, officers, employees, agents, consultants, advisors and other representatives, Affiliates, successors and assigns (individually, a “Releasee” and collectively, the “Releasees”), from and against any and all direct and indirect debts, losses, demands, actions, charges, complaints, grievances, causes of action, suits, accounts, covenants, obligations, contracts, agreements, undertakings, commitments, expenses, damages and any and all claims, demands and liabilities of every name and nature whatsoever, both in law and in equity, whether direct or indirect, known or unknown, suspected or unsuspected, contingent, accrued or otherwise, asserted or unasserted, foreseen or unforeseen, foreseeable or unforeseeable, and whether or not relating to such Holder’s status as an officer, director, employee, stockholder, optionholder, holder of Notes and/or agent of the Company or any other status (collectively, the “Claims”), that such Holder or any of such Holder’s respective Affiliates or Related Persons now has or ever had or may hereafter have against any of the Releasees arising at or before the Effective Time or on account of or arising out of or relating to any matter, cause, event, circumstances or action taken or omitted at or before the Effective Time, whether or not arising in contract, tort, negligence, strict liability or otherwise; provided, however, that the foregoing general release shall not apply to any of such Holder’s rights under this Agreement or any other agreement between such Holder and IntraLinks or any IntraLinks Affiliate entered into in connection with the Transactions or any indemnification obligations of the Company arising under the Company’s Certificate of Incorporation or By-Laws (“Excluded Claims”).
(b)    Without limiting the generality of the foregoing, Claims shall expressly include any claims (except for Excluded Claims) for severance, change in control payments or benefits or other termination payments or benefits arising out of the Merger as well as claims for breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, violation of public policy, fraud, intentional or negligent misrepresentation, defamation, personal injury, infliction of emotional distress and claims under Title VII of the 1964 Civil Rights Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Family Medical Leave Act, the Worker Adjustment and Retraining Notification Act, Section 806 of the Sarbanes-Oxley Act and any other local, state and federal laws and regulations relating to employment, except any claim for age discrimination and any claims that may not be released by operation of law.
(c)    As used in this Section 5.7, “Related Person” shall mean, with respect to each Holder, (i) each Affiliate of such Holder and (ii) in the case of a Holder that is a natural person, (A) such Holder’s spouse or life partner and any lineal descendant (including adopted children), lineal antecedent (including adoptive parents) or sibling of such Holder, (B) any spouse or life partner of any such lineal descendant, lineal antecedent or sibling, (C) any Person that is directly or indirectly controlled by any of the foregoing individuals and (D) each of such individuals’ administrators, executors, heirs, legal representatives and assigns.
(d)    Each Holder hereby irrevocably covenants and agrees to refrain from, directly or indirectly, asserting any Claim (other an Excluded Claim) or commencing, instituting or causing to be commenced or instituted, or participating in the pursuit of, any proceeding, whether judicial, administrative or otherwise, against any Releasee, based upon or involving any matter purported to be released hereby.
(e)    Without limiting any of the rights or remedies otherwise available to any Releasee, each Holder shall indemnify and hold harmless each Releasee from and against all loss, liability, Claims, damages, including incidental and consequential damages, and expenses (including costs of investigation, defense and attorney’s fees) whether or not involving third party Claims, arising directly or indirectly from or in connection with the (i) assertion by or on behalf of such Holder or any of such Holder’s Affiliates or Related Persons of any Claim purported to be released hereunder, or (ii) the assertion by any third party of any Claim against any Releasee which Claim arises directly or indirectly from or in connection with any assertion by or on behalf of such Holder or any of such Holder’s Affiliates or Related Persons against such third party of any Claims purported to be released hereunder.
(f)    If any provision of this Section 5.7, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Section will continue in full force and effect, and any provision of this Section 5.7, so held invalid or unenforceable in part will remain in full force and effect to the extent not held invalid or unenforceable. Each Holder further agrees to replace such void or unenforceable provision of this Section 5.7, with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
(g)    Each Holder hereby represents and warrants that such Holder has read this Section 5.7, and has consulted with, or has had sufficient opportunity to consult with, independent counsel of such Holder’s choice regarding the terms and effect of this Section 5.7, and that such Holder’s execution of this Agreement constitutes Releasor’s knowing and voluntary agreement to the terms of this Section 5.7.
5.8.    Representations and Warranties by Holders. Each Holder represents and warrants to each of IntraLinks and the Merger Sub as of the Agreement Date and as of the Closing as follows:
(h)    Such Holder is the sole and unrestricted owner of the shares of Company Common Stock and/or Notes shown as held by such Holder on the Allocation Certificate. Such Holder owns no Company Securities, Notes or Security Rights not shown as held by such Holder on the Allocation Certificate. Such Holder has good and valid title to all such shares of Company Common Stock and/or Notes, free and clear of any Liens.
(i)    The execution, delivery and performance by such Holder of this Agreement and the Related Agreements to which such Holder is or will be a party, and the consummation by such Holder of the Transactions, have been duly authorized by such Holder by all requisite action, corporate or otherwise, and are within such Holder’s full power and legal rights and no other action on the part of such Holder is necessary to authorize this Agreement or such Related Agreements or to consummate the Transactions. This Agreement and each of the Related Agreements to which such Holder is a party executed on the date hereof has been, and at Closing each of such agreements will be, duly executed and delivered by such Holder. This Agreement and each of the Related Agreements to which such Holder is a party executed on the date hereof is, and each of the other Related Agreements will be, when executed and delivered by such Holder, the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
(j)    The execution, delivery and performance by such Holder of this Agreement and the Related Agreements to which such Holder is a party, and the consummation of the Transactions, do not and will not conflict with or result in any material violation of or material default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any material obligation or loss of any material benefit under, or result in the imposition or creation of any material Lien upon any of such Holder’s properties or assets (tangible or intangible) under (i) any provision of the Organizational Documents of such Holder (in the case of Holders that are not natural persons), (ii) any material Contract to which such Holder is a party or by which it or any of its properties or assets is bound, or (iii) any Law applicable to such Holder or any of its properties or assets (whether tangible or intangible).
5.9.    Assignment of Intellectual Property Rights.
(g)    Rights in Intellectual Property. Each Holder hereby irrevocably and exclusively transfers and assigns to the Company all worldwide right, title and interest of such Holder (if any) in and to Intellectual Property resulting from work or services performed by such Holder and/or its employees or consultants for the Company, whether as an employee, consultant or otherwise, or from access to the proprietary information or property of Company, for the entire duration of available protection of such Intellectual Property under applicable Law, in any and all modalities of use and exploitation thereof, and in any and all territories, in consideration of IntraLinks’ execution and delivery of this Agreement, the amounts payable to such Holder pursuant hereto, and the other terms and conditions hereof. To the extent any of such right, title and interest in or to the Intellectual Property cannot be assigned by such Holder to the Company, such Holder hereby grants to the Company and its successors and assigns an exclusive (even as to such Holder), royalty-free, transferable, perpetual, irrevocable, unrestricted, worldwide license (with rights to sublicense through one or more tiers of sublicensees) to such non-assignable rights. To the extent any such right, title and interest in or to Intellectual Property can be neither assigned nor so licensed by such Holder to the Company, such Holder hereby irrevocably waives and agrees never to assert nor to permit any third party to assert such non-assignable and non-licensable right, title and interest against the Company, Intralinks, and each of their respective Affiliates, successors and assigns, and each of their respective customers and licensees. None of the Company’s rights or licenses hereunder shall lapse if the Company has not exercised its rights under the assignment for any period of time or in any jurisdiction or territory. At the Company’s or IntraLinks’ request and expense, such Holder will assist and cooperate with the Company in all respects, execute documents and take such further acts reasonably requested by the Company or Intralinks to enable the Company to acquire, transfer, maintain, perfect and enforce the Intellectual Property. Such Holder hereby appoints the officers of Company and Intralinks as such Holder’s attorneys-in-fact to execute documents on behalf of such Holder for this limited purpose.
(h)    Moral Rights. To the fullest extent permitted by applicable law, each Holder also hereby irrevocably transfers and assigns to the Company, and waives and agrees never to assert, any and all Moral Rights (as defined below) that such Holder may have in or with respect to any Intellectual Property that such Holder has otherwise assigned to the Company. To the extent any Moral Rights cannot be so assigned, transferred or waived under applicable law, such Holder undertakes that the owners thereof shall not use any such rights in any manner that might affect or damage the Company’s interests, including the exercise of the Company’s rights in such Intellectual Property. “Moral Rights” mean any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is called or generally referred to as a “moral right.”
(i)    Related Rights. To the extent that any Holder owns or controls (presently or in the future) any patent rights, copyright rights, trade secret rights, or any other intellectual property rights that may block or interfere with, or may otherwise be required for, the exercise by the Company of the rights assigned to the Company under this Section 5.9, (collectively, “Related Rights”), such Holder hereby grants to the Company a non-exclusive, royalty- free, irrevocable, perpetual, transferable, worldwide license (with the right to sublicense) to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable the Company to exercise all of the rights assigned to Company under this Section 5.9.
5.10.    Payment of Bonus Amounts. The Company’s Board of Directors shall approve the payment of the bonuses to the recipients thereof in the amount per recipient set forth in Schedule 5.10 (collectively, the “Aggregate Bonus Amount”). Subject to receipt of a release of all claims against the Company, IntraLinks and their affiliates and representatives in the form of Exhibit K duly executed by each intended recipient of a bonus listed on Schedule 5.10 that is not also a holder of a Company Option (the “Incentive Payment Release”), IntraLinks shall cause an amount equal to $200,000 aggregate (the “Funded Bonus Amount”), to be wired to the Company’s current payroll provider, such amounts to be paid to the recipients thereof in the amounts per recipient specified in Schedule 5.10, subject to reduction for payroll Taxes. All payroll Taxes and other Taxes payable by the Company with respect to such bonuses shall constitute Acquisition Expenses (and shall, to the extent unpaid as of the Closing, constitute Unpaid Acquisition Expenses, including for purposes of Section 1.6).
5.11.    French Affiliate Matters.
(a)    The Stockholders that hold equity interests in the French Affiliate (the “French Affiliate Stockholders”) shall cause the French Affiliate to, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Liquidation Date take only such actions as are consistent with completing its performance of its obligations under Contracts in existence on the Agreement Date and disclosed in the Company Disclosure Schedule and otherwise winding down its business and preparing to liquidate as provided in Section 5.11(b), except in each case as may otherwise be consented to in writing by IntraLinks. Without limiting the foregoing and except as expressly contemplated by this Agreement, the French Stockholders shall cause the French Affiliate to not, without the prior written consent of IntraLinks,
(i)    issue, grant, deliver or sell, or authorize, propose, promise or make any commitment for the issuance, grant, delivery or sale of, or purchase or propose the purchase of, or terminate or amend any term or provision of, any French Affiliate Security or any Security Rights with respect thereto;
(ii)    acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or in any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets in any amount;
(iii)    hire or engage any employee, consultant or contractor, or alter the terms of employment or engagement of any existing employee, consultant or contractor;
(iv)    enter into any Contract, or alter the terms of any existing Contract;
(v)    incur any Indebtedness, alter the terms of any Indebtedness, draw down or borrow any amounts or increase the amount available under any existing Contracts with respect to Indebtedness, guarantee any Indebtedness of any Person, issue or sell any debt securities or purchase or guarantee any debt securities of others; or
(vi)    incur any payment obligation or other liability, other than professional fees and other costs relating to such wind down and liquidation.
(b)    The French Affiliate Stockholders shall, not later than October 31, 2014, take all actions necessary to place the French Affiliate in liquidation, and to complete the liquidation of the French Affiliate by December 31, 2014. In connection with such liquidation, such French Stockholders shall, and shall cause their and the French Affiliate’s legal counsel, accountants, auditors and other advisors and representatives to:
(i)    provide IntraLinks a reasonable opportunity of not less than 5 Business Days to review all documents relating to the liquidation of the French Affiliate, and not execute or file any such document, including any shareholder resolution, plan of liquidation or dissolution, certificate related thereto or other document, unless and until it has been approved by IntraLinks in writing;

(ii)    not appoint any Person to serve as liquidator of the French Affiliate unless and until such Person has been approved by IntraLinks in writing and IntraLinks, if it so requests, has entered into an agreement with the liquidator, on such terms as IntraLinks may specify, intended to provide IntraLinks with the ability to assure that the liquidation proceeds in accordance with applicable Law and in the most expeditious manner possible; and
(iii)    keep IntraLinks reasonably informed of the status of the liquidation process, and respond promptly to any related inquiries or requests for information that IntraLinks or its counsel, accountants, auditors and other advisors and representatives may reasonably make.
(c)    The French Affiliate shall not be obligated to change its corporate name prior to the completion of its liquidation. Notwithstanding the foregoing, from and after the Closing, the French Stockholders and the French Affiliate shall cease any and all use of the name “DocTrackr” in any form, whether for sales, marketing, promotional, commercial or other purposes whatsoever in any jurisdiction, including any and all use of any domain name assigned to the Company pursuant to the Domain Name Assignment, French Affiliate License Amendment and IP Assignment or otherwise, provided, however, that, the Company may continue to use the “DocTrackr” name solely in connection with the performance of its obligations under the Contracts of the French Affiliate disclosed in the Company Disclosure Schedule and as may be required for purposes of the liquidation. Without limiting the foregoing, the French Stockholders shall cause the French Affiliate to disable and extinguish all website(s) identified in the Domain Name Assignment or otherwise owned by the French Affiliate on the Closing Date (after giving effect to the Closing), such that the websites are no longer accessible via the Internet. The French Stockholders agree that from and after the Closing, IntraLinks shall have all of the French Affiliate’s and French Stockholders’ rights (if any) to use, and neither the French Affiliate nor the French Stockholders shall have the right to use, in any manner, any trademarks or service marks, whether or not registered, of the Company, or any other name that incorporates or is deceptively or confusingly similar to any of such trademarks or service marks.
5.12.    Joinder of Noteholders. Any holder of a Note that was not an original party to this Agreement may become a party by executing and delivering to Intralinks and the Holder Representative a joinder agreement substantially in the form attached hereto as Exhibit H (each, a “Joinder Agreement”).
ARTICLE VI

CONDITIONS TO THE MERGER
6.1.    Conditions to the Obligation of the Company. The obligation of the Company to consummate the Merger and the Transactions shall be subject to the satisfaction at or before the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:
(c)    Representations and Warranties. Each of the representations and warranties of IntraLinks and Merger Sub contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the Agreement Date and shall be so true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those failures to be so true and correct as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of IntraLinks and Merger Sub to consummate the Transactions.

(d)    Agreements and Covenants. IntraLinks and Merger Sub shall each have performed or complied in all material respects with each of the covenants and obligations of this Agreement required to be performed or complied with by them on or prior to the Closing Date.
(e)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect, and there shall be no pending Proceeding or other application before any Governmental Entity seeking any such order, restraint or prohibition.
(f)    Other Documents. The Company shall have received such customary documents from IntraLinks and Merger Sub as the Company may reasonably request in good faith for the purpose of facilitating the consummation of the Merger and the other Transactions.
6.2.    Conditions to the Obligations of Parent and Merger Sub. The obligations of IntraLinks and Merger Sub to consummate the Merger and the Transactions shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by IntraLinks:
(a)    Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall have been true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of other representations and warranties) on and as of the Agreement Date and shall be so true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.
(b)    Agreements and Covenants. The Company shall have performed or complied in all material respects with each of the covenants and obligations of this Agreement required to be performed or complied with by it on or before the Closing Date.
(c)    No Material Adverse Effect. No event, occurrence, change, effect or condition of any character shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(d)    Closing Certificate. The Company shall have delivered to Intralinks a certificate of the Company, executed by the Chief Executive Officer and the Chief Operating Officer of the Company and dated as of the Closing Date, certifying on behalf of the Company that each of the conditions set forth in Sections 6.2(a)-(c) has been satisfied in all respects.
(e)    Secretary’s Certificate. The Company shall have delivered to IntraLinks a certificate of the Company executed by the Secretary of the Company, dated as of the Closing Date, certifying: (i) the Company Board Approval and the Transaction Approvals, (ii) the Organizational Documents of the Company, (iii) the name, title, incumbency and signatures of the officers authorized to execute this Agreement and the Related Agreements to which the Company is a party, (iv) any and all Company Board, committee and shareholder resolutions, consents or other actions taken by the Company Board, any committee of the Board or the shareholders of the Company between the Agreement Date and the Closing Date, and (v) certificates from the applicable Secretary of State evidencing the good standing of the Company in the jurisdiction of its incorporation and foreign qualification in each jurisdiction where the Company is required to be so qualified, in each case, as of a date that is no more than five (5) calendar days prior to the Closing Date.

(f)    [Intentionally Omitted].
(g)    [Intentionally Omitted].
(h)    [Intentionally Omitted].
(i)    Termination of Company Option Plan. The Company shall have delivered to IntraLinks evidence reasonably satisfactory to IntraLinks that the termination of the Company Option Plan contemplated by Section 4.10(d) has been effected.
(j)     Key Employee Agreements. Each Key Employee shall not have revoked any element of his Offer Package Agreements or otherwise indicated his intention not to commence employment with the Hiring Affiliate as of and after the Closing.
(k)    Tax Certificate. The Company shall have delivered to IntraLinks a certificate in the form of Exhibit E, duly executed and acknowledged, certifying, in the manner described in Treasury regulations section 1.897-2(h) and 1.1445-2(c)(3), that interests in the Company are not U.S. real property interests.
(l)    Resignations. The Company shall have provided IntraLinks with copies of the resignation letters contemplated by Section 4.12.
(m)    Legal Action. There shall not be any pending or, to the Knowledge of the Company, threatened Proceeding, or, to the Knowledge of the Company, any facts, threats, claims or allegations that would reasonably be expected to result in any such threatened or pending Proceeding, before any court or Governmental Entity brought by any Person or Governmental Entity: (i) against the Company seeking material damages or other material relief, (ii) challenging or seeking to restrain or prohibit the consummation of the Merger or the other Transactions, or seeking to obtain any material damages from Parent, Merger Sub or the Company as a result of the Merger or such other Transactions or (iii) seeking to prohibit or impose any limitations on IntraLinks’ or any IntraLinks Affiliate’s ownership or operation of all or any portion of the Company’s business or assets, or to compel IntraLinks or any IntraLinks Affiliate to dispose of or hold separate all or any portion of its or the Company’s business or assets as a result of the Transactions which if successful would have an adverse effect on IntraLinks’ ability to receive the anticipated benefits of the Merger and the other Transactions.
(n)    No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect, and there shall be no pending Proceeding or other application before any Governmental Entity seeking any such order, restraint or prohibition.
(o)    Release of Liens. The Company shall have delivered to IntraLinks evidence, in form and substance reasonably satisfactory to IntraLinks, that all Liens on the Company’s assets or properties have been released.
(p)    [Intentionally Omitted].
(q)    [Intentionally Omitted].

(r)    [Intentionally Omitted].
(s)    Domain Name Assignment. The Company shall have delivered to IntraLinks a domain name assignment agreement in the form of Exhibit G, duly executed by Clement Cazalot and assigning to the Company such individual’s registrations of the domain names listed therein (the “Domain Name Assignment”).
(t)    French Affiliate License Agreement Amendment and IP Assignment and French Affiliate License Agreement. The Company shall have delivered to IntraLinks the License Agreement Amendment and IP Assignment in the form of Exhibit I (the “French Affiliate License Amendment and IP Assignment”) and the Limited License Agreement in the form of Exhibit J (the “French Affiliate Limited License Agreement”) in each case, duly executed by the Company and the French Affiliate.
(u)    [Intentionally Omitted].
(v)    [Intentionally Omitted].
(w)    Officer’s Certificate of French Affiliate. The Company shall have delivered to IntraLinks a certificate of the Company and the French Affiliate executed by the Chief Executive Officer and Chief Operating Officer of each of the Company and the French Affiliate, dated as of the Closing Date, certifying that: (i) each of the French Affiliate IP Assignment and French Affiliate Limited License Agreement has been duly authorized, executed and delivered by the French Affiliate; and (ii) all liabilities of the French Affiliate have been paid in full as of the day prior to the Closing Date.
(x)    No Claims or Proceedings. The Company shall not have received notice of any claim against the Company or the French Affiliate from any third Person or any Proceeding, and no such claim or Proceeding shall have been initiated or pending.
ARTICLE VII

INDEMNIFICATION
7.1.    Survival of Representations, Warranties and Covenants; Limitations.
(y)    Company Representations. The representations and warranties of the Company set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of IntraLinks, any IntraLinks Affiliate or Merger Sub, and the Effective Time and shall terminate at 11:59 P.M. Eastern time on the date that is eighteen (18) months after the Closing Date, except that the representations and warranties of the Company and the Holders, as applicable, set forth in Sections 2.1, 2.2, 2.5, 2.6, 2.14(a)(i), 2.14(a)(iii), 2.14(b), 2.14(d), 2.14(e), 2.14(f), 2.14(g), 2.14(m), 2.14(o), the first sentence of 2.14(p), 2.24, 2.27 and 5.8 and in any certificate, document or other instrument delivered by or on behalf of the Company to the extent such instrument addresses such representations and warranties (collectively, the “Fundamental Representations”) shall so survive but shall terminate at 11:59 P.M. Eastern time on the date on which all applicable statutes of limitation (as the same may be extended or waived) shall have expired, and except, in all cases, with respect to any Loss, claim or breach in respect of which any Indemnified Party shall have delivered a Claim Certificate prior to such termination.

(z)    IntraLinks and Merger Sub Representations. The representations and warranties of IntraLinks and Merger Sub set forth in this Agreement or in any certificate, document or other instrument delivered by or on behalf of IntraLinks or Merger Sub pursuant to this Agreement shall terminate at the Effective Time.
(aa)    Covenants. The respective covenants, agreements and obligations of the Holders, the Company, IntraLinks, the Holder Representative and Merger Sub set forth in this Agreement or in any certificate, document or other instrument delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any party hereto, and the Effective Time without limitation and shall terminate on the expiration of all applicable statutes of limitation (as the same may be extended or waived), except as otherwise expressly set forth in this Agreement or in such certificate, document or other instrument delivered pursuant to this Agreement.
(bb)    Effect of Survival Periods. The survival periods set forth in this Section 7.1 are intended to operate only as the time periods within which a party must deliver to the other party a written notice of a Loss, claim or breach, and following such delivery the notifying party shall be entitled to pursue its available remedies with respect thereto pursuant to the provisions of and subject to the limitations in this Agreement regardless of the survival periods set forth in this Section 7.1.
7.2.    Indemnification. As an integral term of the Merger, from and after the Closing, each Stockholder, severally and not jointly in accordance with his, her or its Pro Rata Share, shall indemnify, reimburse, compensate and hold harmless IntraLinks, Merger Sub and the Surviving Corporation and each of their respective officers, directors, employees, partners, members, agents and Affiliates (the “Indemnified Parties”) against any and all claims, losses, royalties, liabilities, damages (including, solely to the extent sought from an Indemnified Party by the claimant under Third Party Claims and not with respect to any other claims, punitive, speculative, remote, exemplary, lost profits or similar damages claimed by such third Person), deficiencies, Taxes, interest and penalties, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense, but excluding the salary, employee benefits and other IntraLinks compensation costs of employees and contractors of IntraLinks incurred by IntraLinks and its Affiliates in connection with such employees’ and contractors’ performance and completion of the source code remediation specified in Schedule II hereto (the “Allocated Internal Remediation Costs”) (collectively “Losses”) incurred or suffered by any such Indemnified Parties directly or indirectly as a result of, relating to or in connection with:
(c)    the failure of any representation or warranty of the Company set forth herein (including and as qualified by the Company Disclosure Schedule) or in any Indemnifiable Related Agreement or Certificate to be true and correct in all respects as of the Agreement Date and as of the Closing (disregarding for purposes of this Section 7.2(a) any “material”, “in all material respects”, “Company Material Adverse Effect” or similar qualification contained therein or with respect thereto both for purposes of determining whether a representation or warranty is true and correct and for purposes of calculating Losses);
(d)    any failure by the Company or the Holder Representative to fully perform, fulfill or comply with any covenant or agreement set forth herein or in any Indemnifiable Related Agreement or Certificate;
(e)    the failure of any item set forth in the Allocation Certificate (except with respect to the Closing Balance Sheet) to be accurate, true and correct in all respects as of the Closing (regardless of any approval of the Allocation Certificate by IntraLinks);

(f)    any claims by (i) any current or former holder or alleged current or former holder of any equity, membership or ownership interest or equity security of the Company (including any predecessors), including Company Securities or Security Rights with respect thereto, relating to or arising out of (A) the Transactions, this Agreement or any Related Agreement, including the calculation and allocation of the Merger Consideration, or (B) such Person’s status or alleged status as an equity holder, member or owner of equity or ownership interests in the Company (including any predecessors) at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise, (ii) any Person to the effect that such Person is entitled to any equity, membership or ownership interest or equity security or any payment in connection with the Transactions other than as specifically set forth on the Allocation Certificate or (iii) any Person with respect to any Security Right, stock option scheme or plan, unit option scheme or plan or any other scheme, plan, policy or Contract providing for equity or ownership interest compensation to any Person;
(g)    (i) any “excess parachute payment” (within the meaning of Section 280G(b) of the Code) made by the Company on or prior to the Closing Date or otherwise required to be paid by the Company or the Surviving Corporation pursuant to Contracts, Change in Control Agreements or Company Employee Plans entered into or adopted on or prior to the Closing Date and (ii) any Losses related to or in respect of a Company Employee Plan arising out of the Company being or having been an ERISA Affiliate of any Person other than the Company;
(h)    defending any Third Party Claim (other than such a claim by a patent assertion entity that does not directly or indirectly (including through one or more Affiliates) practice the patents that are asserted in such claim) alleging facts or circumstances (including state of mind, if applicable) that, if true, regardless of whether or how such facts or circumstances are ultimately settled or adjudicated, would entitle an Indemnified Party to indemnification pursuant to Section 7.2;
(i)     (i) any failure of Schedule 2.14(l) to be true, correct and complete in any respect and (ii) any of the information set forth on Schedule 2.14(l);
(j)    any claims by any current or former customers, partners, contractors, subcontractors or Employees of the Company or French Affiliate (or any predecessor) alleging ownership or other exclusive rights of any kind by any such Person of or in any Intellectual Property (including without limitation any software), (i) in the case of current and former contractors, subcontractors and Employees of the Company or French Affiliate (or any predecessor), resulting from or relating to work or services performed by such current and former contractor, subcontractor or Employee of the Company or French Affiliate (or any predecessor) for the Company or the French Affiliate, or from access to the proprietary information or property of Company or French Affiliate or incorporated in, distributed with, or used, required or necessary for the development, use or commercialization of any Company Product and (ii) in the case of current and former customers and partners, resulting from or relating to work or services performed by the Company or French Affiliate (or any predecessor) directly or indirectly for any such customer or partner;
(k)    (i) any Pre-Closing Taxes and (ii) any increase in Tax liability resulting from the Company being liable for any Taxes of any Person (other than the Company) (A) that is or has ever been affiliated with the Company (as a result of Treasury Regulation Section 1.1502-6 or any corresponding provision of state, local or foreign Tax Law) or with whom Company otherwise joins or has ever joined (or has ever been required to join) in filing any consolidated, combined, unitary or aggregate Tax Return, prior to the Closing Date or (B) as transferee or successor, by contract, other agreement entered into by the Company prior to the Closing or otherwise;

(l)    any Third Party Claim arising out of or relating to the business, operations, properties, assets or obligations of the French Affiliate conducted, existing or arising before, on or after the Closing Date, including (A) all claims for Taxes relating to the existence, maintenance, dissolution and liquidation of, or the conduct of business by, the French Affiliate or the license or other transfer of any rights other assets from the French Affiliate to the Company, and (B) any other Third Party Claims arising out of or relating to the wind down and dissolution or liquidation of the French Affiliate; or
(m)    any Dissenting Share Payments.
In addition to the foregoing,
(i)    Each Holder shall further indemnify, reimburse, compensate and hold harmless the Indemnified Parties against any and all Losses incurred or suffered by any such Indemnified Parties directly or indirectly as a result of, relating to or in connection with the breach by any such Holder of such Holder’s representations and warranties set forth herein or in any Indemnifiable Related Agreement or Certificate and any failure by such Holder to fully perform, fulfill or comply with any covenant or agreement of such Holder set forth herein or in any Indemnifiable Related Agreement or Certificate;
(ii)    The Holdback Amount shall be available to reimburse the Indemnified Parties for any Losses for which they are entitled to be indemnified pursuant to this Section 7.2;
(iii)    For the avoidance of doubt, all “Losses” includes all Losses, other than the Allocated Internal Remediation Costs, incurred or suffered by an Indemnified Party directly or indirectly as a result of, relating to or in connection with the items set forth in the Remediation Schedule attached hereto as Schedule II, to the extent such Losses are indemnifiable under this Section 7.2; and
(iv)    Losses shall not include any liabilities set forth on the Closing Balance Sheet to the extent such liabilities have reduced, dollar for dollar, the Merger Consideration pursuant to Section 1.6.
7.3.    Limitations.
(a)    Threshold Amount. No claim may be made by any Indemnified Party for indemnification pursuant to Section 7.2(a), other than a claim arising from any breach or inaccuracy of any of the Fundamental Representations (for which a claim may be made without regard to the limitations in this Section 7.3(a)), unless and until the aggregate amount of Losses for which the Indemnified Parties seek to be indemnified pursuant to Section 7.2(a) exceeds $150,000, at which time the Indemnified Parties shall be entitled to indemnification for all such Losses (including all Losses included within such amount).
(b)    Caps. The Stockholders’ indemnification obligations under Section 7.2 are subject to the following limitations:
(i)    Subject to clause (ii) below, each Stockholder shall be liable up to such Stockholder’s Pro Rata Share of $1,500,000 for any Losses indemnifiable under Section 7.2(a) in the aggregate; and
(ii)    Each Stockholder shall be liable up to an amount equal to the aggregate Merger Consideration payable to such Stockholder in respect of such Stockholder’s Company Common Stock pursuant to this Agreement (including for such purpose such Stockholder’s Pro Rata Share of the

Holdback Amount) for Losses indemnifiable under (1) Section 7.2(a) with respect to any Fundamental Representation and (2) any other provision of Section 7.2, in the aggregate.
(iii)    For the avoidance of doubt, the reduction or exhaustion of the Holdback Amount on account of Losses indemnifiable under Section 7.2(a) with respect to any Fundamental Representation or any other provision of Section 7.2 shall not reduce the cap set forth in subsection (b)(i) above or otherwise limit an Indemnified Party’s right to indemnification pursuant to Section 7.2(a).
(c)    Calculation. Any Losses as to which indemnification provided for in Section 7.2 may apply shall be determined net of any cash recovery actually received by an Indemnified Party with respect to insurance specifically with respect to the specific matter for which indemnification is sought, less any current or prospective costs associated with obtaining such recovery, and net of any Tax Benefit realized by an Indemnified Party as a result of such Losses. “Tax Benefit” means, with respect to any Tax period in which any Losses subject to an indemnity under Section 7.2 are incurred or paid by an Indemnified Party, the amount by which the net Tax liability of the Indemnified Party (or a group filing a Tax Return that includes such Indemnified Party) is actually reduced in such Tax period as a result of such Losses or the amount of the Tax refund that is received as a result of such Losses, and any related interest received from the applicable Tax Authority (net of any associated Tax cost). IntraLinks and the Surviving Corporation shall use commercially reasonable efforts to pursue such recovery, but this Section 7.3(c) shall not imply and shall not be construed to imply any obligation on the part of any Person to seek or pursue any other recovery from a third party or to mitigate any indemnifiable Losses.
(d)    Exclusive Remedy for Monetary Damages. Subject to Section 7.3(e), IntraLinks agrees that the sole and exclusive remedy for money damages for any matter arising under this Agreement or any Indemnifiable Related Agreement or Certificate shall be the rights to indemnification set forth in this Agreement.
(e)    Fraud. Notwithstanding anything to the contrary in this Agreement, the limitations and thresholds and other provisions set forth in this Article VII and in Section 10.9(b) shall not apply with respect to (i) fraud or willful misconduct or (ii) any equitable remedy, including a preliminary or permanent injunction or specific performance.
(f)    Effect of Company Disclosure Schedule. The disclosures set forth in the Company Disclosure Schedule shall affect only the representations and warranties to which they relate and the indemnification provisions set forth in Section 7.2(a); they shall not have any effect on or in any other way limit the indemnification provisions set forth in Sections 7.2(b)-(j) which shall have independent effect regardless of any disclosure in the Company Disclosure Schedule or otherwise.
7.4.    Procedures.
(d)    General. If an Indemnified Party desires to bring a claim for indemnification hereunder, such Indemnified Party (or IntraLinks or any other IntraLinks Affiliate, on such Indemnified Party’s behalf) shall first deliver to the Holder Representative a certificate (a “Claim Certificate”) that:
(i)    states that the Indemnified Party has paid or properly accrued Losses, or reasonably anticipates that it may or will incur liability for Losses, for which such Indemnified Party may be entitled to indemnification pursuant to this Agreement; and

(ii)    specifies in reasonable detail, to the extent practicable and available, the Losses included in the amount so stated, the basis for any anticipated liability and the nature of the misrepresentation, default, breach of warranty or breach of covenant or claim to which each such item is related and, to the extent computable, the computation of the amount to which such Indemnified Party claims to be entitled hereunder.
(e)    Objection. If the Holder Representative objects to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Claim Certificate, the Holder Representative shall deliver a written notice specifying in reasonable detail the basis for such objection and the amount in dispute to the Indemnified Party within thirty (30) days after receipt by the Holder Representative of such Claim Certificate. Thereafter, the Holder Representative and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties for a period of not less than sixty (60) days after receipt by the Indemnified Party of such written objection with respect to each of such claims to which the Holder Representative has objected. If the Indemnified Party and the Holder Representative agree with respect to any of such claims, the Indemnified Party and the Holder Representative shall promptly prepare and sign a memorandum setting forth such agreement including, if applicable, the application of the Holdback Amount to satisfy such claims. Should the Indemnified Party and the Holder Representative fail to agree as to any particular item or items or amount or amounts within such sixty (60) day period, then either party shall be entitled to pursue its available remedies for resolving the indemnification claim.
(f)    Indemnified Party Defense; Settlement. The Indemnified Party shall have the right in its sole discretion to conduct the defense of any claim brought by any third party (a “Third-Party Claim”); provided, however, that any settlement of any such Third-Party Claim shall be effected with the prior written consent of the Holder Representative, which consent shall not be unreasonably withheld, conditioned or delayed, but if such consent is unreasonably withheld, conditioned or delayed then such consent shall not be required, and provided further, that the Holder Representative shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, and the applicable Indemnified Parties shall use reasonable efforts to cooperate with and make available to the Holder Representative such cooperation, assistance and materials as it may reasonably request in connection with such Third Party Claim in order to enable the Holder Representative to monitor such Third Party Claim. If any such claim is so settled or if there be a final judgment for the plaintiff in any such claim, the Indemnified Party shall be entitled to indemnification for the amount of any Loss relating thereto and, if any Holdback Amount remains, IntraLinks, on behalf of the applicable Indemnified Parties, shall be entitled to set off the amount of such Agreed Claim against the Holdback Amount.
(g)    Stockholder Defense; Settlement. In the event the Indemnified Party elects not to defend the Third Party Claim, the Holder Representative may defend such claim at the Holders’ sole cost and expense with counsel selected by the Holder Representative, such counsel to be reasonably acceptable to the Indemnified Party. In such event, neither the Holder Representative nor any Holder shall have any right to settle, adjust or compromise any Third-Party Claim without the express written consent of the Indemnified Party against whom the Third-Party Claim has been asserted, which consent shall not be unreasonably withheld, conditioned or delayed.
(h)    Agreed Claims. Claims for Losses specified in any Claim Certificate to which the Holder Representative does not object in writing by 11:59 PM Eastern time on the thirtieth (30th) day following the receipt by the Holder Representative of such Claim Certificate, claims for Losses covered by a memorandum of agreement of the nature described in Section 7.4(b) and claims for Losses the validity and amount of which have been the subject of resolution by arbitration or of a final non-appealable judicial determination are hereinafter referred to, collectively, as “Agreed Claims.” The Indemnified Party shall be entitled to payment for any Agreed Claim within ten (10) Business Days of the determination of the amount of any such Agreed Claim, and, if any Holdback Amount remains, IntraLinks, on behalf of the applicable Indemnified Parties, shall be entitled to set off the amount of such Agreed Claim against the Holdback Amount.
(i)    Timing of Claim Certificate. Subject to Section 7.1, the Indemnified Parties shall be entitled to determine the timing of delivery of any Claim Certificate in their sole discretion and no delay on the part of any Indemnified Party in notifying the Holder Representative shall relieve any Holder of any liability or obligation hereunder.
7.5.    Merger Consideration Adjustment. The Company, IntraLinks, the Surviving Corporation, the Holder Representative and the Stockholders agree to treat each indemnification payment pursuant to this Article VII as an adjustment to the Merger Consideration for all Tax purposes and shall take no position contrary thereto unless required to do so by applicable Tax Law pursuant to a determination as defined in Section 1313(a) of the Code.
7.6.    Recoupment against Holdback Amount; No Bar.
(k)    IntraLinks and any other Indemnified Person may set off against and recoup from the Holdback Amount any and all Losses for which the Stockholders are responsible pursuant to this Agreement.
(l)    If the Holdback Amount is insufficient to satisfy any claim for Losses made by any Indemnified Person hereunder, then, subject to the limitations set forth in Section 7.2(k)(iv), IntraLinks on behalf of such Indemnified Person may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the full amount of such Losses and the Holdback Amount shall not serve as a bar to such collection efforts.
7.7.    Holder Representative; Power of Attorney.
(j)    Appointment. Each Holder hereby initially appoints, as of the Agreement Date, Clement Cazalot (together with his permitted successors, the “Holder Representative”), as his, her or its true and lawful agent and attorney-in-fact to enter into any Related Agreement and the Transactions and any other agreements in connection with the Transactions, and to: (i) give and receive notices and communications to or from IntraLinks (on behalf of itself or any other Indemnified Party) relating to this Agreement or any of the Transactions and other matters contemplated hereby or thereby; (ii) authorize releases (including by means of not objecting to claims) to IntraLinks or any Indemnified Party of cash from the Holdback Amount in satisfaction of claims asserted by IntraLinks (on behalf of itself or any other Indemnified Party, including by not objecting to claims thereto); (iii) object or fail to object to any claims by IntraLinks or any other Indemnified Party, including any claims to the Holdback Amount; (iv) consent or agree to, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; (v) assert, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any such Holder or by any such Holder against any Indemnified Party or any dispute between any Indemnified Party and any such Holder, in each case relating to this Agreement or the Transactions; (vi) amend this Agreement or any other Related Agreement; (vii) take or fail to take any and all actions and do any and all things which this Agreement specifies that the Holder Representative can or shall do; and (viii) take all actions necessary or appropriate in the judgment of the

Holder Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance.
(k)    Acceptance. Clement Cazalot hereby accepts his appointment as Holder Representative.
(l)    No Revocation; Replacement. Each Holder acknowledges that IntraLinks is relying and shall rely on the authority of the Holder Representative granted hereunder and will be materially prejudiced if this authority is revoked. Each Holder hereby agrees that it shall indemnify IntraLinks and each other Indemnified Party for any Losses suffered by IntraLinks or any other Indemnified Party as a result of a revocation by such Holder of the authority granted hereunder other than as provided for herein. Notwithstanding the foregoing, the Person serving as the Holder Representative may be replaced from time to time by the holders of a majority of the total Pro Rata Shares of the Holdback Amount upon not less than ten (10) days’ prior written notice to IntraLinks and with IntraLinks’ written consent, which shall not be unreasonably withheld. No bond shall be required of the Holder Representative, and the Holder Representative shall receive no compensation for his services. Notices or communications to or from the Holder Representative shall constitute notice to or from each of the Stockholders.
(m)    No Liability. The Holder Representative shall not be liable to any Holder for any act done or omitted under this Agreement as the Holder Representative while acting in good faith and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Each Holder, severally and not jointly in accordance with his, her or its Pro Rata Share, shall indemnify the Holder Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Holder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. To the extent that any distributions of the Holdback Amount are being made to the Holders pursuant to the terms hereof, the Holder Representative may receive reimbursement from the Holders directly out of any such distributions that are being made to the Holders for any and all expenses, charges and liabilities, including attorneys’ fees, reasonably incurred by the Holder Representative in the performance or discharge of his rights and obligations under this Agreement; provided, however, that neither IntraLinks nor the Surviving Corporation shall have any liability with respect to such items.
(n)    Notice. Any notice or communication given or received by, and any decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, the Holder Representative shall constitute a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of all the Holders and shall be final, binding and conclusive upon each such Holder; and each Indemnified Party shall be entitled to rely upon any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction as being a notice or communication to or by, or a decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of, each and every such Holder. Each Indemnified Party is hereby relieved from any liability to any Person for any acts done by them in accordance with any such notice, communication, decision, action, failure to act within a designated period of time, agreement, consent, settlement, resolution or instruction of the Holder Representative.
(o)    Role of Holder Representative. Without limiting the generality or effect of Section 7.6(a), any claims or disputes between or among any Indemnified Party, the Holder Representative and/or any one or more Stockholders relating to this Agreement or the Transactions shall in the case of any claim or dispute asserted by or against or involving any such Stockholder (other than any claim against or dispute with the Holder Representative), be asserted or otherwise addressed solely by the Holder Representative on behalf of such Stockholder (and not by such Stockholder acting on his, her or its own behalf).
7.8.    No Subrogation. Following the Closing, no Holder shall have any right of indemnification, contribution or subrogation against the Company with respect to any indemnification payment made by or on behalf of any Holder under Section 7.2 if the Merger and the Transactions are consummated.
7.9.    No Prejudice. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnified Parties based on such representations, warranties, covenants and obligations, will not be limited or affected by any investigation conducted by IntraLinks or Merger Sub or any agent of IntraLinks or Merger Sub with respect to, or any knowledge acquired (or capable of being acquired) by IntraLinks or Merger Sub or any agent of IntraLinks or Merger Sub at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to the accuracy or inaccuracy of or compliance with or performance of any such representation, warranty, covenant or obligation, and no Indemnified Party shall be required to show that it relied on any (and each Indemnified Party shall be deemed to have relied on each) such representation, warranty, covenant or obligation of the Company in order to be entitled to indemnification pursuant to this Article VII. The waiver by IntraLinks or Merger Sub of any of its rights hereunder or otherwise will not affect or limit the provisions of this Article VII.
ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
8.1.    Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, regardless of whether this Agreement and/or the Merger have been approved by the Stockholders, as follows and in no other manner:
(n)    by written agreement of the Company and IntraLinks;
(o)    by either IntraLinks or the Company if: (i) the Closing Date has not occurred by April 25, 2014 (which date shall be automatically extended indefinitely in the event that the Closing has not then occurred solely due to the failure to satisfy the condition in Section 6.2(n)) (as so extended, the “Termination Date”); provided, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date and such action or failure constitutes a breach of this Agreement; (ii) there shall be a final non-appealable order of a Governmental Entity in effect preventing consummation of the Merger; or (iii) there shall be any Law enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;
(p)    by IntraLinks if there shall have been any action taken, or any Law enacted, promulgated or issued or deemed applicable to the Transactions, by any Governmental Entity which would: (i) prohibit IntraLinks’ or the Company’s ownership or operation of any portion of the business of the Company or (ii) compel IntraLinks or any IntraLinks Affiliate or the Company to dispose of or hold separate, as a result of the Transactions, any portion of the business or assets of IntraLinks, any IntraLinks Affiliate or the Company;

(q)    by IntraLinks if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, that if such breach is curable by the Company prior to the Termination Date through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(d) prior to the earlier of the Termination Date or the date that is fifteen (15) days following the Company’s receipt of written notice from IntraLinks of such breach, it being understood that IntraLinks may not terminate this Agreement pursuant to this Section 8.1(d) if such breach by the Company is cured within such period so that the conditions would then be satisfied; or
(r)    by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of IntraLinks or Merger Sub and as a result of such breach the conditions set forth in Section 6.1(a) or 6.1(b), as the case may be, would not then be satisfied; provided, that if such breach is curable by IntraLinks or Merger Sub prior to the Termination Date through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 8.1(e) prior to the earlier of the Termination Date or the date that is fifteen (15) days following IntraLinks’ receipt of written notice from the Company of such breach, it being understood that the Company may not terminate this Agreement pursuant to this Section 8.1(e) if such breach by IntraLinks or Merger Sub is cured within such period so that the conditions would then be satisfied.
8.2.    Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of written notice by the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (a) as set forth in Sections 4.4, this Section 8.2, Section 8.3 and Article X, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement on the terms set forth therein.
8.3.    Amendment. Except as is otherwise required by applicable Law, prior to the Closing this Agreement may be amended at any time by execution of an instrument in writing signed by IntraLinks and the Company. Except as is otherwise required by applicable Law, after the Closing this Agreement may be amended at any time by execution of an instrument in writing signed by IntraLinks and the Stockholder Representative.
8.4.    Extension; Waiver. At any time prior to the Effective Time, IntraLinks, on the one hand, and the Company, on the other, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. From and after the Effective Time, IntraLinks, on the one hand, and the Stockholder Representative, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if, and to the extent, set forth, in an instrument in writing signed on behalf of such party.

ARTICLE IX

DEFINITIONS, CONSTRUCTION, ETC.
9.1.    Definitions. For purposes of this Agreement:
“Acquisition Expenses” means (i) all fees, expenses, commissions, obligations, bonuses or other payments of any kind accrued, incurred or paid by the Company in connection with the Transactions, including all legal, accounting, investment banking (including amounts paid or payable to the Persons set forth on Schedule 2.24), directors’ and officers’ liability, fiduciary or errors and omissions insurance (including pursuant to Section 4.11, provided, that any premium expense for the Tail Policy in excess of $10,000 shall not be considered an Acquisition Expense and the difference between the premium for the Tail Policy and $10,000 shall be borne by IntraLinks), tax and financial advisory, data room vendor and all other fees, expenses, commissions, obligations, bonuses, payroll taxes or other payments of any kind of or to third Persons accrued, incurred or paid in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, (ii) all payments, concessions, commissions, obligations, bonuses, fees, costs and expenses accrued, incurred or paid by the Company or IntraLinks in connection with seeking and obtaining the consent of third Persons pursuant to any Contract or otherwise in connection with this Agreement or the Transactions or in seeking or obtaining any amendment, waiver or modification of any Contract with a third Person necessary to consummate the Merger and Transactions without the Company being in violation of or default under any Contract . and (iii) all amounts accrued, incurred or paid by the Company, IntraLinks or any IntraLinks Affiliate to any Person holding a Company Security or to whom the Company has committed to issue a Company Security other than payment for shares of Company Common Stock pursuant to Section 1.6(b), the Notes pursuant to Section 1.6(c) and the Company Options pursuant to Section 4.9, in the case of clauses (i), (ii) and (iii) regardless of whether such payments, concessions, amounts, costs, fees, expenses, commissions, obligations, bonuses or other payments have been or are paid prior to, on or after the Closing; provided, that expenses arising out of any compensation arrangements entered into between IntraLinks or any of its Affiliates and any Person who shall become an Employee or independent contractor to IntraLinks or any such Affiliate following the Closing shall not constitute Acquisition Expenses.
“Affiliate” means, with respect to the Person to which it refers, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person.
“Aggregate Bonus Amount” is defined in Section 5.10.
“Aggregate Option Cancellation Amount” is defined in Section 4.10(a).
“Aggregate Option Exercise Price” means the aggregate of the exercise prices of all Company Options.
“Agreed Claims” is defined in Section 7.4(e).
“Agreement” is defined in the Preamble.
“Agreement Date” is defined in the Preamble.
“Allocation Certificate” is defined in Section 1.6(e).
“Allocated Internal Remediation Costs” is defined in Section 7.2.

“Antitrust Laws” is defined in Section 2.4(a).
“Applicable Article II Provision” is defined in ARTICLE II.
"Atlas Landlord" is defined in Section 6.2(r).
“Balance Sheet Date” is defined in Section 2.7(a).
"Business" is defined in Section 5.3.
“Business Day” means any day of the year on which national banking institutions in the State of New York are open to the public for conducting business and are not required to close.
“Cash” means, as of any date, the aggregate amount of unrestricted cash and cash equivalents of the Company as of such date determined in accordance with GAAP.
“Certificate of Merger” is defined in Section 1.2.
“Certificates” means each stock certificate representing an issued and outstanding share of Company Common Stock.
“Change in Control Agreement” is defined in Section 2.17.
“Change in Control Payment” means any commission, obligation, severance, bonus, or other payment of any kind payable by the Company to management, other Employees, or any other Person that is accelerated or triggered (in whole or in part) by or upon the consummation of the Transactions or arising out of or in connection with the Transactions or otherwise payable pursuant to any Change in Control Agreement, in each case regardless of whether such commission, obligation, severance, bonus or other payment is due, paid or payable prior to, on or after the Closing; provided, that any compensation arrangements entered into between IntraLinks or any of its Affiliates and any Person who shall become an Employee or other provider of services to IntraLinks or any such Affiliate following the Closing shall not constitute a Change in Control Agreement.
“Claim Certificate” is defined in Section 7.4(a).
“Closing” is defined in Section 1.2.
“Closing Balance Sheet” is defined in Section1.6(e)(i).
“Closing Cash” is defined in Section 1.6(e)(v).
“Closing Change in Control Payments” is defined in Section 1.6(e)(iv).
“Closing Date” is defined in Section 1.2.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Company” is defined in the Preamble.
“Company Authorizations” is defined in Section 2.30.

“Company Balance Sheet” is defined in Section 2.7(a).
“Company Board” means the board of directors of the Company.
“Company Board Approval” is defined in Recital B.
“Company Certificate of Incorporation” means the Company’s Certificate of Incorporation, as in effect on the Agreement Date.
“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.
“Company Disclosure Schedule” is defined in Article II.
“Company Employee Plan” means any scheme, plan, program, policy, practice, contract, Contract or other arrangement (whether written or oral) providing for deferred compensation, profit sharing, bonus, severance, termination pay, time in lieu of pay, performance awards, stock or stock-related awards, fringe benefits, group or individual health, dental, medical, retiree medical, life insurance, short or long term disability insurance, accidental death and dismemberment insurance, survivor benefits, welfare, pension or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by the Company or ERISA Affiliates for the benefit of any Employee, or pursuant to which the Company has or may have any material liability, contingent or otherwise.
“Company Financial Statements” is defined in Section 2.7(a).
“Company Intellectual Property” means any Intellectual Property that has been used, is used, or is held for use in the business of the Company or the French Affiliate as previously conducted, as currently conducted or as currently proposed to be conducted.
“Company Material Adverse Effect” means a material adverse effect on (i) the business, assets, liabilities, condition (financial or other), operations or results of operations of the Company taken as a whole or (ii) the ability of the Company to perform its obligations pursuant to this Agreement and the Related Agreements and to consummate the Merger and the Transactions in a timely manner, except that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i)  any change, event, circumstance or effect attributable to general economic conditions affecting the industries in which the Company operates, except to the extent that such change, event, circumstance or effect disproportionately affects the Company; (ii) any change, event, circumstance or effect attributable to compliance with the terms of, or the taking of any action required by, this Agreement or otherwise taken or not taken at the request of IntraLinks; (iii) any change in Laws, policies, mandates, guidelines or other requirements of any Governmental Entity or the enforcement or interpretation thereof; or (iv) any change, event, circumstance or effect attributable to national or international political or social conditions, including the outbreak of war or international hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such war, hostilities, acts of war, sabotage or terrorism or military actions, whether in the United States or elsewhere.
“Company Option” is defined in Section 2.6(b)(i).
“Company Option Plan” is defined in Section 2.6(b)(i).

“Company Patents” is defined in Section 2.14(a)(iii).
“Company Products” is defined in Section 2.15(a).
“Company Real Property” is defined in Section 2.12(a).
“Company Registered Intellectual Property” means all of the Registered Intellectual Property (i) owned by, under obligation of assignment to, or filed in the name of the Company or the French Affiliate or (ii) owned by, under obligation of assignment to, or filed in the name of any Stockholder or any of its Affiliates (other than the Company or the French Affiliate) and included in the Company Intellectual Property.
“Company Security” means all outstanding shares of Company Common Stock, or any other outstanding voting securities or other equity, membership or ownership interests of the Company.
“Company Stock Rights” means: (i) all outstanding Company Options and (ii) all other outstanding Security Rights, including the anti-dilution rights of Techstars Boston 2011 LLC under the Stock Purchase Agreement dated as of January 23, 2012 between such Stockholder and the Company.
“Company’s Knowledge” (including any derivation thereof such as “known” or “knowing”) means the actual knowledge, after due inquiry, of any of the Key Employees or any facts or circumstances that would be known after due inquiry by a Person holding a comparable position in a similarly situated company with comparable experience and responsibility of any of the foregoing persons.
“Confidentiality Agreement” is defined in Section 4.3.
“Contract” means any legally binding written, oral, implied or other agreement, commitment, contract, mortgage, indenture, lease, license, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature, and each and every amendment, extension, exhibit, attachment, schedule, addendum, appendix, statement of work, change order, and any other similar instrument or document relating thereto.
“DGCL” is defined in Recital A.
“Disclosable Contract” is defined in Section 2.16(b).
“Dissenting Share Payments” means (i) any payment in respect of Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement and (ii) any costs or expenses (including attorneys’ fees, costs and expenses in connection with any Proceeding or in connection with any investigation) in respect of any Dissenting Shares.
“Dissenting Shares” is defined in Section 1.7.
“Distribution” means a declaration, setting aside or payment by the Company of any dividend or interim dividend or other distribution (whether in cash, equity or property) or other transfer of value on or with respect to, or redemption, purchase or other acquisition by the Company of, any Company Security or any Security Right with respect thereto.
“DOL” means the United States Department of Labor.

"Domain Name Assignment" is defined in Section 6.2(s).
“Effective Time” is defined in Section 1.2.
“Employee” means any current, former, or retired employee, officer, manager, or director of the Company or French Affiliate or of any Person deemed to be a co-employer with the Company or French Affiliate, or any other Person employed by the Company or French Affiliate under a contract of employment.
“Employment Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, assignment letter, visa, work permit or similar Contract between the Company, French Affiliate or any Affiliate thereof and any Employee, consultant, contractor or advisor.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, together with the Company, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
"Excluded Claims" is defined in Section 5.7(a).
“Founders” means the Key Employees and Alexander Gentea.
"French Affiliate" is defined in Section 2.5(a).
"French Affiliate IP Assignment" is defined in Section 6.2(t).
“French Affiliate Securities” is defined in Section 2.5(a).
“French Employee Plan” means any scheme, plan, program, policy, practice, contract, Contract or other arrangement (whether written or oral) providing for deferred compensation, profit sharing, bonus, severance, termination pay, time in lieu of pay, performance awards, stock or stock-related awards, fringe benefits, group or individual health, dental, medical, retiree medical, life insurance, short or long term disability insurance, accidental death and dismemberment insurance, survivor benefits, welfare, pension or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, which is or has been maintained, contributed to, or required to be contributed to, by the French Affiliate or its Affiliates for the benefit of any Employee, or pursuant to which the French Employee has or may have any material liability, contingent or otherwise.
"French Stockholder" is defined in Section 5.11(b).
“Fully Diluted Common Shares” means, without duplication, at the Effective Time: (i) the aggregate number of shares of Company Common Stock issued and outstanding; plus (ii) the aggregate number of shares of Company Common Stock issuable upon the cash exercise of all outstanding Company Options (whether or not then exercisable); plus (iii) the aggregate number of shares of Company Common Stock issuable upon conversion or cash exercise of any other outstanding Company Stock Rights (whether or not then exercisable).
“Fundamental Representations” is defined in Section 7.1(a).

“Funded Bonus Amount” is defined in Section 5.10.
“GAAP” is defined in Section 2.7(a).
“Government Contract” means any Contract between the Company and: (i) the United States government or any other Governmental Entity, (ii) any prime contractor to the United States government or any other Governmental Entity or (iii) any subcontractor with respect to any Contract described in clauses (i) or (ii).
“Governmental Entity” means any (i) federal, state, local, foreign or other government authority, including any nation, state, commonwealth, province, territory, county, municipality, district or other juridical or political body; (ii) public primary, secondary or higher educational institution; (iii) labor or social security bodies; or (iv) other governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Hazardous Material” is defined in Section 2.23(a).
“Hazardous Materials Activities” is defined in Section 2.23(b).
“HIPAA” is defined in Section 2.33(f).
“Hiring Affiliate” means IntraLinks or an IntraLinks Affiliate that hires a Key Employee.
“HITECH Act” is defined in Section 2.33(f).
“Holdback Amount” is defined in Section 1.6(d).
“Holder Representative” is defined in Section 7.7(a).
“Holders” means the Key Stockholders, the other Stockholders and the Noteholders.
“Incentive Payment Release” is defined in Section 6.2(v).
“Indebtedness” means, without duplication, with respect to any Person, and in each case other than amounts payable in respect of the Notes, (i) all obligations for borrowed money (and including all sums due on early termination and repayment or redemption calculated to the Closing Date) or extensions of credit (including under credit cards, bank overdrafts and advances), (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments (and including all sums due on early termination and repayment or redemption calculated to the Closing Date), (iii) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations as lessee capitalized in accordance with GAAP, (v) all obligations of others secured by a Lien on any asset other than a Permitted Lien, whether or not such obligations are assumed, (vi) all obligations, contingent or otherwise, directly or indirectly guaranteeing any obligations of any other Person, (vii) all obligations to reimburse the issuer in respect of letters of credit or under performance or surety bonds, or other similar obligations, (viii) all obligations in respect of bankers’ acceptances and under reverse repurchase agreements, (ix) all obligations in respect of futures contracts, swaps, other financial contracts and other similar obligations (determined on a net basis as if such contract or obligation was being terminated early on such date).

“Indemnifiable Related Agreement or Certificate” means each of the agreements referred to in Exhibit D through Exhibit M hereto and the certificates delivered to IntraLinks pursuant to Section 6.2.
“Indemnified D&Os” is defined in Section 4.11.
“Indemnified Parties” is defined in Section 7.2.
“Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs including object code, binary code, source code, firmware, microcode, libraries, routines, subroutines or other code, whether embodied in hardware, firmware or otherwise), mask works, integrated circuits, architecture, schematics, hardware description language, test vectors and hardware development tools, technology, business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, trade dress, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers, social network application names and application IDs, usernames, user IDs and identification numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.
“IntraLinks” is defined in the Preamble.
“IntraLinks Affiliate” means any Affiliate of IntraLinks.
“IRS” means the United States Internal Revenue Service.
"Key Employee" means Clement Cazalot, Uli Mittermaier and Alex Negrea.
“Key Holders” is defined in the Preamble.
“Lapsed Option” is defined in Section 4.10(b).
“Law” means any federal, state, foreign, or local law, statute, ordinance, rule, wage, order, regulation, writ, injunction, directive, order, judgment, administrative interpretation, treaty, decree, administrative or judicial decision and any other executive, legislative, regulatory or administrative proclamation of any Governmental Entity.
“Leases” is defined in Section 2.12(b).
“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, license, charge, option, right of first refusal, easement, restriction, reservation, servitude, proxy, voting trust or Contract, transfer restriction under any stockholder or similar Contract, or encumbrance of any nature whatsoever.

“Loss Contract” is defined in Section 2.15(b).
“Losses” is defined in Section 7.2.
“Merger” is defined in Recital A.
“Merger Consideration” is defined in Section 1.6(a).
“Merger Sub” is defined in the Preamble.
“Noteholders” means each holder of a Note.
“Note” means each convertible promissory note issued under the Note Purchase Agreement.
“Note Payout Amount” is defined in Section 1.6(c).
“Note Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated June 6, 2012, by and among the Company and the Purchasers named therein.
“NYSE” means the New York Stock Exchange or any successor thereto.
“Offer Package Agreements” means the Offer Letter, Confidentiality, Inventions and Non-Competition Agreement and Restricted Unit Award Letter, as applicable, and Intellectual Property Assignment and Non-Disclosure Agreement with Throwpoint SRL (solely in the case of Mr. Alex Negrea).
“On-line Tracking Data” means any information or data collected in relation to on-line activities that can reasonably be associated with a particular user or computer or other device.
“Option Cancellation Amount” is defined in Section 4.10(a).
“Organizational Documents” means, with respect to any Person (other than an individual), (i) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (ii) all by-laws, regulations, voting agreements, statutory books and registers, resolutions and similar documents, instruments or Contracts relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Permitted Liens” means (i) statutory Liens for Taxes or other governmental charges or assessments or levies that are not yet due and payable or that are being contested in good faith, (ii) Liens of landlords, carriers, warehousemen, mechanics, vendors or materialmen securing obligations arising in the ordinary course of business that are not yet due and payable, and (iii) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations.
“Per Share Common Merger Consideration” means the quotient obtained by dividing the Merger Consideration by the Fully Diluted Common Shares.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.
“Personal Data” means (i) any information or data that alone or together with any other data or information relates to an identified or identifiable natural person and (ii) any other information or data considered to be personally identifiable information or data under applicable Law.
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date, and the portion of any Straddle Period that ends on the Closing Date.
“Pre-Closing Taxable Events” means any transaction or event occurring on or before the Closing Date, the occurrence of which results in the imposition of a Tax on the Company, provided that the Transactions shall not be deemed to constitute Pre-Closing Taxable Events.
“Pre-Closing Taxes” means all liabilities for Taxes of the Company for Pre-Closing Tax Periods and Pre-Closing Taxable Events, regardless of whether the Taxes for such events are incurred prior to or after the Closing Date, determined without regard to any carryback of a loss or credit arising after the Closing Date. For purposes of this Agreement, in the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Period, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (i) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction, the numerator of which shall be the number of days in the Tax period ending on and including the Closing Date and the denominator of which shall be the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount that would be payable if the relevant Tax period ended on and included the Closing Date. All determinations necessary to give effect to the allocations set forth in the foregoing clause (ii) shall be made in a manner consistent with the prior practice of the Company.
“Pro Rata Share” means, with respect to each Stockholder, a percentage calculated as a fraction, (i) the numerator of which is the sum of the Merger Consideration allocated to such Stockholder pursuant to this Agreement in respect of such Stockholder’s Company Common Stock and (ii) the denominator of which is the sum of the Merger Consideration allocated to all Stockholders pursuant to this Agreement in respect of all Company Common Stock.
“Proceeding” means any action, suit, claim, demand, complaint, charge, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, application, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.
“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments, social network application names and application IDs, usernames, user IDs and identification numbers; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

“Related Agreements” is defined in Section 2.2(a).
“Related Person” is defined in Section 5.7(c).
“Restricted Share” is defined in Section 2.6(a).
“Security Rights” means, with respect to any Company Security or any French Affiliate Security, any option, warrant, subscription right, preemptive right, other right, proxy, put, call, demand, plan, commitment, Contract, understanding or arrangement of any kind relating to such security, whether issued or unissued, vested or unvested, or any other security convertible into or exchangeable for any such security, and including the Notes. “Security Rights” includes any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting, and includes rights conferred by any Law, the Company’s or any of the French Affiliate’s Organizational Documents or by Contract.
“Services” is defined in Section 2.15(b).
“Services Agreements” is defined in Section 2.15(b).
“Set-Off Amount” is defined in Section 1.6(d)(ii).
“Stockholders” means the holders of Company Common Stock.
“Straddle Period” means any Tax period of the Company that includes (but does not end on) the Closing Date.
“Support Agreements” is defined in Section 2.14(s).
“Surviving Corporation” is defined in Section 1.1.
“Tax” means any European Union, federal, national, state, local or foreign net income, alternative or add-on minimum, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, registration, capital stock, social security (or similar), disability, customs duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever , as a transferee or successor, by contract or otherwise, imposed by a Tax Authority, together with all interest, penalties, additions to tax and additional amounts with respect thereto.
“Tax Authority” means any Governmental Entity responsible for the imposition or collection of any Tax.
“Tax Benefit” is defined in Section 7.3(c).
“Tax Contests” is defined in Section 4.9(g).
“Tax Returns” means all returns, information statements, and other documents relating to Taxes, required to be filed with a Tax Authority, including all schedules and attachments thereto, and including all amendments thereof.
“Termination Date” is defined in Section 8.1(b).

“Third-Party Acquisition” is defined in Section 4.7.
“Third-Party Claim” is defined in Section 7.4(c).
“Third Party Software” means any (a) software (including object code, binary code, source code, firmware, microcode, libraries, routines, subroutines or other code, and including commercial, open-source and freeware software), (b) software-based service (including any software as a service, platform as a service, infrastructure as a service or cloud service), (c) application programming interface, specification or interface definition, (d) documentation or other material related to any of the foregoing, and (e) derivative of any of the foregoing, in each case, that is (i) not solely owned by the Company and (ii) incorporated in, distributed with, accessed by, or required, necessary or depended upon for the development, use, offering or commercialization of, any Company Product.  Third Party Software includes any and all of the following, to the extent not solely owned by the Company:  (A) software that is provided to the Company’s or French Affiliate’s end-users in any manner, whether for free or for a fee, whether distributed or hosted, and whether embedded or incorporated in, accessed by or bundled with any Company Product or on a standalone basis, (B) software that is used for development, maintenance and/or support of any Company Product, including development tools such as compilers, converters, debuggers and parsers, tracking and database tools such as project management software, source code control and bug tracking software, and software used for internal testing purposes, and (C) software that is used to generate code or other software that is described in clauses (A) or (B).
“Transaction Approvals” is defined in Section 2.2(a).
“Transaction Event” means, with respect to any Contract, any assignment or other transfer of such Contract after the Closing within, to or among IntraLinks or any IntraLinks Affiliate.
“Transactions” is defined in Section 1.2.
“Transfer Taxes” is defined in Section 4.9(b).
“Unpaid Acquisition Expenses” is defined in Section 1.6(d)(ii).
9.2.    Construction.
(j)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.
(k)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
(l)    The words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(m)    Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement, and exhibits and schedules to this Agreement or to the Company Disclosure Schedule, as the context may require. References to “Schedule” or “Schedules” are intended to refer to the Company Disclosure Schedule. The Company Disclosure Schedule shall be deemed a part of, and is incorporated by reference into, this Agreement.

(n)    The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(o)    Whenever this Agreement requires the disclosure of an agreement or Contract on the Company Disclosure Schedule or the delivery to IntraLinks of an agreement or Contract, that disclosure requirement or delivery requirement, as applicable, shall also require the disclosure or delivery of each and every amendment, extension, exhibit, attachment, schedule, addendum, appendix, statement of work, change order, and any other similar instrument or document relating to that agreement or Contract.
(p)    References to “Dollars” and “$” mean dollars in lawful currency of the United States of America.
(q)    All references to accounting terms shall be interpreted in accordance with GAAP unless otherwise specified.
ARTICLE X

GENERAL PROVISIONS
10.1.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if properly addressed: (a) if delivered personally, by commercial delivery service or by facsimile (with acknowledgment of a complete transmission), on the day of delivery; or (b) if delivered by internationally recognized courier (appropriately marked for next day delivery), one (1) Business Day after sending; or (c) if delivered by first class, registered or certified mail (return receipt requested), three (3) Business Days after mailing. Notices shall be deemed to be properly addressed to any party hereto if addressed to the following addresses (or at such other address for a party as shall be specified by like notice):
(i)    if to IntraLinks or Merger Sub, to:
IntraLinks
150 E. 42nd Street, Eighth Floor
New York, NY 10017
Attention: General Counsel
Facsimile: (617) 574-5421
with a copy (which shall not constitute notice) to:
GTC Law Group LLP
400 Blue Hill Drive
Westwood, Massachusetts 02090
Attention:    Lisa S. Trainor
Facsimile:    (508) 302-0206
(ii)    if to the Company, to:
DocTrackr, Inc.
275 Third Street
Cambridge, MA 02412
Attention: President
Facsimile:

with a copy (which shall not constitute notice) to:
Foley Hoag LLP
155 Seaport West
Boston, MA 02210
Attention:     Matt Eckert
Facsimile:     (617) 832-7000
(iii)    if to the Holder Representative, to:
Name: Clement Cazalot
XXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXFacsimile:
with a copy (which shall not constitute notice) to:
Foley Hoag LLP
155 Seaport West
Boston, MA 02210
Attention: Matt Eckert
Facsimile: (617) 832-7000
10.2.    Entire Agreement. Except for the Confidentiality Agreement, this Agreement, the Related Agreements, the schedules and Exhibits hereto and thereto, the Company Disclosure Schedule, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, both written and oral, among the parties with respect to the subject matter hereof. Except for the representations and warranties contained in Article II (including the related portions of the Disclosure Schedules) or otherwise expressly set forth in this Agreement or the Related Agreements, the Company has not made and does not make any other express or implied representation or warranty.
10.3.    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
10.4.    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state or foreign jurisdiction having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
10.5.    Expenses. In the event the Merger is not consummated, subject to Section 10.12, all fees and expenses incurred in connection with the Transactions, including all legal, accounting, tax and financial advisory, consulting, investment banking and all other fees and expenses of third Persons shall be the obligation of the party incurring such fees and expenses; provided that IntraLinks shall pay any legal fees and expenses of Foley Hoag LLP in excess of $50,000 incurred by the Company prior to and including the Closing in connection with the Transactions.
10.6.    Successors and Assigns; Parties in Interest.
(d)    This Agreement shall be binding upon each Holder and each of such Holder’s personal representatives, executors, administrators, estates, heirs, successors and assigns (if any), and IntraLinks and Merger Sub and their respective successors and assigns, if any. This Agreement shall inure to the benefit of the parties hereto, the Indemnified D&Os and the Indemnified Parties and the respective successors and assigns (if any) of the foregoing. No obligation of the Company in this Agreement shall become an obligation of the Surviving Corporation after the Effective Time.
(e)    No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of IntraLinks and the Holder Representative, except that IntraLinks may assign its rights and delegate its obligations hereunder to any IntraLinks Affiliate without the Holder Representative’s or any other party’s consent.
(f)    Except as provided in the following sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than a party hereto any rights, interests, benefits or other remedies of any nature under or by reason of this Agreement. This Agreement is intended to benefit the Indemnified Parties and the Indemnified D&Os and each Indemnified Party and each Indemnified D&O shall be deemed an intended third-party beneficiary of this Agreement and this Agreement shall be enforceable by the Indemnified Parties and the Indemnified D&Os. Except as set forth in this Section 10.6(c), none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties and their respective successors and assigns, if any. It is expressly acknowledged that Section 4.9 shall not confer upon any Employee any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including in respect of the benefits matters set forth in Section 4.9 or elsewhere in this Agreement.
10.7.    Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
10.8.    Governing Law; Venue.
(a)    This Agreement and all claims and causes of action that may relate to this Agreement shall be construed in accordance with, and governed in all respects by, the Laws of the State of Delaware without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply.
(b)    Unless otherwise explicitly provided in this Agreement, any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced only in any state or federal court located in Boston, Massachusetts. Each party hereto (i) expressly and irrevocably consents and submits to the jurisdiction of each such court, and each appellate court located in Boston, Massachusetts, in connection with any such Proceeding; (ii) agrees that each such court shall be deemed to be a convenient forum; (iii) agrees that service of process in any such Proceeding may be made by giving notice pursuant to Section 10.1; and (iv) agrees not to assert, by way of motion, as a defense or otherwise, in any such Proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.
(c)    The Holders and Holder Representative agree that, if any Proceeding is commenced against any Indemnified Party by any Person in or before any court or other tribunal anywhere in the world, then such Indemnified Party may proceed against the Holders and Holder Representative in or before such court or other tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.
10.9.    Certain Waivers.
(a)    EACH PARTY (AND EACH HOLDER) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR THE TRANSACTIONS.
(b)    EXCEPT AS SET FORTH IN THE DEFINITION OF “LOSSES”, AS SET FORTH IN SECTION 7.2, EACH PARTY (AND EACH HOLDER), TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE, REMOTE, EXEMPLARY OR SIMILAR DAMAGES, OR DAMAGES FOR LOST PROFITS, BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING THERETO.
(c)    EACH OF THE HOLDER REPRESENTATIVE, THE COMPANY, INTRALINKS AND MERGER SUB (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.9.
10.10.    Other Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.
10.11.    Counterparts; Facsimile Delivery. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission (including in the form of a PDF file) shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart.

10.12.    Attorneys’ Fees. If any Proceeding relating to this Agreement or any of the Related Agreements or the enforcement of any provision thereof is brought against any party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.
10.13.    Continuing Counsel. IntraLinks and Merger Sub each hereby acknowledges that Foley Hoag LLP has acted as counsel to the Company with respect to this Agreement and the Transactions. The following provisions apply to the attorney-client relationship between Foley Hoag LLP, the Company, and the Stockholders following the Effective Time. Each of IntraLinks and the Merger Sub agrees that (a) it will not, and will cause the Surviving Corporation not to, seek to disqualify Foley Hoag LLP from acting and continuing to act as counsel to the Stockholders or the Holder Representative to the extent relating to a dispute hereunder or the defense or prosecution of any claim relating to the Transactions and (b) it will not, and will cause the Surviving Corporation not to, seek to discover through litigation the pre-Effective Time communications between Foley Hoag LLP, on the one hand, and the Company and the Stockholders, on the other hand, to the extent such communications were sent through email systems and servers belonging to the Company and would be protected by attorney-client privilege had the Closing not occurred; provided, however, that none of IntraLinks nor its Affiliates (including the Surviving Corporation) shall have any liability whatsoever relating to its access to or storage, maintenance, destruction or use of such communications, if any.
10.14.    Time of the Essence. Time is of the essence of this Agreement.
[The remainder of this page is intentionally left blank.]

SIN WITNESS WHEREOF, each of the parties to this Agreement has executed and delivered this Agreement, or caused this Agreement to be executed and delivered by its duly authorized representative, under seal as of the Agreement Date.

[SEAL]	INTRALINKS, INC.

By:	/s/ Ronald W. Hovsepian Name: Ronald W. Hovsepian Title: President and CEO

[SEAL]	DOJO ACQUISITION CORPORATION

By:	/s/ Jolie M. Siegel Name: Jolie M. Siegel Title: Secretary

[SEAL]	DOCTRACKR, INC.

By:	/s/ Clement Cazalot Name: Clement Cazalot Title: CEO

[SEAL]	HOLDER REPRESENTATIVE
/s/ Clement Cazalot
Name: Clement Cazalot

\

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ ATLAS VENTURE FUND VIII, LP By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ BANTAM GROUP, LLP By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ COMMONANGELS FUND III LP By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ LEAD DOG VENTURES LLC By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ MICHAEL R. DORNBROOK TRUST By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ PETER R. von BLEYLEBEN IRREVOCABLE TRUST By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ POLARIS VENTURE PARTNERS FOUNDERS’ FUND VI, LP By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ POLARIS VENTURE PARTNERS VI, LP By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ PRESTON R. FORD TRUST By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________ SYRACUSE CAPITAL By: _______________________________ Name: _______________________________ Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

_____________________________________
WALTER A. WINSHALL 2003 FAMILY IRREVOCABLE GST NON-EXEMPT TRUST

By: _______________________________

Name: _______________________________

Title: _______________________________

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

ENRICO ANCONA
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

PAUL D. BIRCH
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

JAMES BRYANT
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

JOHN DERBY
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

MENAHEM ELANY
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

MAIA HEYMANN
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

DAVID C. OPOLON
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

PIERRE PEIGNE
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

MICHAEL PERLMUTTER
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

WALTER A. WINSHALL
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

STEVEN F. WOIT
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

NOTEHOLDER SIGNATURE PAGE
TO AGREEMENT AND PLAN OF MERGER
By execution and delivery of this signature page, the undersigned agrees that he, she or it is a party to, and a Noteholder as defined in, that certain Agreement and Plan of Merger, dated as [DATE], (as amended from time to time, the “Merger Agreement”), by and among Intralinks, Inc., a Delaware corporation, Dojo Acquisition Corporation, a Delaware corporation, docTrackr, Inc., a Delaware corporation, the Holders named therein and the Stockholder Representative named therein. The undersigned further hereby agrees that he, she or it is bound by all of the terms and conditions of the Merger Agreement as a “Noteholder” thereunder and authorizes this signature page to be attached to the Merger Agreement as a counterpart signature thereto.

Executed, in counterpart, as of the date of the Merger Agreement set forth above.

MICHAEL H. ZELNICK
_____________________________________ Signature

Signature Page to Agreement and Plan of Merger

Stockholders

ALIVE IDEAS CAPITAL 2010 NV By:_______________________________ Name: ____________________________ Title: _____________________________	STAR POWER PARTNERS LLC CAPITAL 2010 NV By:_______________________________ Name: ____________________________ Title: _____________________________
TECHSTARS BOSTON 2011 LLC CAPITAL 2010 NV By:_______________________________ Name: ____________________________ Title: _____________________________
/s/ Clement Cazalot _________________________________ Clement Cazalot	_________________________________ Alexander Gentea
_________________________________ Nathalie Dupuis Hepner	_________________________________ Philippe Langlois
/s/ Uli Mittermaier _________________________________ Uli Mittermaier	/s/ Alex Negrea _________________________________ Alex Negrea

Signature Page to Agreement and Plan of Merger

Schedule I

Key Holders

Clement Cazalot
Alexander Gentea Uli Mittermaier

Schedule I to Agreement and Plan of Merger

Schedule II
Source Code Remediation Schedule

The contents of this schedule has been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Intralinks hereby undertakes to furnish supplementally a copy of the contents of this schedule to the SEC upon request.

Schedule II to Agreement and Plan of Merger

[TEMPLATE FOR COMPANY DISCLOSURE SCHEDULE]

COMPANY DISCLOSURE SCHEDULE
This Company Disclosure Schedule (the “Company Disclosure Schedule”) is provided in connection with that certain Agreement and Plan of Merger (the “Agreement”), dated as of
April 19, 2014 (the “Agreement”), by and among IntraLinks, Inc., a Delaware corporation (“IntraLinks”), Dojo Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of IntraLinks (“Merger Sub”), DocTrackr, Inc., a Delaware corporation (the “Company”), Clement Cazalot, as Holder Representative, and the Holders named therein.
Capitalized terms used in the Company Disclosure Schedule and not defined herein shall have the meanings set forth in the Agreement.
This Company Disclosure Schedule is arranged in sections and subsections or clauses corresponding to the Applicable Article II Provisions, and information disclosed in any section, subsection or clause of the Company Disclosure Schedule shall be deemed disclosed solely (i) for purposes of the corresponding Applicable Article II Provision and (ii) for purposes of any other Applicable Article II Provision provided that it is clear on its face, upon a reading of the disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that such disclosure is responsive to such other Applicable Article II Provision.

The information contained herein shall be deemed “Confidential Information” within the meaning of, and subject to, the Confidentiality Agreement.

The information set forth in this Company Disclosure Schedule shall not constitute an admission or representation of fact to any third party and is for the sole benefit of IntraLinks, Merger Sub, the other IntraLinks Affiliates and the Indemnified Parties.